                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

    Filed by the registrant [X]
    Filed by a party other than the registrant [_]

    Check the appropriate box:
    [_] Preliminary proxy statement                [_] Confidential, for use of
    [X] Definitive proxy statement                          the Commission only
    [_] Definitive additional materials                        (as permitted by
    [_] Soliciting material pursuant to                       Rule 14a-6(c)(2))
        Rule 14a-11(c) or Rule 14a-12

                         Data Measurement Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         Data Measurement Corporation
    ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    [_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
    [_] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                 Common Stock
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
  1,750,294 (sum of (i) 1,379,507 outstanding shares, (ii) 220,487 outstanding
--------------------------------------------------------------------------------
options to purchase shares of Common Stock and (iii) 150,200 shares of Common
--------------------------------------------------------------------------------
Stock issuable upon conversion of Convertible Subordinated Debentures due 1997.
-------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
  $18.625 for each share outstanding and each share issuable upon exercise of the Convertible Subordinated Debentures due 1997 plus $18,625 for each option outstanding less the exercise price.

    (4) Proposed maximum aggregate value of transaction:
                                $31,323,648.51
--------------------------------------------------------------------------------

    (5) Total fee paid:
                                    $6,265
--------------------------------------------------------------------------------

    [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                    $6,265
--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

                                 Schedule 14A
--------------------------------------------------------------------------------

    (3) Filing Party:
                               DATA MEASUREMENT
--------------------------------------------------------------------------------

    (4) Date Filed:
                                October 5, 1995
--------------------------------------------------------------------------------

                         DATA MEASUREMENT CORPORATION
                              15884 GAITHER DRIVE
                         GAITHERSBURG, MARYLAND 20877

                                                              November 15, 1995

Dear Stockholder:

  You are invited to attend a Special Meeting of Stockholders of Data Measurement Corporation ("DMC") to be held at the offices of DMC, 15884 Gaither Drive, Gaithersburg, Maryland 20877, on December 20, 1995 at 10:00 a.m. local time.

  At the Special Meeting you will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization ("Plan of Reorganization") providing for the merger (the "Merger") of DMC with a wholly owned subsidiary of Measurex Corporation, a Delaware corporation ("Measurex"), upon which DMC will become a wholly owned subsidiary of Measurex. Upon the consummation of the Merger, each share of Common Stock outstanding immediately prior to the Merger will be converted into the right to receive $18.625 in cash.

  Ferris, Baker Watts, Incorporated, the investment banking firm retained by the DMC Board of Directors in connection with the Merger, has rendered its opinion dated as of the date of the Proxy Statement that the $18.625 per share price payable to DMC's stockholders pursuant to the Merger is fair from a financial point of view to the holders of Common Stock. A copy of the opinion is attached to the enclosed Proxy Statement as Appendix B and should be read in its entirety.

  YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE TRANSACTIONS RELATED THERETO AND HAS DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF DMC AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

  In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by DMC stockholders at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed Merger and includes information about DMC and Measurex.

  ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                          Sincerely,

                                          Dominique Gignoux
                                          President and Chief Executive
                                           Officer

                         DATA MEASUREMENT CORPORATION
                              15884 GAITHER DRIVE
                         GAITHERSBURG, MARYLAND 20877

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 1995

                               ----------------

  Notice is hereby given that a Special Meeting of Stockholders of Data Measurement Corporation ("DMC") will be held on December 20, 1995, at 10:00 a.m., local time, at the offices of DMC, 15884 Gaither Drive, Gaithersburg, Maryland 20877 for the following purposes:

  (1) to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of September 16, 1995 (the "Plan of Reorganization") by and among DMC, Measurex Corporation, a Delaware corporation ("Measurex"), and MX Acquisition Company, a Delaware corporation ("Merger Sub") pursuant to which, among other things, (a) Merger Sub will be merged with and into DMC (the "Merger"), following which DMC will become a wholly owned subsidiary of Measurex, and (b) each share of DMC Common Stock outstanding immediately prior to the Merger will be converted into the right to receive $18.625 in cash; and

  (2) if necessary, to adjourn the Special Meeting and to set a date to reconvene such adjourned meeting.

  Only stockholders of record at the close of business on November 1, 1995, the record date with respect to this solicitation, are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, in person or by proxy, is required to approve the Plan of Reorganization and the Merger.

  A summary of certain provisions of Section 262 of the Delaware General Corporation Law pertaining to the rights of dissenting shareholders in connection with the Merger is included in the accompanying Proxy Statement in a section entitled "The Merger--Dissenter's Rights."

  A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at DMC's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

                                   IMPORTANT

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Dominique Gignoux
                                          President and Chief Executive
                                           Officer

Gaithersburg, Maryland
November 15, 1995

                           SUMMARY OF PROXY STATEMENT

  This Proxy Statement relates to the proposed merger (the "Merger") of MX Acquisition Company, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Measurex Corporation, a Delaware corporation ("Measurex"), with and into Data Measurement Corporation, a Delaware corporation ("DMC"). The following is intended as a summary of the information contained in this Proxy Statement, is not intended to be a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement or incorporated herein by reference. Capitalized terms used but not defined in this summary have the meaning given to them elsewhere in this Proxy Statement.

                        SPECIAL MEETING OF SHAREHOLDERS

DATE, TIME AND          The Special Meeting will be held on December 20, 1995,
PLACE                   at 10:00 a.m., local time, at the offices of DMC, 15884
                        Gaither Drive, Gaithersburg, Maryland 20877.

RECORD DATE             Only holders of record of shares of Common Stock at the
                        close of business on November 1, 1995 (the "Record
                        Date") are entitled to notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.

PURPOSE OF THE          The purpose of the Special Meeting is to consider and
MEETING                 vote upon a proposal to approve the Plan of
                        Reorganization and the transactions contemplated thereby. The Plan of Reorganization provides that, at the Effective Time, DMC will become a wholly owned subsidiary of Measurex and each stockholder (other than Measurex and its subsidiaries and any stockholder who properly perfects dissenters' rights under Delaware law) will be entitled to receive $18.625 in cash for each share of Common Stock held by such stockholder.

OUTSTANDING SHARES      At the close of business on the Record Date, there were
                        1,379,507 shares of Common Stock outstanding, and each such share is entitled to one vote.

VOTE REQUIRED           Approval of the Plan of Reorganization and the
                        transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Certain directors of DMC, holding in the aggregate 272,550 shares of the Common Stock and rights to acquire an additional 84,750 shares of Common
                        Stock, have entered into Voting and Stock Option
                        Agreements pursuant to which such stockholders will vote in favor of the Merger. See "The Merger--Voting and Stock Option Agreements."

                                   THE MERGER

THE PARTIES

  DMC DMC is in the business of designing, manufacturing, marketing and servicing computerized instruments and control systems that measure thickness and coating weight, and control the manufacturing process principally in metals industries throughout the world. DMC's Common Stock is traded on NASDAQ National Market under the symbol on "DMCB". The principal executive offices of DMC are located at 15884 Gaither Drive, Gaithersburg, Maryland 20877, and the telephone number at that address is
                        (301) 948-2450.

  Measurex Measurex and its subsidiaries are in the business of supplying computer-integrated measurement, control and information systems and services for continuous and batch manufacturing processes. Measurex's Common Stock is traded on the NYSE and the Pacific Stock Exchange under the symbol "MX."

  Merger Sub            Merger Sub is a wholly owned subsidiary of Measurex.
                        Merger Sub has not conducted any prior business. The principal executive offices of Measurex and Merger Sub are located at One Results Way, Cupertino, California
                        95014, and the telephone number at that address is
                        (408) 255-1500.

THE MERGER
  General Pursuant to the terms of the Plan of Reorganization, at the Effective Time (i) Merger Sub will be merged with and into DMC and will cease to exist as a separate entity; (ii) DMC, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly owned subsidiary of Measurex; and (iii) each outstanding share of Common Stock (other than shares owned by DMC, Measurex and their subsidiaries and shares as to which dissenters' rights are properly perfected and not withdrawn) will be converted into the right to receive $18.625 in cash, without interest (the "Merger Consideration").

  Background of the     Early in 1995, Measurex contacted DMC for the purpose
  Merger: DMC's         of visiting DMC and seeing it operations. Several
  Reasons for the       discussions were held throughout the spring and summer
  Merger                of 1995 which, in August, led to Measurex making an
                        offer to acquire DMC for a price of $16 per share in cash. After negotiation on August 31, 1995 this offer was increased to $18.625 per share in cash, provided that DMC would enter into an agreement not to solicit competing acquisition proposals, while allowing DMC to respond to unsolicited superior acquisition proposals.
                        Measurex insisted that certain of the directors enter into voting and stock option agreements granting
                        Measurex the right to vote such directors' shares and to acquire such shares for $18.625 per share. A definitive agreement was negotiated by September 14, 1995 and the DMC Board approved the Plan of Reorganization on September 16, 1995.

                        The DMC Board of Directors believes that the terms of the Merger are fair to the stockholders and will result in the stockholders obtaining the highest value for their shares reasonably available. In reaching this conclusion, the Board has considered a number of factors relating to the business and prospects of DMC, the industry it serves and its customers, the advice of its advisors, and the terms of the Plan of Reorganization. For a more detailed discussion of these matters, see "The Merger--Background of the Merger; DMC's Reasons for the Merger" and "--Opinion of Financial Advisor to DMC."

  Recommendation of     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
  DMC's Board of        OF DMC VOTE IN FAVOR OF THE APPROVAL OF THE PLAN OF
  Directors             REORGANIZATION AND THE MERGER.

  Principal Terms       The terms of the Merger were arrived at by negotiation
                        between the representatives of DMC and Measurex and include, in addition to the payment of the Merger
                        Consideration, certain Voting and Stock Option
                        Agreements with certain directors of DMC pursuant to which such directors will vote in favor of approval of the Plan of Reorganization. See "The Merger--Voting and
                        Stock Option Agreements."

  Opinion of            On September 15, 1995, Ferris, Baker Watts,
  Financial Advisor     Incorporated ("Ferris Baker") delivered its opinion to
                        the Board of Directors to the effect that as of such date, the $18.625 per share price to be received by the holders of shares of Common Stock pursuant to the Plan of Reorganization was fair to DMC stockholders from a financial point of view. Ferris Baker has subsequently confirmed such opinion by delivery of their written opinion, dated as of the date of this Proxy Statement, to the effect that the consideration to be received by the stockholders of DMC in the Merger is fair from a financial point of view.

                        THE OPINION OF FERRIS BAKER RELATES ONLY TO WHETHER THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF DMC IS FAIR FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF DMC AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING TO CONSIDER THE MERGER.

  Effective Time        The Effective Time will be the time and date when a
                        Certificate of Merger and certain other documents are filed by DMC and Merger Sub with, and accepted by, the Secretary of State of the State of Delaware and the Merger thereby becomes effective. Subject to the terms and conditions of the Plan of Reorganization, it is presently contemplated that the Effective Time will be as soon as practicable after all of the conditions to the Merger have been satisfied or waived and is expected to be January 3, 1996. The parties have reserved their right to cause the Merger to become effective at an earlier time. See "The Merger--
                        Effective Time of the Merger" and "The Merger--
                        Regulatory Filings and Approvals."

  Conditions to the     The respective obligations of DMC and Measurex to
  Merger                consummate the Merger are subject to certain
                        conditions, including, among others, (i) the approval of the Plan of Reorganization by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting and (ii) the receipt of all necessary regulatory approvals of the Merger. See "The Merger--Conditions to the Merger."

  Additional Agree-     In the Plan of Reorganization, DMC has agreed, among
  ments between DMC     other things, that (i) DMC and each of its subsidiaries
  and Measurex          will conduct business only in the ordinary and usual
                        course and (ii) neither DMC nor any of its subsidiaries nor any of their respective officers, directors, employees or agents (the "Representatives") will, and DMC will direct and use its best efforts to cause its Representatives not to, solicit, initiate, or encourage, directly or indirectly, any acquisition proposal or similar transaction involving DMC or any of its subsidiaries, including a merger, business combination, or offer to acquire, or acquisition of an equity interest in, a substantial portion of the assets of DMC or any of its subsidiaries (an "Acquisition
                        Proposal") or, except to the extent the Board of Directors of DMC determines, after receiving the advice of counsel, that such act may be legally required for the discharge by the Board of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information to, any entity or group relating to an Acquisition Proposal. See "The Merger--
                        Conduct Pending the Merger" and "--Other Offers."

  Termination and       The Plan of Reorganization may be terminated at any
  Amendment             time prior to the Effective Time by mutual consent of
                        Measurex and DMC or by either Measurex or DMC if, among other things, (i) the Merger has not become effective on or before January 31, 1996, (ii) any governmental entity, the consent of which is a condition to the obligations of DMC and Measurex to consummate the Merger, has determined not to grant its consent, (iii) any court of competent jurisdiction issues an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree has become final, or (iv) the approval of the Merger by the stockholders has not been obtained at the Special
                        Meeting. In addition, the Plan of Reorganization may be terminated by Measurex if, among other things, (i) there is an uncured material breach by DMC of any representation, warranty, covenant or agreement of DMC contained in the Plan of Reorganization, or (ii) the Board of Directors of DMC withdraws or modifies in a manner adverse to Measurex the Board's approval or recommendation of the Merger in order to permit DMC to enter into a definitive agreement in connection with a more favorable Acquisition Proposal (a "Superior
                        Proposal").

                        DMC may terminate the Plan of Reorganization if (i) there is an uncured material breach by Measurex of any representation, warranty, covenant or agreement of Measurex contained in the Plan of Reorganization, or
                        (ii) the Board of Directors of DMC withdraws or modifies in a manner adverse to Measurex the Board's approval or recommendation of the Merger in order to permit DMC to enter into a definitive agreement in connection with a Superior Proposal. The Plan of Reorganization may only be amended by written agreement of DMC and Measurex. See "The Merger--Termination" and "--Amendment."

  Termination Fee       DMC has agreed to pay to Measurex in cash a termination
                        fee of $600,000 (the "Termination Fee") if the Plan of Reorganization is terminated, and DMC is not otherwise entitled to terminate the Plan of Reorganization under certain provisions thereof, (i) by Measurex upon a material uncured breach by DMC of any of its representations, warranties, covenants or agreements or
                        (ii) by Measurex or DMC upon the withdrawal or modification in a manner adverse to Measurex by the Board of Directors of DMC of its approval or recommendation of the transactions contemplated by the Plan of Reorganization in order to permit DMC to execute a definitive agreement in connection with a Superior Proposal. In addition, Measurex has agreed to reimburse DMC for its out of pocket costs if the Plan of Reorganization is terminated by DMC upon a material uncured breach by Measurex of any of its representations, warranties, covenants or agreements, and Measurex is not otherwise entitled to terminate the Plan of Reorganization under certain provisions thereof. See "The Merger--Expenses and Termination Fees".

  Voting and Stock      Concurrently with the execution of the Plan of
  Option Agreements     Reorganization, Measurex and certain stockholders (the
                        "Selling Stockholders") entered into Voting and Stock
                        Option Agreements with respect to all Common Stock owned by them and all stock which they may acquire (the
                        "Option Stock"). Under the terms of the Voting and Stock Option Agreements, the Selling Stockholders have agreed to vote all of the Option Stock eligible to vote, (i) in favor of approval and adoption of the Plan of Reorganization and all related matters and
                        (ii) against any action or agreement in opposition to the Plan of Reorganization and the Merger. To facilitate this voting arrangement, the Selling
                        Stockholders have granted an irrevocable proxy to Measurex to vote such shares in accordance with the foregoing terms. The Voting and Stock Option Agreements also restrict the Selling Stockholders' ability to transfer shares of Common Stock or to otherwise take specified steps that may be inconsistent with the consummation of the Merger. The Selling Stockholders have also given Measurex an option to purchase the Option Stock at a price of $18.625. The Voting and Stock Option Agreements will terminate upon the termination of the Plan of Reorganization. A copy of the form of the Voting and Stock Option Agreements is attached hereto as a part of Appendix A and should be read carefully and in its entirety. See "The Merger--
                        Voting and Stock Option Agreements."

  Conflicts of          Five of the eight members of the Board of Directors of
  Interest              DMC entered into Voting and Stock Option Agreements.
                        These are John Sanders, Ira Hunt and James Collins, who are not officers of the Corporation, and Dominique
                        Gignoux, President and CEO, and Frederick S. Rolandi,
                        Vice President and CFO. See "The Merger--Voting and
                        Stock Option Agreements".

                        As a condition of the Merger, Dominique Gignoux will be required to enter into a consulting and non-competition agreement and Vice Presidents Stephen Outhwaite and Thomas Armfield will be required to enter into employment and non-competition agreements. These agreements have not been negotiated and only preliminary discussions have been held between Measurex and Messrs. Gignoux, Outhwaite and Armfield. In addition, Messrs. Rolandi and Armfield were granted employment agreements by the Board of Directors of DMC in early September 1995. These Agreements provide for an employment term of one (1) year following any change of control of DMC with their compensation to be at the same level and with the same benefits as existing on the date of the change of control.

  Regulatory Filings    Under the Hart-Scott-Rodino Antitrust Improvements Act
  and Approvals         of 1976, as amended (the "HSR Act"), and the rules
                        promulgated thereunder by the Federal Trade Commission
                        (the "FTC"), certain acquisition transactions, including the Merger, may not be consummated until specified waiting period requirements have been satisfied. On September 26 and 27, 1995, the
                        Notification and Report Forms required pursuant to the HSR Act were filed by Measurex and DMC with the Antitrust Division of the Department of Justice (the
                        "Antitrust Division") and the FTC for review in connection with the Merger. The applicable waiting periods expired at 11:59 p.m., Eastern

                        Standard Time, on October 27, 1995, fulfiling the HSR Act waiting period requirement. See "The Merger-- Regulatory Filings and Approvals."

  Federal Income Tax    In general, each stockholder, including stockholders
  Consequences          who exercise dissenters' rights, will recognize gain or
                        loss per share equal to the difference between the cash received for the stockholder's shares and the stockholder's tax basis per share in the Common Stock.
                        Such gain or loss generally will be treated as capital gain or loss if a stockholder's shares of Common Stock were held as capital assets at the time of the Merger.
                        Shares of Common Stock acquired through the exercise of options and which have not been held for the requisite holding periods will not be treated as capital assets and gain on such shares will be subject to federal income tax at ordinary income rates. THE FOREGOING TAX
                        DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND
                        IS BASED UPON PRESENT LAW. EACH STOCKHOLDER SHOULD
                        CAREFULLY REVIEW THE MORE DETAILED DESCRIPTION
                        CONTAINED IN "THE MERGER--FEDERAL INCOME TAX
                        CONSEQUENCES" AND CONSULT SUCH STOCKHOLDER'S OWN TAX
                        ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE
                        MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION
                        AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS
                        AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.
                        SPECIAL RULES APPLY TO COMMON STOCK ACQUIRED PURSUANT
                        TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE
                        AS COMPENSATION.

  Legal Proceedings     On September 19, 1995 a stockholder of DMC filed a
                        lawsuit ("Litigation") alleging that the DMC Board of Directors had breached its fiduciary duty to the DMC stockholders and that the Merger Consideration is inadequate. On October 31, 1995, the Litigation was tentatively settled. As part of the settlement, plaintiff's counsel has reviewed the preliminary proxy statement and suggested changes which have been incorporated herein. Also, as part of the settlement, Ferris Baker will update its fairness opinion as of the date of the Special Meeting. In the event there is a change to the opinion of Ferris Baker, the Special
                        Meeting will be adjourned for at least 15 days and the stockholders will be notified of such event, the date of the postponed meeting and the procedure for revoking proxies. See "Description of Data Measurement
                        Corporation--Legal Proceedings."

  Dissenters' Rights    Stockholders who vote against the Merger and who have
                        fully complied with the applicable provisions of
                        Section 262 of the Delaware General Corporation Law
                        ("DGCL") may have the right to require the Surviving
                        Corporation to purchase the shares of Common Stock held by them for cash at the fair value of those shares as determined in accordance with the DGCL, excluding appreciation or depreciation because of the Merger. See
                        "The Merger--Dissenters' Rights."


RECENT MARKET           On September 15, 1995, the last full trading day prior
PRICE OF COMPANY        to public announcement of the signing of the Plan of
COMMON STOCK            Reorganization, the high and low sales prices per share
                        reported on the Nasdaq National Market for the Common
                        Stock were $18.75 and $17.50, respectively.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The following sets forth selected summary consolidated financial data for the periods and at the dates set forth below.

                         NINE MONTHS ENDED
                           SEPTEMBER 30,
                            (UNAUDITED)            YEAR ENDED DECEMBER 31,
                         ----------------- ---------------------------------------
                           1995     1994    1994    1993    1992    1991    1990
                         -------- -------- ------- ------- ------- ------- -------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Sales................... $ 23,999 $ 17,549 $24,206 $20,221 $19,937 $20,143 $22,034
Income (loss) before
 extraordinary item.....    1,380      463     820     124     517      27  (1,429)
Primary net income
 (loss) before
 extraordinary item per
 share..................     0.95     0.35    0.60    0.10    0.42    0.02   (1.18)
BALANCE SHEET DATA:
Total Assets............   24,472   20,091  20,091  17,511  17,227  17,789  20,234
Long Term Debt..........    3,272    3,569   3,569   8,125   8,474     526   1,404
Dividend Declared.......      --       --      --      --      --      --      --

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by DMC of proxies to be voted at a Special Meeting of the stockholders of DMC to be held on December 20, 1995 (the "Special Meeting"). This Proxy Statement is first being mailed to stockholders of DMC on or about November 15, 1995.

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization by and among DMC, Measurex and Merger Sub (the "Plan of Reorganization") pursuant to which, among other things, (a) Merger Sub will be merged with and into DMC (the "Merger") and (b) each share of outstanding Common Stock of DMC, $0.01 par value (the "Common Stock"), outstanding immediately prior to the Merger will be converted into the right to receive $18.625 in cash. Upon the consummation of the Merger, the separate existence of Merger Sub will cease, all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Merger Sub will be vested in DMC and DMC will become a wholly owned subsidiary of Measurex. See "The Merger."

  THE BOARD OF DIRECTORS OF DMC HAS DETERMINED THAT THE PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF DMC AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF DMC APPROVE THE PLAN OF REORGANIZATION AND THE MERGER.

                              VOTING AND PROXIES

DATE, TIME AND PLACE OF SPECIAL MEETING

  The Special Meeting is scheduled to be held at 10:00 a.m. on Wednesday, December 20, 1995 at the offices of DMC, 15884 Gaither Drive, Gaithersburg, Maryland, 20877.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of shares of Common Stock at the close of business on November 1, 1995 may vote at the Special Meeting or at any adjournments or postponements thereof. As of November 1, 1995, there were 1,382,507 shares issued and 1,379,507 shares outstanding of the Common Stock of DMC, the only class of securities of DMC entitled to vote at the Special Meeting. Each stockholder is entitled to one (1) vote for each share registered in the stockholder's name on the Record Date. Cumulative voting is not permitted.

VOTING PROXIES

  Many DMC stockholders may be unable to attend the Special Meeting. Therefore, DMC's Board of Directors is soliciting proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a stockholder does not return a signed proxy card, his or her shares will not be voted by the proxies. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. IF A STOCKHOLDER RETURNS A SIGNED PROXY CARD AND A CHOICE IS NOT SPECIFIED, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED IN FAVOR OF THE MERGER AND MAY ALSO BE VOTED IN THE PROXY HOLDER'S DISCRETION TO ADJOURN THE SPECIAL MEETING AND TO SET A DATE TO RECONVENE SUCH ADJOURNED MEETING.

  DMC stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked
(i) by duly executing and delivering a later proxy prior to the exercise of such proxy, (ii) by giving notice of revocation in writing to the Secretary of DMC prior to the meeting, at 15884 Gaither Drive, Gaithersburg, Maryland 20877, or (iii) by attending the Special Meeting and voting in person.

STOCKHOLDER VOTE REQUIRED

  A quorum for the transaction of business at the meeting consists of holders of the majority of the outstanding shares of DMC's Common Stock, present in person or by proxy. In the event that less than a majority of the outstanding shares are present at the Special Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Special Meeting from time to time without further notice, other than announcement at the Special Meeting, until a quorum shall be present or represented.

  The affirmative vote of holders of at least a majority of the outstanding shares of DMC Common Stock as of the Record Date are required to approve and adopt the Plan of Reorganization and the transactions contemplated thereby.

SOLICITATION OF PROXIES; EXPENSES

  The cost of solicitation, including the cost of preparing and mailing the Notice of the Special Meeting of Stockholders and this Proxy Statement, will be paid by DMC. Solicitation will be made primarily by mailing this Proxy Statement to all stockholders entitled to vote at the Special Meeting. Proxies may be solicited by officers, but at no compensation in addition to their regular compensation as officers. DMC may reimburse brokers, banks, and others holding shares in their names for third parties, for the cost of forwarding Proxy Statements to and obtaining proxies from third parties. DMC may, but has not committed to, retain outside assistance to solicit proxies. It is estimated that the cost of such assistance would not exceed $10,000, plus expenses.

                                  THE MERGER

GENERAL

  The Plan of Reorganization provides for the merger of a wholly owned subsidiary of Measurex with and into DMC, with DMC to be the surviving corporation of the Merger as a wholly owned subsidiary of Measurex. The discussion in this Proxy Statement of the Merger and the description of the principal terms of the Plan of Reorganization are subject to and qualified in their entirety by reference to the Plan of Reorganization, a copy of which is attached hereto as Appendix A, and incorporated herein by reference, and to each of the other appendices to this Proxy Statement.

BACKGROUND OF THE MERGER; DMC'S REASONS FOR THE MERGER

  The Board believes that the terms of the Merger are fair to the stockholders and will result in the stockholders obtaining the highest value for their shares reasonably available. In reaching this conclusion, the Board has considered a number of factors relating to the business and prospects of DMC, the industry it serves and its customers, the advice received from financial and legal advisors, and the terms of the Plan of Reorganization, including, the right of DMC to entertain Superior Proposals. The Board also monitored the negotiations leading to the Merger Agreement and believes the process to have been fair.

  DMC's management and Board have long recognized that DMC's long term future growth potential is limited by its heavy business concentration in the metals industry. In the period 1989 to 1992 DMC's ability to respond to this issue was limited by DMC's inability to obtain new financing because of the uncertainties generated by its debt to the Federal Deposit Insurance Corporation and losses incurred in prior years. Since 1992, DMC has enhanced its balance sheet and has devoted its available resources to strengthening DMC's position in its core business. While DMC's growth in the metals industry can continue because of new and improved products and increased product demand due to plant modernization and new mills in emerging markets, management and the Board believe that DMC would need to make significant additional investments in product development, service support and sales distribution to expand beyond its present products and markets in order to maintain its rate of growth in sales over the long term. Such additional investments could be anticipated to have a moderating effect on continued growth in profitability.

  DMC's products cover a range of applications, including measurement, display and process controls used principally in connection with flat rolled products in the metals industry, principally the steel industry. In recent years DMC has seen its business expand worldwide, again, primarily in the steel industry. DMC's market share and sales in the steel industry have increased concurrently with the expansion of the worldwide steel industry. The steel industry, however, has historically experienced cyclical production and profitability causing capital purchases, including purchases of DMC's products, to be postponed during downturns in the cycle. DMC's reliance on the steel industry has been seen as a detriment to continued long term growth because DMC's ability to fund investment in its own business has been adversely influenced by this cyclicality.

  For the last two years DMC's management and Board have been considering DMC's strategic direction in light of the improvements in DMC's balance sheet and earnings. During this time members of the Board had been discussing either broadening DMC's product line in the metals industry or expanding outside the steel industry so that DMC would be in a better position during cyclical downturns in the steel industry. In 1994 the Board asked management to consider any number of strategic alternatives, including making acquisitions, forming joint ventures, merging or being acquired, with no single strategy identified as preferable. At its meeting of August 2, 1994, the Board asked management to actively seek the acquisition of, or merger with, a strategic partner complimentary to the company. In order to support needed increases in DMC's working capital and to prepare for a possible acquisition, the Board also directed management to explore increasing its available lines of credit and the possibility of a new stock offering to raise capital. During the balance of 1994 and into 1995, management identified a number of smaller companies and divisions of larger companies that either had market presence or products that could help expand DMC's business. Management had contact with two smaller companies concerning acquiring them and two larger companies about acquiring either a division or product line from them. To date the companies contacted have either rejected DMC's overtures or not responded and no contact has led to any serious indications of interest or negotiations. DMC's management did not discontinue these efforts, but after a firm offer was received from Measurex on August 31, 1995, management concentrated its efforts on completing the proposed Merger.

  In early 1995, independent of DMC's effort, DMC was contacted by Measurex for the purpose of visiting DMC and seeing its operations. Measurex had no previous business relationship with DMC and DMC agreed to the visit since such a visit could lead to discussion of mutually beneficial business opportunities. Glenn R. Wienkoop, President of the Industrial Systems Division of Measurex, visited DMC in March of 1995. The discussions at this meeting were wide ranging and general in nature. These discussions focused on how DMC and Measurex could collaborate or form alliances; however, integrating the two companies was mentioned as a possibility. In April, Dominique Gignoux, President and CEO of DMC, made a reciprocal visit to Measurex's main plant and headquarters to further explore these possibilities.

  In May of 1995 Lance M. Lissner, Vice President of Corporate Planning and Development of Measurex, visited DMC and met with Mr. Gignoux and Frederick S. Rolandi, Vice President of Finance and CFO of DMC, at which time DMC and Measurex entered into a Confidentiality Agreement. At this meeting and at a subsequent meeting in June involving the same individuals, DMC supplied additional information to Measurex concerning the operations, personnel and prospects of DMC. Telephone conversations between Mr. Rolandi and Mr. Lissner continued through the summer of 1995 without Measurex making an actual offer, but with discussions continuing concerning the operations, personnel and prospects of DMC.

  David A. Bossen, Chairman and CEO of Measurex, Mr. Lissner and Mr. Wienkoop visited DMC on August 9, 1995 and met with Messrs. Gignoux and Rolandi. During this meeting DMC supplied Measurex further information concerning DMC and its business. At this time Measurex informally indicated that a reasonable price for DMC was $10 to $12 per share on a fully diluted basis. Messrs. Gignoux and Rolandi disagreed with Measurex's analysis and so informed Messrs. Bossen, Wienkoop and Lissner.

  On August 28, 1995, Measurex requested a meeting for August 30th. At that meeting, which involved Messrs. Wienkoop, Lissner, Gignoux and Rolandi, Measurex first made an acquisition proposal at a price of $16 per share in cash. Messrs. Gignoux and Rolandi informed the Board of DMC of this offer immediately, and on August 31, 1995 the Board authorized Messrs. Gignoux and Rolandi to respond to this offer with a counter offer at a price in excess of $18.50 per share, the highest price at which DMC had ever traded, and indicated that the Board would favorably view an offer that would not preclude consideration of Superior Proposals. The Board believed that these two factors taken together would assure the Stockholders of DMC receiving fair value for their shares. The Board also authorized two of the outside directors to contact investment bankers regarding their availability to advise the Board on the proposed transaction.

  Based upon the directions of the Board, Messrs. Gignoux and Rolandi continued the negotiations with Messrs. Wienkoop and Lissner during August 31, 1995. Late on August 31, 1995, Mr. Bossen joined Messrs. Wienkoop and Lissner and agreed to raise Measurex's offer to $18.625 in cash, provided that the directors of DMC would grant Measurex an option to purchase their shares of DMC Common Stock and that DMC would enter into a non-solicitation agreement during the time that due diligence could be conducted and that a definitive agreement could be negotiated ("Offer"). Messrs. Gignoux and Rolandi indicated to Measurex that they could recommend this Offer to the Board and the parties set a tentative schedule for conducting due diligence and negotiating a definitive agreement.

  Messrs. Gignoux and Rolandi reported the outcome of the negotiation to the Board at a meeting on September 1, 1995. The Board reviewed the Offer and authorized management to enter into a Non-Solicitation Agreement expiring not later than September 30, 1995 to allow the parties to negotiate a definitive agreement subject to review by DMC's investment banker and approval of the Board. DMC immediately contacted

Ferris, Baker Watts, Incorporated ("Ferris Baker") based on the recommendation of the Board and on September 7, 1995 DMC retained Ferris Baker to help the Board evaluate the Offer. On September 11, 1995, Ferris Baker reported to Messrs. Gignoux and Rolandi that based on their preliminary work, the proposed consideration to be received by DMC's stockholders was fair from a financial point of view. Ferris Baker also indicated that they could participate in the negotiations in order to test whether the proposed Merger Consideration could be increased. This information was communicated to members of the Board by Mr. Gignoux by telephone. Bonnie Wachtel, a member of the DMC Board also requested that she attend the negotiating session that had been set for the morning of September 12, 1995.

  Negotiation of the definitive agreement began on September 12, 1995. Mr. Rolandi and Gregory J. Meurer of the law firm of Klaine, Wiley, Hoffmann & Meurer, counsel to DMC, represented DMC throughout the negotiations and Messrs. Wienkoop, Lissner, Charles Van Orden, Vice President and General Counsel, and John W. Larson of the law firm of Brobeck, Phleger and Harrison, counsel to Measurex, represented Measurex throughout the negotiations. Todd L. Parchman, Senior Vice President, and Steven L. Shea, Vice President, of Ferris Baker, and Ms. Wachtel joined DMC's negotiating team for the first round of negotiations beginning on the morning of September 12, 1995.

  Messrs. Parchman and Shea presented to the Measurex negotiators arguments concerning the synergistic value of DMC to Measurex in an effort to increase the Merger Consideration and to limit the possible cost to DMC of terminating the proposed Merger if a Superior Proposal was presented to DMC. After some hours of negotiation Measurex refused to increase the Merger Consideration, but the parties were able to agree to modify the non-solicitation clause of the proposed Plan of Reorganization to allow DMC to send a press release about the transaction to anyone DMC chose and to put a definite limit on the expenses and fees that DMC would have to pay to Measurex in the event that DMC terminated the Plan of Reorganization in order to accept a Superior Proposal.

  Messrs. Rolandi, Meurer, Parchman, and Shea and Ms. Wachtel reported the progress of the negotiation to the Board at a meeting held the evening of September 12, 1995. Mr. Parchman reported to the Board that based upon the negotiation, Measurex would not consider raising the price and that Ferris Baker was still of the opinion that the proposed consideration to be received by DMC's stockholders as structured was fair from a financial point of view. The Board questioned Messrs. Parchman and Shea extensively concerning the basis of their opinion and questioned Messrs. Rolandi and Meurer concerning the terms of the transaction. In order to allow time to complete the negotiation of the definitive agreement, the Board set a meeting for the morning of September 16, 1995 to consider whether to approve the Offer.

  Messrs. Rolandi, Meurer, Wienkoop, Lissner, Van Orden, and Larson continued to negotiate the definitive agreement on September 13 and 14, 1995. The text of the definitive agreement as of September 14, 1995 (which was complete in all material respects) and the analysis of the consideration proposed to be paid in connection with the transaction, prepared by Ferris Baker, was delivered to all members of the Board of Directors on September 15, 1995.


  On September 16, 1995 a Board meeting was held with Messrs. Parchman, Shea and Meurer available to answer questions. The Board discussed the terms of the proposed transaction including those terms that had changed during the course of the negotiation, and reviewed the terms of Ferris Baker's fairness opinion and analysis. The Board then voted unanimously to approve the transaction and to recommend that the stockholders approve the Plan of Reorganization and the Merger.

  In approving the Plan of Reorganization and making its recommendation to the stockholders, the Board considered the following factors:

    1. The fairness opinion and advice of Ferris Baker;

    2. The cyclical nature of DMC's business in the steel industry;

    3. The historical price for DMC's Common Stock: first, that on the date of Measurex's offer of $18.625 per share the offer was higher than DMC's Common Stock had ever traded, second, that during the ten-day trading period leading up to September 12, 1995, the average bid price was $15.17, and third, that the price of DMC's shares since the beginning of 1995 had experienced a substantial increase;

    4. That at the time the Offer from Measurex was received, DMC had been unable to begin any negotiations to acquire any other entity which would help expand DMC's products or markets;

    5. That, even if an acquisition by DMC could be negotiated, it was likely that a stock offering would be needed to finance such an acquisition and such an offering may have a dilutive effect; and

    6. The fact that the terms of the Plan of Reorganization do not, in the opinion of the Board, based upon the advice of Ferris Baker and legal counsel, prohibit the Board from considering any Superior Proposal that may be made to acquire DMC.

  Prior to the date of this Proxy Statement, the Plan of Reorganization was amended and restated to properly reflect the manner of payment of the Merger Consideration in exchange for shares of Common Stock subject to conversion under DMC's Convertible Subordinated Debentures due 1997.

OPINION OF FINANCIAL ADVISOR TO DMC

  Prior to the meeting on September 16, 1995, the DMC Board of Directors received and reviewed the written opinion of Ferris Baker dated September 15, 1995. The Ferris Baker opinion examined the proposed consideration to be received by the stockholders pursuant to the Merger and determined that, taken as a whole, the consideration was fair to the stockholders from a financial point of view. This opinion was delivered to the Board of Directors in writing in the form of a letter expressing the opinion of Ferris Baker. Ferris Baker has reviewed and reissued its opinion dated as of the date of this Proxy Statement.

  The full text of the written opinion of Ferris Baker is attached to this Proxy Statement in Appendix B and is incorporated herein by reference. The summary of the Ferris Baker opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. THE STOCKHOLDERS ARE URGED TO AND SHOULD READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY.

  In connection with its opinion, Ferris Baker reviewed such information and documents as they deemed appropriate, including, the Plan of Reorganization, the Voting and Stock Option Agreements, DMC's Exchange Act filings from 1990 to the present, financial projections prepared by DMC management, records of DMC Board and stockholder actions, corporate records, and such other documents and materials as Ferris Baker considered relevant to a determination of the value of DMC. Ferris Baker also personally interviewed members of the Board and executive officers of DMC. In addition, Ferris Baker reviewed the reported price and trading activity for the stock, compared certain financial and stock market information for DMC with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in similar industries specifically and in other industries generally and performed such other studies and analyses as they considered necessary or appropriate.

 Ferris Baker relied without independent verification upon the accuracy and completeness of the financial and other information reviewed by them for the purposes of their opinion. In addition, Ferris Baker has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and has not been furnished with any such evaluation or appraisal.

  The following is a summary of the financial analyses orally presented to the Board on September 12, 1995 and used by Ferris Baker in connection with providing their opinion to the Board on September 15, 1995. Ferris Baker used substantially the same analyses in connection with providing the supplemental letter confirming their written opinion, dated as of the date of this Proxy Statement. Ferris Baker considered several valuation methods to evaluate the effect of the transaction on stockholders of DMC including: 1) the discounted future free cash flow of DMC, 2) the earnings and multiple comparisons to publicly traded companies engaged in similar businesses; 3) the merger and acquisition activity of companies engaged in similar businesses and 4) the control premiums paid by acquirors over the market price of target companies prior to the takeover announcement date.

 Discounted Future Free Cash Flows

  This methodology is premised on the assumption that a buyer purchases a time series of free cash flows that are generated by the assets of a business. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is this series of free cash flows that, when discounted to the present, and after subtracting claims by debt holders and others, represents the economic value of a firm to its stockholders.

  This valuation method indicated a per share value of $14.26 based on DMC management's projections of future performance. DMC's projections were based upon 9% growth in revenues--for 1996 compared to 1995 and thereafter in DMC's core business; its Measurement of Instantaneous Profile gauge sales reaching $10,000,000 in 1999 and increasing by 9% thereafter; and DMC maintaining its gross and operating profit margins at 1995 levels; applying a weighted average cost of capital of 13.3%. (These assumptions have been used by management in its analysis and should not be relied upon to project actual future results of DMC.) Ferris Baker also evaluated a less optimistic scenario which assumed that future capital expenditures would be made in amounts sufficient to maintain a ratio of fixed assets to revenue equal to historical levels. This scenario resulted in a free cash flow valuation of $13.03 per share.

 Publicly Traded Comparable Companies

  Ferris Baker compared the acquisition value to the relative value of publicly traded companies which can be considered comparable to DMC. Ferris Baker's analysis centered on instrumentation companies which primarily sell to the industrial sector. Since DMC is also the only company in this group with a significant revenue concentration in the steel industry, Ferris Baker also compared the value of the transaction valuation multiples to the valuation multiples of the steel industry group.

  The Merger Consideration compared favorably to instrumentation companies of similar size and yielded valuations ranging from $15.72 to $20.09. The publicly traded comparable companies included DSP Technology, Inc., Instron Corporation, Isco, Inc., Medar, Inc., Modern Controls, Inc., Thermo Voltek Corp., and Transmation, Inc. In addition, when comparing DMC to steel industry companies, the proposed consideration multiples were substantially higher than the valuation multiples achieved with respect to steel industry entities. The steel industry valuation multiples compared to those for the proposed Merger were as follows: 11:41 versus 23.59 for Price/Earning, 10.18 versus 20 for Forward Price/Earning, 1.55 versus 3.19 for Price/Book Equity and 0.52 versus
1.3 for Price/Sales.

 Comparable Sale Transactions

  This method of valuation examines publicly available records for sale transactions in DMC's industry. This method of valuation is often difficult to perform due to the lack of publicly available financial data on the target company. However, Ferris Baker compared this transaction to five acquisitions of public manufacturing companies with revenues between $10 and $100 million for the trailing twelve month period immediately prior to their acquisition. These transactions were the acquisitions of Autotrol Corp., Aritech Corp., Laser Precision Corp., Trionex Corp., and Galveston-Houston Co. Ferris Baker also compared the transaction value to the values paid by Thermo Electron Corporation in connection with certain acquisitions, including FAG Radiometrie, one of DMC's primary competitors. In both cases, the proposed transaction is at a premium to these comparable transactions.

  In reviewing comparable sale transactions in DMC's industry, and relying upon similar measures of value as Ferris Baker examined in its comparable company analysis, Ferris Baker arrived at comparable valuations for DMC ranging from $14.24 per share to $16.04 per share. Additionally, in reviewing the Thermo Electron

Corporation transactions, the valuations based on a price to sales and price to earnings evaluations yielded $12.20 and $12.71 valuations, respectively. The proposed consideration with respect to the Merger generally indicated a substantial premium over comparable recent merger and acquisition transactions in DMC's industry.

 Control Premium

  The Control Premium Study is published quarterly by Houlihan Lokey Howard & Zukin, Inc. and analyzes stock prices of target companies prior to takeover announcements and adjusts for takeover speculation. Market data for the second quarter of 1996 indicated that the median premium paid for all transactions was 37.9% and mean premium paid was 39.9%. When transactions of less than $50 million were isolated, the average premium paid was 35.8%. The premium contemplated in this transaction represents a 23% premium to the average bid price of DMC's stock for the ten trading day period ending September 12, 1995. The control premium contemplated herein may be understated because DMC's Common Stock has periodically displayed stock prices indicative of takeover speculation during 1995 after trading as low as $4.75 in the first quarter of 1995. Additonally, the Common Stock experienced a substantial run-up in price on September 13th and 14th which appeared to represent takeover speculation.

  The control premium valuation methodology arrived at valuations ranging from a median of $20.92 to a mean of $21.22 per share. The proposed Merger Consideration generally does not compare favorably to this measure. However, Ferris Baker was substantially concerned that due to speculation in the stock, the control premium determined according to this valuation method was substantially understated.

 Summary

  The proposed consideration represents a 23% premium over the average bid price for DMC's Common Stock for the ten-day trading period leading up to September 12, 1995. Additionally, it represents a 30.6% premium over the value of the company determined utilizing a methodology of discounting the estimated future free cash flows of DMC when based on management's projections of performance. When less optimistic assumptions are utilized in determining DMC's value, the premium increases to 43%. Additionally, the transaction compares quite favorably to comparable acquisitions of public manufacturing companies and specifically compares favorably with respect to acquisition prices paid by Thermo Electron Corporation, the other primary potentially synergistic buyer for DMC.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Ferris Baker's opinion. In arriving at its fairness determination, Ferris Baker considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to DMC or the contemplated transaction.

  As described above, Ferris Baker's opinion to the Board of Directors was one of many factors taken into consideration by the directors in making their determination to approve the Plan of Reorganization. The foregoing summary does not purport to be a complete description of the analyses performed by Ferris Baker and is qualified by reference to the written opinion of Ferris Baker set forth in Appendix B hereto.

  Ferris Baker, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ferris Baker is familiar with DMC having provided market making and certain research services to DMC from time to time.

  The DMC Board of Directors selected Ferris Baker to act as its financial advisor because Ferris Baker was already familiar with DMC, is a market maker for DMC's common stock, provides investment research on DMC, and because Ferris Baker has substantial experience in mergers and acquisitions and in securities valuation generally.

  THE OPINION OF FERRIS BAKER RELATES ONLY TO WHETHER THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF DMC IS FAIR FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF DMC AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE DMC MEETING TO CONSIDER THE MERGER.

EFFECTIVE TIME OF THE MERGER

  The Plan of Reorganization provides that Merger Sub will be merged with and into DMC and that following the Merger, the separate existence of Merger Sub shall cease and DMC will continue as the Surviving Corporation as a wholly owned subsidiary of Measurex. The Merger will become effective upon the filing of the Certificate of Merger contemplated by the Plan of Reorganization with the Secretary of State of the State of Delaware (the "Effective Time") in accordance with the Delaware General Corporation Law ("DGCL"). See "Terms of the Merger--Conditions to the Merger." The effective date (the "Effective Date") of the Merger will be as soon as practicable after all conditions to the Merger have been fulfilled or waived, which is anticipated to be January 3, 1996. However, if all conditions of the Merger have been fulfilled or waived prior to that time, the parties reserve their rights under the Plan of Reorganization to cause the Effective Date to occur at an earlier time. The Plan of Reorganization also provides that (i) the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation; (ii) the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation; (iii) the directors of Merger Sub shall be the directors of the Surviving Corporation; (iv) the officers of Merger Sub shall be the officers of the Surviving Corporation; and (v) the Merger shall, from and after the Effective Time, have all the effects provided by the DGCL.

CONVERSION AND CANCELLATION OF COMMON STOCK

  Upon the consummation of the Merger, each then outstanding share of Common Stock (other than shares owned by DMC, Measurex, or their respective subsidiaries, and shares, if any, that are held by stockholders exercising appraisal rights in accordance with the DGCL ("Dissenting Shares")), will be converted into, and become exchangeable for $18.625 in cash (the "Merger Consideration"). At the Effective Time, all such shares of Common Stock will no longer be outstanding and will be canceled and retired and will cease to exist, and each certificate representing any shares of Common Stock will thereafter represent only the right to receive the Merger Consideration, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such shares as determined in accordance with Section 262 of the DGCL. See "--Dissenter's Rights."

OPTION PLANS AND DEBENTURES

  Options. At the Effective Time, all options to purchase Common Stock under the DMC 1985 Incentive Stock Option Plan, the DMC 1988 Stock Option Plan, the DMC 1991 Stock Option Plan, 4,000 non-qualified options granted in 1995 and the DMC Outside Directors Stock Option Plan (collectively, the "DMC Stock Option Plans") will be deemed to be fully vested. Measurex will make available to its exchange agent (the "Exchange Agent") amounts sufficient for the Exchange Agent to pay each option holder cash equal to the difference between the option exercise price and the Merger Consideration multiplied by the number of shares of Common Stock subject to options held by such option holder.

  Debentures. Measurex will make available to the Exchange Agent amounts sufficient for the Exchange Agent to pay each holder of DMC's Convertible Subordinated Debentures due 1997, a price equal to the Merger Consideration multiplied by the number of shares into which the debenture is convertible. DMC's obligation to the Federal Deposit Insurance Corporation under the terms of its Convertible Subordinated Debenture will remain an obligation of the Surviving Corporation.

EXCHANGE PROCEDURES

  Promptly after the Effective Time, the Exchange Agent appointed by Measurex will mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificate" or "Certificates") which are being exchanged for the Merger Consideration pursuant to the Plan of Reorganization, a letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. After the Effective Time, there will be no further registration of transfers on the stock transfer books of DMC, as the Surviving Corporation, of shares of Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL.

  Upon the surrender of a Certificate to the Exchange Agent together with a duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor an amount of cash equal to $18.625 multiplied by the number of shares of Common Stock represented by such Certificate. In the event of a transfer of ownership of Common Stock which is not registered on the transfer records of DMC, the appropriate amount of the Merger Consideration may be delivered to a transferee if the Certificate representing such Common Stock is presented to the Exchange Agent, together with the related letter of transmittal, and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  Until a Certificate representing Common Stock has been surrendered to the Exchange Agent, each such Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the stockholder is entitled under the Plan of Reorganization.

CONDUCT PENDING THE MERGER

  Under the terms of the Plan of Reorganization, and for the period from the date of the Plan of Reorganization and continuing until the earlier of the termination of the Plan of Reorganization or the Effective Time of the Merger, DMC has agreed (except to the extent expressly contemplated by the Plan of Reorganization or as consented to in writing), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay and to cause its subsidiaries to pay debts and taxes when due, subject to good faith disputes over such debts or taxes; to pay or perform other obligations when due; and to use all reasonable commercial efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. DMC has also agreed to promptly notify Measurex of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a material adverse effect on it and its subsidiaries, taken as a whole. In addition, DMC has agreed that it will not, among other things do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Measurex: (a) cause or permit any amendments to its Certificate of Incorporation or Bylaws; (b) issue, deliver, grant or sell or authorize or propose the issuance, delivery or sale of, or purchase, or propose the purchase of any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants, purchase rights, conversion rights or other rights therefor outstanding as of the date of the Plan of Reorganization; (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; (d) except as otherwise provided in the Plan of Reorganization, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under the DMC Stock Option Plans or authorize cash payments in exchange for any options or other rights granted under any of the DMC Stock Option Plans; (e) enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice; (f) transfer to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice; (g) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or intellectual property; (h) sell, lease, license, or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice; (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than draws on existing lines of credit as necessary for its operations in the ordinary course of business; (j) enter into any operating lease in excess of $10,000; (k) pay, discharge, or satisfy in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge, or satisfaction of liabilities reflected or reserved against in its financial statements; (l) make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice; (m) reduce the amount of any insurance coverage provided by existing insurance policies; (n) terminate or waive any right of substantial value, other than in the ordinary course of business; (o) adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees; (p) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements in effect on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice; (q) commence a lawsuit other than for the routine collection of bills, in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Measurex prior to the filing of such a suit; (r) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole; (s) other than in the ordinary course of business, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; (t) DMC will give all notices and other communications required to be given to the employees of DMC, any collective bargaining unit representing any group of employees of DMC, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in the Plan of Reorganization; (u) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) take or agree in writing or otherwise to take, any of the actions described in (a) through (u) above, or any action which would make any of its representations or warranties contained in the Plan of Reorganization untrue or incorrect or prevent it from performing or cause it not to perform its covenants thereunder.

OTHER OFFERS

  DMC has further agreed that, subject to a provision in the Plan of Reorganization permitting DMC to consider and negotiate unsolicited written proposals, DMC will not, directly or indirectly, through any officer, director, employee, representative or agent of DMC or any of its subsidiaries,
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving DMC or any of its subsidiaries, other than the transactions contemplated by the Plan of Reorganization (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), provided that DMC is permitted to send a copy of the press release announcing the Plan of Reorganization to anyone, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in the Plan of Reorganization prevents DMC or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal, to DMC or the stockholders of DMC, if and only to the extent that (1) the

Board of Directors of DMC believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to DMC's stockholders from a financial point of view than the transaction contemplated by the Plan of Reorganization (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and the Board of Directors of DMC determines in good faith after consultation with outside legal counsel that such action is necessary for DMC to comply with its fiduciary duties to stockholders under applicable law, and
(2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of DMC receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the confidentiality agreement entered into between DMC and Measurex; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. DMC further agreed to cease and cause to be terminated existing activities, discussions or negotiations with any parties conducted previously with respect to any of the foregoing, although there were no such discussions. DMC will (i) promptly notify Measurex after receipt by it (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, (ii) promptly notify Measurex after receipt of any request for nonpublic information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that may be considering making, or has made, an Acquisition Proposal and (iii) subject to the fiduciary duties of its Board of Directors under applicable law as advised by its outside counsel, keep Measurex advised of the status and principal financial terms of any such Acquisition Proposal, indication or request. It is not a breach of the Plan of Reorganization for the DMC Board of Directors to accept, approve or recommend to the DMC shareholders a Superior Proposal, if in connection with such action, DMC terminates the Plan of Reorganization and promptly pays the Termination Fee to Measurex as provided in the Plan of Reorganization. See "--Expenses and Termination Fees."

CONFLICTS OF INTEREST

  Board of Directors and Management. In considering the recommendation of the Board of Directors of DMC with respect to the Merger, stockholders should be aware that certain officers and directors of DMC have interests in connection with the Merger.

  Five of the eight members of the Board of Directors of DMC entered into Voting and Stock Option Agreements with regard to only their personal holdings of DMC Common Stock, which constitute 24.4% of the outstanding DMC Common Stock, including certain rights to acquire DMC Common Stock pursuant to options and convertible debentures. The directors entering into such agreements were John Sanders, Ira Hunt and James Collins, who are not officers of the Corporation, and Dominique Gignoux, President and CEO, and Frederick S. Rolandi, Vice President and CFO. See "--Voting and Stock Option Agreements".

  As a condition of the Merger, Dominique Gignoux will be required to enter into a consulting and non-competition agreement and Vice Presidents Stephen Outhwaite and Thomas Armfield will be required to enter into employment and non-competition agreements. These agreements have not been negotiated and only preliminary discussions have been held between Measurex and Messrs. Gignoux, Outhwaite and Armfield concerning the terms of these agreements. In addition, Messrs. Rolandi and Armfield were granted employment agreements by the Board of Directors of DMC in early September 1995. These Agreements provide for an employment term of one year following any change of control of DMC with their compensation to be at the same level and with the same benefits as existing on the date of the change of control.

  Financial Advisors. Pursuant to a letter agreement dated September 7, 1995 (the "Engagement Letter"), DMC engaged Ferris Baker as its exclusive financial advisor to advise the Board concerning the terms of the Offer, to assist the Company in negotiating the Offer and to advise the Board concerning reasonably available alternative transactions, if any. Pursuant to the terms of the Engagement Letter, DMC has agreed to pay Ferris Baker a fee of $125,000. Under the Engagement Letter, $25,000 was payable on the date the Engagement Letter was executed, $50,000 was payable on the date Ferris Baker delivers the fairness opinion, and $50,000 is payable on the date of the Special Meeting. DMC also agreed to reimburse Ferris Baker for their reasonable out-of-pocket expenses, including the fees and disbursements of their attorneys, and to indemnify Ferris Baker against certain liabilities, including certain liabilities under the federal securities laws.

CONDITIONS TO THE MERGER

  Each party's respective obligation to effect the Merger is subject to the following conditions: (a) the Plan of Reorganization and the Merger shall have been approved and adopted by the holders of a majority of the shares of Common Stock of DMC outstanding as of the Record Date set for the Special Meeting;
(b) there shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor shall there be any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and (c) Measurex, DMC and Merger Sub and their respective subsidiaries shall have timely obtained from each governmental entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated thereby, including such approvals, waivers and consents as may be required under the Exchange Act and under the HSR Act. The applicable waiting period under the HSR Act expired on October 27, 1995.

  The obligations of DMC to consummate and effect the Plan of Reorganization and the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, unless waived by DMC: (a)
(i) the representations and warranties of Measurex and Merger Sub in the Plan of Reorganization shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Measurex and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of the Plan of Reorganization required to be performed and complied with by them as of the Effective Time; DMC shall have been provided with a certificate executed on behalf of Measurex by its Chief Executive Officer and its Chief Financial Officer confirming that this condition has been satisfied; and (b) prior to the Special Meeting, Measurex shall have provided to DMC evidence reasonably satisfactory to DMC that, prior to the Effective Date, Measurex will be able to obtain financing adequate to pay the Merger Consideration and certain amounts owed to financial institutions by DMC.

  The obligations of Measurex and Merger Sub to consummate and effect the Plan of Reorganization and the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, unless waived by Measurex: (a) (i) the representations and warranties of DMC in the Plan of Reorganization shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) DMC shall have performed and complied in all material respects with all covenants, obligations and conditions of the Plan of Reorganization required to be performed and complied with by it as of the Effective Time; Measurex shall have been provided with a certificate executed on behalf of DMC by its Chief Executive Officer and Chief Financial Officer confirming that this condition has been satisfied; (b) Measurex shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of DMC or any of its subsidiaries; (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Measurex's conduct or operation of the business of DMC and its subsidiaries, following the Merger, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending; (d) Measurex shall have received a legal opinion from Klaine, Wiley, Hoffmann & Meurer, legal counsel to DMC, in form and substance reasonably satisfactory to Measurex; (e) there shall not have occurred any material adverse change which constitutes a material adverse effect; (f) Voting and Stock Option Agreements shall have been executed by a majority of the directors of DMC and shall remain in full force and effect; (g) Noncompetition Agreements in a form reasonably satisfactory to Measurex shall have been entered into between DMC, Dominique Gignoux, Tom Armfield and Steve Outhwaite;

(h) DMC shall conduct a physical inventory count (and Measurex shall be allowed to participate in this activity) and the additional inventory reserve shall not exceed $1,500,000; and (i) DMC shall have provided a FIRPTA certificate to Measurex.

TERMINATION

  The Plan of Reorganization may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of DMC, (a) by mutual consent of the Boards of Directors of Measurex, Merger Sub and DMC; (b) by Measurex or DMC, if (i) the Effective Date shall not have occurred on or before January 31, 1996; (ii) any governmental entity, the consent of which is a condition to the obligations of Measurex and DMC to consummate the transactions contemplated hereby, shall have determined not to grant its consent; or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final; (c) by Measurex or DMC, if, at the Special Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of DMC shall not have been obtained; (d) by Measurex, if (i) there has been a material breach by DMC of any representation, warranty, covenant or agreement set forth in the Plan of Reorganization, which breach has not been cured within ten business days following receipt by DMC of notice of such breach; or (ii) the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendation of the transactions contemplated by the Plan of Reorganization in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; (e) by DMC, if (i) there has been a material breach by Measurex of any representation, warranty, covenant or agreement set forth in the Plan of Reorganization, which breach has not been cured within ten business days following receipt by Measurex of notice of such breach; or (ii) the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendations of the transactions contemplated by this Agreement in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal.

EXPENSES AND TERMINATION FEES

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Plan of Reorganization and the transactions contemplated thereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) will be paid by the party incurring such expense, except as further described below. In the event that the Plan of Reorganization is terminated (i) by Measurex upon a material uncured breach by DMC of any of its representations, warranties, covenants or agreements or (ii) by Measurex or DMC upon the withdrawal or modification in a manner adverse to Measurex by the DMC Board of Directors of its approval or recommendation of the transactions contemplated by the Plan of Reorganization in order to permit DMC to execute a definitive agreement in connection with a Superior Proposal, and, in the case of either (i) or (ii), DMC is not otherwise entitled to terminate the Plan of Reorganization because (a) the Effective Date shall not have occurred by January 31, 1996, (b) any governmental authority has determined not to grant a required consent to the Merger, (c) a court of competent jurisdiction has enjoined or otherwise prohibited the Merger by final order, judgment or decree, or (d) upon a material uncured breach of the Plan of Reorganization by Measurex, then DMC will pay to Measurex the sum of $600,000. In the event that the Plan of Reorganization is terminated by DMC upon a material uncured breach by Measurex of any of its representations, warranties, covenants or agreements, and Measurex is not otherwise entitled to terminate the Plan of Reorganization because (a) the Effective Date shall not have occurred by January 31, 1996, (b) any governmental authority has determined not to grant a required consent to the Merger, (c) a court of competent jurisdiction has enjoined or otherwise prohibited the Merger by final order, judgment or decree, or (d) upon a material uncured breach of the Plan of Reorganization by DMC, then Measurex will reimburse DMC for out of pocket costs for its financial advisors, legal counsel, accountants, printing costs and filing fees incurred in connection with the Plan of Reorganization.

AMENDMENT

  The Plan of Reorganization may be amended by Measurex and DMC at any time before or after approval by the DMC stockholders, except that, after approval by the DMC stockholders, no amendment may be made which (i) alters or changes the amount or kind of consideration to be received upon conversion of the Common Stock, (ii) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation, or (iii) alters or changes any of the terms and conditions of the Plan of Reorganization if such alteration or change would adversely affect the holders of Common Stock.

FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to DMC's stockholders as described herein.

  The receipt by the stockholders of cash, in the Merger or through the exercise of dissenters' rights, for shares of Common Stock will be a taxable transaction for federal income tax purposes. Each stockholder's gain or loss per share will be equal to the difference between $18.625 and the stockholder's tax basis per share in the Common Stock. If a stockholder holds Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the stockholder's holding period is more than one year.

  Shares of Common Stock which were acquired through the exercise of options and which have not been held for a period of two years since the option was granted and a period of one year since the option was exercised are not treated as capital assets and gain on such shares will be subject to federal income tax at ordinary income tax rates.

  THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS. SPECIAL RULES APPLY TO COMMON STOCK RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION.


REGULATORY FILINGS AND APPROVALS

  Under the HSR Act, and the rules promulgated thereunder by the FTC, certain acquisition transactions, including the Merger, may not be consummated until specified waiting period requirements have been satisfied. On September 26 and 27, 1995, the Notification and Report Forms required pursuant to the HSR Act were filed by Measurex and DMC, respectively, with the Antitrust Division of the Department of Justice and the FTC for review in connection with the Merger. The applicable waiting periods expired at 11:59 p.m., Eastern Standard Time, on October 27, 1995, and the waiting period requirement under the HSR Act has been satisfied. However, at any time before or after the Effective Time, the FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger or seeking the divestiture by Measurex and Merger Sub of all or any part of the stock or assets of DMC.

VOTING AND STOCK OPTION AGREEMENTS

  Dominique Gignoux, Frederick Rolandi, Ira Hunt, John Sanders and James Collins (the "Selling Stockholders"), each a member of the DMC Board of Directors, have entered into Voting and Stock Option Agreements. As of September 16, 1995, the Selling Stockholders owned 272,550 shares of Common Stock, which represented 19.8% of DMC's issued and outstanding shares. The Selling Stockholders also own rights ("Rights") to purchase Common Stock at varying exercise or conversion prices, for the purchase of 84,750 additional shares of Common Stock. The shares owned by Selling Shareholders would represent 24.4% of DMC's Common Stock on a partially diluted basis (assuming exercise only of the Selling Stockholders' Rights) and 19.1% of DMC's Common Stock on a fully diluted basis (assuming exercise or conversion of all exercisable options and convertible securities).

  Each Selling Stockholder has agreed, for so long as the Voting and Stock Option Agreements remain in effect, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Common Stock that they own, the Common Stock they may acquire pursuant to exercise of the Rights, or any new shares of Common Stock they acquire (collectively the "Option Stock"). Each Selling Stockholder has granted Measurex an option to purchase all of the Selling Stockholder's Option Stock at a price of $18.625 per share.

  Each Selling Stockholder has agreed to vote such of its Option Stock as is eligible to vote (i) in favor of approval of the Plan of Reorganization, the Merger, and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Plan of Reorganization, against any merger, consolidation, sale of substantial assets, sale of shares of capital stock, reorganization, recapitalization or similar transactions involving DMC or its subsidiaries, with any party other than Measurex or one of its affiliates and against any liquidation or winding up of DMC (each of the foregoing is referred to as an "Opposing Proposal").

  Each Selling Stockholder has executed an Irrevocable Proxy with respect to its Option Stock. Each of the members of the board of directors of Measurex is appointed attorney and proxy of each Selling Stockholder to vote the Option Stock at every annual, special or adjourned meeting of the stockholders of DMC and in every written consent in lieu of such meeting: (a) in favor of approval of the Plan of Reorganization and the Merger and (b) against approval of any Opposing Proposal.

  Except for actions taken by a Selling Stockholder solely in such Selling Stockholder's capacity as a member of the Board of Directors of DMC, each Selling Stockholder has agreed, for so long as the Voting and Stock Option Agreements remain in effect, it will not, and will not permit any entity under its control, to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) with respect to any Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Plan of Reorganization; (ii) initiate a stockholders' vote or action by written consent of DMC stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) for the Exchange Act) with respect to any voting securities of DMC with respect to an Opposing Proposal.

DISSENTER'S RIGHTS

  If the Merger is consummated, dissenting holders of Common Stock will be entitled to have the "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the Merger) of their shares ("Dissenting Shares") at the Effective Time of the Merger judicially determined and paid to them by complying with the provisions of Section 262 of the DGCL.

  THE FOLLOWING IS A BRIEF SUMMARY OF SECTION 262, WHICH SETS FORTH THE PROCEDURES FOR DISSENTING FROM THE MERGER AND DEMANDING STATUTORY APPRAISAL RIGHTS UNDER THE DGCL. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE DGCL RELATING TO THE RIGHTS OF DMC STOCKHOLDERS TO AN APPRAISAL OF THE VALUE OF THEIR SHARES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. FAILURE TO FOLLOW SUCH PROCEDURES EXACTLY COULD RESULT IN THE LOSS OF APPRAISAL RIGHTS.

  DMC stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. This Proxy Statement constitutes the notice contemplated by Section 262(d)(1). It is anticipated that the Merger will be consummated on or about January 3, 1996. DMC stockholders electing to exercise their appraisal rights under Section 262 must not vote to approve the Merger. If any DMC stockholder desires to exercise his or her appraisal rights, a written demand for appraisal of shares must be filed with DMC on or prior to the taking of the vote to approve the Merger at the Special Meeting on December 20, 1995. This written demand for appraisal of shares must be in addition to and separate from any vote by written consent abstaining from or any vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger proposal will not constitute a demand for appraisal within the meaning of Section 262.

  A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

  A stockholder who elects to exercise appraisal rights must mail or deliver his or her written demand to the President and Chief Executive Officer of DMC at 15884 Gaither Drive, Gaithersburg, Maryland 20877. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares.

  Within 120 days after the Effective Time of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to DMC a written demand for a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of shares of holders of such shares.

  Within 120 days after the Effective Time of the Merger, either DMC or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Dissenting Shares. DMC does not have any present intention to file such a petition if demand for appraisal is made.

  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon DMC which shall, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all DMC stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by DMC. If the petition shall be filed by DMC, the petition shall be accompanied by such verified list. The Register in Chancery, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to DMC and to the stockholders shown upon the list at the address therein stated, and notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court and the cost thereof shall be borne by DMC.

  If a petition for an appraisal is filed in a timely fashion, after a hearing on such petition, the court will determine which DMC stockholders are entitled to appraisal rights and will appraise the shares owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining the fair value, the court is to take into account all relevant factors, including the rate of interest which DMC would have had to pay to borrow money during the pendency of the proceeding, and may rely upon any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court. In making this determination of fair value the court would consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other relevant facts which could be ascertained as of the Effective Time of the Merger. Any DMC stockholder who is entitled to appraisal rights will be permitted to participate fully in all such proceedings.

  DMC stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Plan of Reorganization if they did not seek appraisal of their shares. The costs of the appraisal proceedings may be determined by the court and taxed against the parties as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears his or her own expenses.

  Any DMC stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time of the Merger, be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger.

  At any time within 60 days after the Effective Time of the Merger, any DMC stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Plan of Reorganization. After this period the stockholder may withdraw his or her demand for appraisal and receive payment for his or her shares as provided in the Plan of Reorganization only with the consent of DMC. If no petition for appraisal is filed with the court within 120 days after the Effective Time of the Merger, stockholders' rights to appraisal will cease and stockholders will be entitled to receive the Merger Consideration as provided in the Plan of Reorganization. Inasmuch as DMC has no obligation to file such a petition, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditional upon such terms as the court deems just.

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. The statement of operations data for the years ended December 31, 1994, 1993, 1992, 1991 and 1990, and the balance sheet data at December 31, 1994 and 1993 are derived from, and are qualified by reference to, the audited financial statements elsewhere in this Proxy Statement. The statement of operations data for the periods ended September 30, 1995 and 1994 and the balance sheet data at September 30, 1995 are derived from unaudited consolidated financial statements that include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                          NINE MONTHS ENDING
                             SEPTEMBER 30,
                              (UNAUDITED)              YEAR ENDING DECEMBER 31,
                          --------------------  --------------------------------------------
                            1995       1994      1994     1993     1992      1991     1990
                          ---------  ---------  -------  -------  -------   -------  -------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Sales...................  $  23,999  $  17,549  $24,206  $20,221  $19,937   $20,143  $22,034
Costs and Expenses:
  Cost of sales.........     17,368     13,522   18,204   15,132   14,434    14,912   17,906
  % of Sales............         72%        77%      75%      75%      72 %      74%      81 %
  Selling, general and
   administrative.......      4,210      3,194    4,559    4,400    4,217     4,240    4,646
  % of Sales............         18%        18%      19%      22%      21 %      21%      21 %
  Interest Expense......        462        301      410      399      614       886      964
  % of Sales............          2%         2%       2%       2%       3 %       4%       4 %
  Loss (gain) on foreign
   exchange.............        (49)        (6)      19       79       41        63      (59)
  % of Sales............        --         --       --       --       --        --       --
Income (loss) before
 provision (benefit) for
 income taxes...........      2,008        538    1,014      211      630        42   (1,423)
% of Sales..............          8%         3%       4%       1%       3 %     --        (6)%
Provision (benefit) for
 income taxes:
  Current...............        414         11      280       (2)     263        34        8
  % of Sales............          2%       --         1%     --         1 %     --       --
  Deferred..............        214         65      (86)      89     (150)      (19)      (2)
  % of Sales............          1%       --       --       --        (1)%     --       --
Income before extraordi-
 nary item..............      1,380        463      820      124      517        27   (1,429)
% of Sales..............          6%         3%       3%       1%       3 %     --        (6)%
Extraordinary item......        --       4,012    4,012      --       --        --       --
% of Sales..............        --          23%      17%     --       --        --       --
Net Income (loss).......  $   1,380  $   4,475  $ 4,832  $   124  $   517   $    27  $(1,429)
% of Sales..............          6%        26%      20%       1%       3 %     --        (6)%
                          =========  =========  =======  =======  =======   =======  =======
Primary net income
 (loss) per share before
 extraordinary item.....  $    0.95  $    0.35  $  0.60  $  0.10  $  0.42   $  0.02  $ (1.18)
                          =========  =========  =======  =======  =======   =======  =======
Weighted average shares
 outstanding (in thou-
 sands).................      1,461      1,339    1,371    1,286    1,246     1,208    1,208
                          =========  =========  =======  =======  =======   =======  =======
BALANCE SHEET DATA:
Total Assets............  $  24,472  $  19,664  $20,091  $17,511  $17,227   $17,789  $20,234
                          =========  =========  =======  =======  =======   =======  =======
Long-Term Debt..........  $   3,272  $   3,675  $ 3,569  $ 8,125  $ 8,474   $   526  $ 1,404
                          =========  =========  =======  =======  =======   =======  =======
Dividends Declared......  $     --   $     --   $   --   $   --   $   --    $   --   $   --
                          =========  =========  =======  =======  =======   =======  =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF THE PERIODS ENDING SEPTEMBER 30, 1995 AND 1994

  Sales for the three and nine month periods ending September 30, 1995 were $8,976,234 and $23,998,754 as compared to $6,121,236 and $17,548,521 in 1994, respectively. These increases of 46.6% and 36.8% reflect an increased rate of order input which began late in 1994 and has continued since that time. Order backlog increased from $14,406,000 at December 31, 1994 to $19,073,000 at March 31, 1995, stood at $19,172,000 on June 30, 1995, and was $20,859,000 on
September 30, 1995. The increases in bookings came from all parts of the world.

  Gross Margins were $2,342,743 or 26.1% of sales for the third quarter of 1995 compared with $1,362,125 or 22.3% of sales for the same period in 1994. Year to date gross margins were $6,630,528 or 27.6% of sales in 1995 as compared to $4,026,958 or 22.9% of sales for the same period in 1994. Gross margins have increased in 1995 due to favorable changes in product mix and from fewer discounts given during the cyclic upswing in order input.

  Selling, general and administrative expenses were $1,340,961 or 14.9% of sales for the third quarter of 1995, as compared to $1,128,122 or 18.4% of sales in the same period in 1994. The increase resulted from commission payments paid in connection with foreign orders. No costs associated with the pending merger with Measurex Corporation were recognized during this period. On a year to date basis, SG&A expenses were 17.5% of sales in 1995 as compared to 18.2% during 1994.

  Interest Expense was $187,568 or 2.1% of sales in the quarter ended September 30, 1995 as compared to $99,788 or 1.6% of sales for the same period in 1994. In the 1995 period, the Company recognized $75,000 of interest expense as a result of an adjustment to the fair value of the convertible subordinated debenture issued to the Federal Deposit Insurance Corporation in connection with a debt restructuring which was concluded in October 1994. The change in year to date interest expense also resulted from the same transaction.

  The Company recorded a minor gain on foreign exchange during the third quarter of 1995 as compared to a gain of $14,644 or 0.2% of sales for the same period in 1994. The gains in foreign exchange resulted from the weakening of the U.S. Dollar versus major European currencies.

  The Company's year to date effective tax rate was 31.3% in 1995 as compared to 14.0% in 1994. In both 1995 and 1994, the Company was able to utilize tax credits from certain foreign operations to reduce its effective tax rate.

COMPARISON OF 1994 TO 1993

  Sales for 1994 were $24,206,165, a 19.8% increase over the prior year amount of $20,211,006. Worldwide system sales increased by approximately $3,800,000 (29.7%) to $16,617,000 while sales of spare parts increased approximately $400,000 (8.6%) to $5,052,000. Worldwide backlog at year end 1994 was $14,406,000, a 23.4% increase over the prior year.

  New orders received during 1994 amounted to $21,652,000, an increase of 27.8% over 1993 bookings. In actual dollar terms, orders from North America were up 138%, to $8,860,000, in 1994 as compared to 1993:

      ORDERS RECEIVED BY
     LOCATION OF END USER                                        1994  1993  1992
     --------------------                                        ----  ----  ----
        Asia....................................................  32%   46%   32%
        North America...........................................  40    22    32
        Europe..................................................  23    16    32
        Other...................................................   5    16     4
                                                                 ---   ---   ---
          Total................................................. 100%  100%  100%
                                                                 ===   ===   ===

  Gross profit margins declined from 25.2% in 1993 to 24.8% in 1994. The large increase in new system sales carrying lower margins combined with the relatively smaller increase in spare parts sales carrying higher margins accounted for this decline in overall margins. Selling, general and administrative expenses increased only $159,000 in 1994 compared to 1993 and decreased from 21.8% in 1993 to 18.8% in 1994 reflecting DMC's ability to contain increases in these largely fixed expenses.

  Interest expense, while essentially constant in actual terms, declined as a percent of sales from 2.0% in 1993 to 1.7% in 1994. DMC recorded losses on foreign exchange transactions of $78,794 in 1993 and $19,439 in 1994.

  DMC's effective tax rate in 1994 was 19.1% as compared to 41.4% in 1993. The reduction resulted from better utilization of net operating loss (NOL) carry forwards in DMC's foreign subsidiaries.

  DMC was not impacted by SFAS No. 106 ("Employers' Accounting for Postretirement Benefits Other Than Pensions") as DMC does not have a liability for such benefits. In addition, DMC was not impacted by SFAS No. 112 ("Employers' Accounting for Postemployment Benefits") since DMC does not offer benefits of this type to its employees.

COMPARISON OF 1993 TO 1992

  During 1993 DMC's gross profit margins were adversely affected by a change in sales mix and extremely aggressive price competition as compared to 1992. The proportion of spare parts sales in 1993 declined to 22.8% of total sales from 25.0% in 1992. Since gross profit on spares is approximately double the gross profit on system sales, this decline resulted in a $200,000 reduction in gross profit contribution. DMC believes, however, that future spare parts sales will increase over time as a percentage of total sales as the installed base of measuring systems grows.

  Additionally, aggressive pricing by DMC's major North American and European competitors resulted in a 2% decline in average selling prices for new systems. This negatively impacted gross profits by $200,000.

  Sales for 1993 were $20,211,006, a 1.4% increase over the prior year amount of $19,937,493. Worldwide system sales increased by approximately $600,000 (4.6%) to $12,797,000 while sales of spare parts declined approximately $400,000 (7.5%) to $4,610,000. Worldwide backlog at year end 1993 was $11,675,000, an 18.8% increase over the prior year. A surge of new orders during the fourth quarter resulted in year end work in process inventory increasing $1,300,000 over 1992's ending amount.

  New orders received during 1993 amounted to $16,943,000, an increase of 1.8% over 1992 bookings.

  Gross profit margins declined from 27.6% in 1992 to 25.2% in 1993 due to the aforementioned changes in sales mix and competitive pricing pressures. Selling, general and administrative expenses, as a percent of total sales, increased from 21.1% in 1992 to 21.8% in 1993. This increase was primarily attributable to higher foreign agent commission expenses which resulted from a relatively higher proportion of foreign sales.

  Interest expense declined by more than $200,000 to 2.0% of sales in 1993 as compared to 3.1% in 1992. This was primarily a result of the FDIC debt restructuring which was consummated as of September 30, 1992.

  DMC recorded losses on foreign exchange transactions of $78,794 in 1993 and $41,366 in 1992. The losses were attributed to the strengthening of the U.S. Dollar versus major European currencies. In June 1993, DMC obtained a foreign exchange facility with which to hedge these transactions but was unable to fully utilize the facility in 1993 due to the uncertainty of the timing of its foreign denominated collections.

  DMC's effective tax rate was 41.4% as compared to 17.9% in 1992. This difference is primarily due to large net operating loss (NOL) carryforwards that significantly reduced the effective tax rate in 1992.

COMPARISON OF 1992 TO 1991

  Sales for 1992 declined by 1.0% to $19,937,493 as compared to $20,142,764 in the prior year. The fall off in sales was primarily attributable to the weakness of the British economy and its resulting impact on DMC's subsidiary located in the United Kingdom. This decrease was only partially offset by increases in sales in France and Germany; sales in the United States decreased less than 0.1%. World-wide bookings of major systems for 1992 amounted to $16,664,000--a 37% increase over the prior year. Year-end backlog was $9,826,000--a 15% increase over the prior year. This also resulted in the level of advance payments increasing from $580,607 at the end of 1991 to $933,072 at the end of 1992. The allowance for doubtful accounts was $187,000 in 1992 compared to $443,000 in 1991, a decline of $256,000 which is principally the result of accounts from prior years being written off. The current reserve is adequate given the composition of accounts receivable at the end of the year.

  Gross margin increased to $5,503,283 or 27.6% of sales in 1992 versus $5,230,723 or 26.0% of sales in 1991. DMC was able to continue to improve margins as a result of better manufacturing cost controls and because technical maturity in its products resulted in lower engineering costs.

  Selling, general and administrative costs were relatively unchanged and amounted to $4,217,244 or 21.2% of sales in 1992 as compared to $4,239,529 or 21.0% of sales in 1991.

  Interest expense declined to $614,281 or 3.1% of sales from $885,998 or 4.4% of sales in 1991. This reflects a decrease in total borrowings and the favorable restructuring of DMC's FDIC debt which is more fully discussed in the Liquidity and Capital Resources section.

  DMC recorded losses on foreign exchange transactions of $41,366 in 1992 and $63,044 in 1991. The losses were attributed to the strengthening of the U.S. Dollar versus major European currencies. DMC did not have a foreign exchange facility with which to hedge these transactions during 1992.

  DMC's effective tax rate in 1992 was 17.9% as compared to 36.4% in 1991.

  During 1992, DMC successfully restructured its FDIC debt and, as a result, was able to substantially reschedule its debt obligations. See "--Liquidity and Capital Resources".

LIQUIDITY AND CAPITAL RESOURCES

  During 1992, 1993 and 1994, DMC's primary sources of liquidity were cash flow from operations and short-term borrowings. On September 29, 1994, DMC completed a refinancing of its long-term debt which resulted in an extraordinary gain of $4,012,180. The new long-term financing allowed DMC to fully repay an existing obligation in the amount of $2,821,845, plus accrued interest, to the Federal Deposit Insurance Corporation as receiver of the National Bank of Washington ("FDIC"). This payment completed and terminated DMC's obligations under the Loan Modification Agreement between DMC and the FDIC dated as of September 30, 1992 ("Agreement"). That Agreement had provided for the division of DMC's debt to FDIC into a term loan and a contingent liability (which was recorded on DMC's Balance Sheet as a Non-Interest Bearing Long-Term Obligation). As a result of the refinancing, the term loan was paid in full and the contingent liability was terminated.

  Additionally, DMC issued to the FDIC a new Convertible Subordinated Debenture due in 1999 ("Debenture") in the principal amount of $240,000 in exchange for the Warrant ("Warrant") for 120,000 shares of DMC Common Stock which was previously issued to the FDIC as part of the Agreement. The Debenture bears no interest and may be converted into 120,000 shares of DMC Common Stock at any time between October 1, 1996, and September 30, 1999, at an exercise price of $2.00 per share. If FDIC chooses to convert the Debenture, DMC has the right to redeem the Debenture for 65% of the market value of the underlying Common Stock at the time of conversion, and DMC intends to do so. DMC believes it will have the financial resources to effect the cash redemption should conversion occur.

  Also, the FDIC has released all security interests it previously held on DMC's inventory and fixed assets. Those assets have now been pledged to DMC's bank as collateral for DMC's bank loans.

  The new banking facility, which is in addition to DMC's existing bank facilities, totaled $2,600,000 as of December 31, 1994, is repayable in quarterly installments over a five-year period beginning on September 30, 1994, and ending June 30, 1999, and carries an interest rate of prime plus 1.5%. The bank loan agreement contains other terms and covenants typical of term loans of this type. DMC does not believe that these conditions will impair its ability to operate or expand its business.

  In August 1992, DMC also restructured the long-term debt of its British subsidiary by converting a mortgage note bearing an interest rate of 14% with a three-year maturity to a ten-year note bearing an interest rate of 9.75%, which is reset annually to LIBOR plus 4.0%. As of December 31, 1994, the balance of this mortgage was $386,052.

  In June 1992, the holders of DMC's $625,000 convertible subordinated debentures agreed to extend the principal redemption date for five years to September 30, 1997. The interest rate and conversion price remained unchanged at 12% per annum and $2.50 per common share, respectively. During 1994, 1993 and 1992, one of the bondholders converted $80,000, $90,000 and $30,000, respectively, worth of its debentures into 32,000, 36,000 and 12,000 shares, respectively, of Common Stock.

  In August 1994, DMC renewed a $2,000,000 banking facility from Chase Manhattan Bank of Maryland. This facility comprises a $1,000,000 working capital line, a $500,000 stand-by letter of credit line and a $500,000 foreign currency trading line. The facility is secured by the inventory, fixed assets and accounts receivable of the domestic operation and bears interest at the rate of prime plus 0.75%. At December 31, 1994, borrowings against the working capital line were $603,223. The facility expires in July 1996.

  DMC's U.K. and German subsidiaries also have working capital facilities of which $532,000 was unused at the end of 1994.

  During 1995, DMC financed its operations from internally generated cash flow and by use of its working capital facility. During the second quarter, DMC renewed its working capital facility in the United States and the United Kingdom and increased those lines by $1,000,000. A temporary increase of $500,000 was obtained during the third quarter of 1995. At September 30, 1995, DMC had approximately $450,000 of unused credit facilities available. DMC expects that the funds provided by its operations and by its current working capital facilities will enable it to finance its future operations.

  DMC has no material commitments for capital expenditures.

INFLATION

  For the past three years, inflation has not had a material effect on DMC's business.

                   MARKET PRICES OF COMMON STOCK; DIVIDENDS

  Common Stock is traded in the over-the-counter market on the NASDAQ National Market under the symbol "DMCB." The following table sets forth for the periods indicated the high and low sale prices as reported by NASDAQ.

     QUARTER ENDED                                              HIGH     LOW
     -------------                                              -----   -----
     1994:
       First quarter........................................... $ 4.75  $ 3.375
       Second quarter..........................................   4.625   3.50
       Third quarter...........................................   6.50    3.75
       Fourth quarter..........................................   7.375   4.75
     1995:
       First quarter...........................................  11.5     4.75
       Second quarter..........................................  15.5     7.5
       Third quarter...........................................  19.0    13.625
       Fourth quarter (through November 9, 1995)............... 17.75    17.125

  On September 15, 1995, the last full trading day before the execution of the Plan of Reorganization by Measurex and DMC, the closing sale price of DMC Common Stock as reported by NASDAQ was $17.75 per share. On November 9, 1995, the last trading day for which quotations were available at the time of printing this Proxy Statement, the closing sale price of Common Stock as reported by NASDAQ was $ 17.375 per share.

  No cash dividends were paid during 1992, 1993, 1994 or 1995. DMC's current loan agreements prohibit the payment of cash dividends without the lender's consent.

           STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 1995 by (i) each person who is known by DMC to own beneficially more than 5% of the outstanding Common Stock,
(ii) each DMC director, (iii) each Named Executive Officer and (iv) all of DMC's directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except as otherwise indicated.

   NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP PERCENT OF CLASS(1)
   ------------------------           -------------------- -------------------
   J. Thomas Armfield................        22,834(2)             1.6%
   Michael A. Besche.................        90,000(3)             6.1
   James F. Collins..................         4,750(4)             0.3
   Dominique Gignoux.................       308,100(5)            21.8
   Marshal Greenblatt................        26,800(6)             1.9
   Gregory A. Harrison...............        26,500(7)             1.9
   Ira A. Hunt.......................         1,000(8)             0.1
   S.J. Outhwaite....................        33,000(9)             2.3
   Frederick S. Rolandi..............        23,500(10)            1.7
   John D. Sanders...................        35,550(11)            2.5
   Bonnie K. Wachtel.................        18,200(12)            1.5
   All directors and all officers as
    a group (12 persons).............       514,234(13)           32.9

--------
(1) Includes total outstanding shares (1,379,507) plus shares subject to exercise of presently exercisable options and warrants (220,487) and shares subject to exercise upon conversion of Convertible Subordinated Debentures (270,200), for a total of 1,870,194.
(2) Includes 22,834 shares issuable upon the exercise of options which expire December 31, 1997.

(3) Includes 90,000 shares issuable upon conversion of a Convertible Subordinated Debenture owned by Besche Oil Company.
(4) Includes 2,250 shares issuable upon the exercise of options which expire December 31, 1997.
(5) Includes 15,600 shares (.9 percent) owned by Mr. Gignoux's minor son, 15,000 shares issuable upon the exercise of options which expire December 31, 1997, and 20,000 shares subject to exercise upon conversion of Convertible Subordinated Debentures.
(6) Includes 10,000 shares subject to exercise upon conversion of Convertible Subordinated Debentures, 6,000 shares issuable upon the exercise of options which expire December 31, 1997 and 2,600 shares held in Mr. Greenblatt's profit sharing plan.
(7) Includes 2,500 shares issuable upon the exercise of options which expire December 31, 1997.
(8) Includes 1,000 shares issuable upon the exercise of options which expire December 31, 1997.
(9) Includes 33,000 shares issuable upon the exercise of options which expire December 31, 1997.
(10) Includes 21,500 shares issuable upon the exercise of options which expire December 31, 1997.
(11) Includes 5,000 shares subject to a warrant, 5,000 shares issuable upon the exercise of options which expire December 31, 1997, and 15,000 shares subject to exercise upon conversion of Convertible Subordinated Debentures which are held in Mr. Sanders' profit sharing trust.
(12) Includes 6,000 shares issuable upon the exercise of options which expire December 31,1997 and 5,200 shares subject to exercise of Convertible Subordinated Debentures.
(13) Includes 131,084 shares subject to options and warrants. Includes 15,600 shares (.9 percent) owned for the benefit of members of directors' immediate families and 50,200 shares subject to exercise upon conversion of Convertible Subordinated Debentures.

                  DESCRIPTION OF DATA MEASUREMENT CORPORATION

BUSINESS

  DMC designs, manufactures, markets, and services computerized instruments and control systems that measure thickness and coating weight, and control the manufacturing process in primary products produced by the metals, plastics, and paper industries throughout the world. DMC's instruments enable producers of flat and rolled metal, plastics, rubber, paper, board, textiles, and particle board to fabricate goods with close tolerances and without variations in quality that impair the usefulness of products and waste raw materials. Instrument systems of the type manufactured by DMC are typically installed as part of the production line in industrial plants producing continuously-made extruded or rolled products, such as steel plate, tin plate, galvanized sheets, copper, aluminum sheets, and plastics produced in calenders. These instruments provide continuous quality control capabilities that enable prompt adjustments to be made in the manufacturing process, thereby permitting goods to be produced within closer tolerances and with greater assurance of meeting specifications. Savings of raw materials that result from manufacturing to closer tolerances can be substantial. Moreover, the statistical record of the measurements printed by the instrument increasingly is being required not only by the producer of such products, but also by their users.

  As part of the efforts to expand the line of products offered and to increase the customer base, DMC's strategy in the mid-1980's was to acquire other firms in the same general business. DMC typically sought to acquire suitable businesses with compatible technological and commercial strength, and which experienced financial difficulties as a result of management deficiencies. Such acquisitions enabled DMC to enter new industry markets at a substantially lower cost than through new entry, that is, without such acquisitions. Recently, DMC has sought to expand by establishing a service and sales presence in major steel producing areas around the world. DMC believes that the creation of this local representation network will enable it to both better defend its customer base in established markets and to more readily penetrate new geographic markets.

  DMC has had sales, service and manufacturing facilities in the U.K. since 1982. DMC has had sales and service operations in Germany since 1987. DMC's sales and service operations in the remainder of Europe are directed by DMC U.K.

  In 1994 DMC established DMC Foreign Sales Corporation in St. Thomas, U.S. Virgin Islands. This wholly owned subsidiary represents DMC in certain export transactions.

  Products. The equipment made by DMC covers a range of activities extending from strictly measurement and display of data to control of a process. A growing share of DMC's sales is in process control. Process control enables the thickness of the rolled product, or applied coating, to be altered automatically to preset targets as a result of the measurements taken by DMC's instruments. DMC's products can be used with practically all materials made in flat form on a continuous basis. DMC also makes pinhole detectors and some laboratory versions of its on-line instruments.

  a. Non-contact thickness gauges for production lines. DMC presently makes two types of thickness gauges that measure either the total thickness of a flat rolled product or the thickness of a coating applied to a flat rolled product. These two types are distinguished by the method used by the sensor making the measurements. These measuring systems typically range in price from $30,000 to $750,000, with an average selling price of approximately $175,000. In 1994 these items represented 66% of total sales.

  Total Thickness Gauges. These gauges, also known as transmission gauges, provide measurement of total thickness or weight per unit area of metals, plastics, rubber, paper, board, textiles and carpet. The gauges consist of two main parts, the sensor and the electronic processor. DMC's thickness gauges operate without touching the material being measured and measure thickness from 10 microns (0.0004 inches) up to 100 millimeters (4 inches), with an accuracy of a fraction of one percent.

  Transmission gauges operate by directing a beam of radiation through the material being measured. The radiation beam is produced either by a radioisotope (cesium, curium, krypton, promethium, strontium, americium, or cobalt) with fixed emission energy or by an x-ray tube with variable emission energy. In either case, the gauge measures the intensities of the radiation beam before and after passing through the material being gauged. A micro-computer analyzes the detected radiation, calculates the thickness of the material, and provides an instantaneous visual or printed readout of the measurement.

  Coating weight gauges. These non-contact gauges measure organic or metallic coatings on metals using either a fluorescence or a backscatter principle.

  For example, fluorescence gauges are used to measure the thickness of zinc, tin, or chromium coatings on steel. Fluorescence gauges direct a radiation beam at a given sample. Each of the elements encountered by such a beam emits radiation at a characteristic energy level--a phenomenon known as x-ray fluorescence.

  Backscatter gauges use the reflection of a beam of radiation by an underlying material (for example, steel) to measure the thickness of a coating (for example, paint).

  DMC's thickness gauges and coating weight gauges are offered for hot or cold measurements, high speed production lines, and varying material sizes and thicknesses. They are equipped with different radiation sources depending on the thickness and type of material being gauged. Computer capacity and performance vary among DMC's models. DMC often specially modifies its standard thickness gauges to meet particular specifications and performance requirements of customers. DMC's closed loop control systems are typically based on the use of one or several gauges to control the thickness or coating thickness of materials.

  b. Pinhole detectors. DMC's line of pinhole detectors is designed to locate minute holes in sheet materials, such as tin plate, tin-free steel, galvanized steel, copper, brass, aluminum and opaque plastic. These detectors are installed on the production line and, without interrupting the manufacturing process, identify and locate pinholes and other through-the-strip flaws as minute as 2.5 microns (0.0001 inches). In 1994, this line generated less than 2% of total sales.

  A pinhole detector operates by projecting a beam from an ultraviolet light source located above the strip of material through flaws in the material. An ultraviolet filter collects the beam passing through a flaw and removes most visible light. Photomultiplier tubes transform the light passing through the filter into an electrical signal that is processed to produce a "pinhole" signal. Interconnected digital computer equipment identifies, in visual or printed readout form, the position and number of flaws in the material. The computer may be integrated with various control units that cut or reject defective material.

  DMC's pinhole detectors offer various performance and sensitivity options which may be selected by a customer depending upon the intended use of the instrument. DMC's pinhole detectors typically range in price from $25,000 to $75,000.

  c. Laboratory gauges. DMC makes two measuring systems that are used in laboratories and production facilities, but are not directly mounted on production lines the Basis Weight and Caliper Profiler, and the Laboratory Coating Weight Gauge. In 1994, this line generated less than 1% of total sales.

  Basis Weight and Caliper Profilers. This instrument provides fast and accurate measurement of samples of paper, paperboard, plastic, and non-woven fabrics. Such samples are fed into the unit for measurement and then are used to test the accuracy of the instruments used in the production process.

  Laboratory Coating Weight Gauges. This instrument is used in a laboratory to monitor the thickness or coating weight of zinc or tin on steel. The instrument inspects samples and records measurements of the material.

  d. New Products. DMC has recently completed development of a new measuring process whereby the entire width of the surface is measured instantaneously. (DMC's traditional measurement systems measure only one spot at any one time.) This system, which uses the trade name "MIP"--Measurement of Instantaneous Profile--was jointly developed under an exclusive license agreement with IRSID, the French national steel research institute. These gauges are particularly useful for sensitive measurements at the edge of a steel strip. In

1994, DMC received two orders for MIP systems and expects to ship both systems during the first half of 1995. The order value of each system ranges from $600,000 to $900,000.

  e. Spare Parts. DMC sells spare parts for all of the measurement systems it manufactures. Spare parts sales typically bear higher gross profit margins than do system sales. Customers generally procure a minimum complement of spare parts, either at the time of the initial purchase of a gauging system, or at the end of the warranty period--generally one year after delivery and start up. Additionally, spare parts orders are received as the measurement system ages. In 1994, spare parts sales accounted for 21% of total sales.

  Service. DMC's instruments are usually covered by a one-year warranty against defects in workmanship or components. DMC maintains worldwide product liability insurance. No product liability claims have ever been brought against DMC. Warranty services, in addition to services performed on a fee basis such as commissioning of new equipment, training of equipment operators, and post-warranty maintenance and repairs, are handled by personnel based either at DMC's facilities in Gaithersburg, Michelstadt (Germany) or Northfleet (United Kingdom), or at field offices currently located in Chicago, Kaoshiung (Taiwan), Liege (Belgium), Pittsburgh, Pusan (South Korea), and Gloucester (U.K.). DMC has also contracted with independent organizations to provide service in Australia, India, Italy, Japan and the Republic of South Africa and has a joint venture agreement with Anshan Steel to provide service in China.

  Raw Materials. DMC's products require a wide variety of components and materials. DMC uses multiple vendors to supply its components and materials. DMC believes that the sources and availability of its components and materials are adequate.

  Government Regulations and Licenses. The use of radioisotopes in equipment manufactured by DMC is licensed by the State of Maryland, Department of Health and Mental Hygiene, Division of Radiological Health. In the United Kingdom, the use of radioisotopes in manufacturing is licensed by the Department of the Environment and is under the control of the Health and Safety Executive. In Germany, the use of radioisotopes is licensed by the Factory Inspectorate under the control of the Staatliches Gewerbeaufsichtsamt, Wiesbaden. DMC does not believe that there are any risks attendant to the manufacture or use of DMC's equipment using radioisotopes and, accordingly, does not maintain supplemental liability insurance against such risks.

  Patents and Manufacturing Licenses. DMC is the assignee of six patents which expire between 1998 and 2009. DMC has applied for patents on four other measuring system inventions and expects these patents to be issued by 1996. DMC has entered into a joint development and license agreement with IRSID, the French national steel research institute, to develop an instantaneous profile measurement system. The license agreement, which expires in 2001, grants DMC exclusive, worldwide marketing rights.

  Sales and Marketing. DMC's market is divided into two categories, direct users and prime contractors, that is, mill manufacturers who subcontract the gauge part of their orders. Sales to direct users have, in 1994, been made to Inland Steel, Bethlehem Steel, Usinor British Steel, Kawasaki Steel, Nippon Steel, Wuhan Iron and Steel, Posco, and Yieh United, among others. 1994 sales to prime contractors in the construction of mills and plants include General Electric, Mitsubishi, MDS, SMS, Jeumont-Schneider, Davy McKee and Hitachi, among others.

  DMC maintains sales offices in Maryland, Illinois, Pennsylvania, Northfleet (U.K.), Michelstadt (Germany), Liege (Belgium), Beijing (PRC) and Paris (France). DMC employs eight full-time salespeople to service major domestic and foreign accounts. In addition, DMC has agency arrangements with technical sales representatives in Australia, Brazil, Canada, India, Italy, Japan, South Korea, the Philippines, Mexico, South Africa, Germany, Spain, Sweden, the Netherlands, Taiwan, Thailand, Turkey and Venezuela.

  Excluding intercompany transactions, export sales from the U.S. were $12,004,000, $10,564,000 and $10,376,000 in 1994, 1993 and 1992, respectively.
Export sales from DMC (U.K.) Ltd. were $3,444,000, $2,100,000 and $2,890,000 in 1994, 1993 and 1992, respectively.

  Excluding intercompany transactions, shipments of new measurement systems to DMC's major markets over the last three years were:

                                           THE AMERICAS    ASIA    EUROPE/AFRICA
                                           ------------ ---------- -------------
       1994...............................  $6,295,000  $5,497,000  $4,825,000
       1993...............................   4,817,000   5,210,000   2,765,000
       1992...............................   3,018,000   2,367,000   6,844,000

  DMC does not believe it is dependent upon any single customer on a continuing basis, although in any one year, one customer may account for a material portion of DMC's sales. During 1994, 1993, and 1992, no single customer accounted for 10% or more of sales.

  DMC's business is not seasonal in nature, but is directly affected by changes in capital expenditures by industry. Backlog of orders believed to be firm as of December 31, 1994, 1993, and 1992 was approximately $14,406,000, $11,675,000 and $9,826,000, respectively. Most orders on backlog are expected to be shipped within one year.

  DMC does not typically offer extended payment terms to customers. Long collection times occur occasionally due to slowness of payment by some foreign customers, retainages or receivables not due until the occurrence of certain events such as the commissioning of equipment or the expiration of the warranty period, and some customers' habit (contrary to the purchase order contract) of delaying payment of invoices until the equipment is proven to work to their satisfaction.

  Competition. DMC's major market has been sales to the metals industries and especially to the steel industry. DMC knows of no competitor that sells more thickness measurement equipment to the steel industry than it sells. In general, the industrial measurement and control instruments industry is highly price competitive. DMC faces vigorous competition for sales of all products from a number of firms, many of which are larger and have substantially greater financial resources than DMC. They include Thermo Instrument Systems (formerly FAG), Measurex, Accuray, Toshiba, Loral Control Systems, IMS and Yokogawa.

  In the opinion of DMC, its ability to obtain business is based on its technical competence in the design, manufacture and performance of its products, product quality, and in its ability to quickly service its instruments in both domestic and foreign markets. DMC's worldwide network of service centers allows it to have a service representative at most customers' sites within 24 hours and at all sites within 48 hours; this is particularly important in making direct sales to the end users of DMC's products.

  Development and Engineering. DMC's technical competence is an important factor in marketing. Most of DMC's development efforts are directed toward product design, performance enhancements and standardization of products. DMC is engaged in a continuing program to develop the hardware and software necessary to further the use of computer techniques in its products.

  Employees. At December 31, 1994, DMC employed 226 full-time employees, 204 of which were based in the U.S., 16 in the U.K., 3 in France, 2 in Germany and 1 in China. There are no collective bargaining agreements with any of DMC's employees. DMC considers its relations with its employees to be good.


PROPERTIES

  DMC leases 65,000 square feet of space in three locations in Gaithersburg, Maryland, a suburb of Washington, D.C. DMC's leases, with options, extend until November 2007. DMC's offices occupy 12,600 square feet, and the remaining 52,400 square feet are dedicated to manufacturing activities. These facilities includes testing and research laboratories, a complete machine shop, welding and paint rooms, and assembly and general test areas. Raw materials and work-in-process inventory are also stored at this facility as well as at two smaller, off-site facilities. DMC believes that currently leased space is adequate for business operations for the foreseeable future. Monthly rent under these leases amounts to $46,100.

  DMC's wholly owned U.K. subsidiary owns a building and land in Northfleet, Kent. Of the building's 13,500 square feet, offices occupy 5,000 square feet, and 8,500 square feet are dedicated to manufacturing and engineering activities. Raw materials and work-in-process are also stored at this facility.

  DMC's wholly owned German subsidiary has office space in Michelstadt that is subleased, on a month-to-month basis, from DMC's German agent as part of the agency agreement. Spare parts are also stored in the Michelstadt facility. DMC believes that for the foreseeable future, this facility is adequate for business operations.

  DMC's China division leases a small office in Beijing under a lease expiring in 1995 at $1,400 per month.

LEGAL PROCEDINGS

  On September 19, 1995, a stockholder of DMC filed an action in the Delaware Chancery Court against DMC, its officers and directors, and Measurex. The plaintiff seeks to have the stockholders of DMC certified as a class and himself as a class representative to act on behalf of all common stockholders of DMC. The suit alleges among other things that (i) the Board of Directors of DMC breached its fiduciary duties to the stockholders and (ii) the consideration to be paid to the stockholders is inadequate and does not give due consideration to the anticipated operating results, net asset value, cash flow and profitability of DMC.

  On September 22, 1995, plaintiff's counsel served requests for the production of documents in this litigation. In early October, DMC began to supply documents to plaintiff's counsel, which process is continuing.

  Following meetings, discussions and negotiations among the parties and their respective counsel, on October 31, 1995, counsel for the parties on behalf of their clients entered into a memorandum of understanding setting forth the terms of an agreement in principle to settle and terminate the litigation (the "Proposed Settlement"). Under the Proposed Settlement, DMC agreed to (i) allow plaintiff's counsel to review and suggest changes to the Proxy Statement before it was finalized and (ii) obtain an update of the fairness opinion of Ferris Baker both prior to the mailing of this Proxy Statement and at the time of the Special Meeting. DMC also agreed that in the event there is a change in the opinion of Ferris Baker on the date of the Special Meeting, DMC will adjourn the meeting for at least 15 days, informing the stockholders of the change in the Ferris Baker opinion and affording the stockholders the opportunity to revoke proxies previously submitted. In exchange for DMC's agreement, the plaintiff agreed not to take any action to enjoin or take other legal action to prevent the stockholder vote on or consummation of the proposed Merger; to release any and all claims against the defendants, including all state and federal claims arising out of the events described in the complaint; and to dismiss, with prejudice, the complaint to effect termination of this litigation.

  The Proposed Settlement is conditioned on (a) the parties' execution of a definitive stipulation of settlement; (b) the plaintiff's completion of certain discovery designed to confirm that the settlement is fair and reasonable and in the best interests of the DMC stockholders; (c) the court's certification of a class of DMC stockholders from the date of the announcement of the proposed Merger through the Effective Date who do not exclude themselves from the class, for purposes of settlement only; (d) the court's preliminary and final approval of the Proposed Settlement; and (e) the entry of a final judgment dismissing the litigation.

  DMC, its officers, the members of its Board of Directors, and Measurex denied, and continue to deny, that they committed any violations of law or breaches of duty as alleged in the complaint, but entered into the memorandum of understanding and contemplate entering into the stipulation of settlement solely because the Proposed Settlement would eliminate the burden, risk and expense of further litigation and would facilitate the consummation of the proposed Merger. In agreeing to disclose additional information, DMC does not admit the materiality of that information or that the materials previously filed with the Securities and Exchange Commission were in any way deficient. In connection with the Proposed Settlement, it is anticipated that counsel for the plaintiff will apply to the court for an aggregate award of attorneys' fees and expenses in an amount not to exceed $150,000. As a condition of settlement, DMC has agreed to pay plaintiff's counsel the amount awarded by the court. Before the Proposed Settlement is finally approved by the court, notice of the proposed terms and conditions of the settlement will be mailed to all members of any class certified by the court, who will be afforded an opportunity to opt out of and object to the settlement.

                                 LEGAL MATTERS

  Klaine, Wiley, Hoffmann & Meurer, Cincinnati, Ohio, is acting as counsel for DMC in connection with certain legal matters relating to the Merger. Brobeck, Phleger & Harrison, San Francisco, California, is acting as counsel for Measurex in connection with certain legal matters relating to the Merger.

                                    EXPERTS

  The consolidated financial statements of DMC as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been audited by Deloitte & Touche L.L.P., independent certified public accountants, as set forth in their report thereon included therein. Such consolidated financial statements are included herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The firm Deloitte & Touche L.L.P. served as independent certified public accountants for DMC for the fiscal years ended December 31, 1994 and 1993. Representatives of Deloitte & Touche L.L.P. will be present at the Special Meeting and will have the opportunity at such meeting to make a statement if such representatives desire to do so. In addition, such representatives will be available to respond to appropriate questions raised at the meeting. The financial statements of DMC (UK) Limited as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 have been audited by Sinclairs, registered auditors, as set forth in their report included herein.

  The consolidated financial statements of Measurex for the years ended December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 incorporated by reference to Measurex's Annual Report on Form 10-K for the year ended November 27, 1994 have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board knows of no other matters which will be acted upon at Special Meeting other than the approval of the Plan of Reorganization and the transactions contemplated thereby or the adjournment of the Special Meeting to a later date.

                      1996 ANNUAL MEETING OF STOCKHOLDERS

  DMC does not plan to hold an annual meeting of stockholders during 1996 unless the Merger is not consummated. If the Merger is not consummated, Stockholder proposals must be received by the Secretary of DMC no later than December 20, 1995 in order to be considered for inclusion in the proxy materials for the Company's 1996 Annual Meeting of Stockholders.

                                          By Order of the Board of Directors

                                          Dominique Gignoux
                                          President and Chief Executive
                                           Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Independent Auditors' Report of Deloitte & Touche dated March 1, 1995....  F-2
Independent Auditors' Report of Sinclairs dated March 1, 1995............  F-3
Consolidated Balance Sheets dated December 31, 1994 and 1993.............  F-4
Consolidated Statements of Operations for the years ended December 31,
 1994, 1993 and 1992.....................................................  F-5
Consolidated Statements of Stockholders Equity for the years ended
 December 31, 1994, 1993 and 1992........................................  F-6
Consolidated Statements of Cash Flows for the years ended December 31,
 1994, 1993 and 1992.....................................................  F-7
Notes to Consolidated Financial Statements for the years ended December
 31, 1994, 1993 and 1992.................................................  F-8
Consolidated Statements of Operations (unaudited) for the three months and nine months ended September 30, 1995 and 1994....................... F-21
Consolidated Balance Sheets dated September 30, 1995 (unaudited) and
 December 31, 1994....................................................... F-22
Statements of Cash Flows (unaudited) for the nine months ended September
 30, 1995 and 1994....................................................... F-23
Notes to Consolidated Unaudited Financial Statements..................... F-24

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
  Data Measurement Corporation
Gaithersburg, Maryland

We have audited the accompanying consolidated balance sheets of Data Measurement Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. Our audits also included the financial statement schedule listed in the Index at Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We did not audit the financial statements of DMC (U.K.) Limited (a consolidated subsidiary), which statements reflect total assets constituting 20% and 18% of consolidated total assets as of December 31, 1994, and 1993, respectively, and total revenues constituting 19%, 11% and 14% of consolidated total revenues for the years ended December 31, 1994, 1993, and 1992, respectively. Such financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for DMC (U.K.) Limited, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Data Measurement Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, based on our audits and (as to the amounts included for DMC (U.K. Limited) the report of other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Deloitte & Touche LLP

Washington, D.C.
March 1, 1995

                         INDEPENDENT AUDITORS' REPORT
                         TO THE BOARD OF DIRECTORS OF
                               DMC (UK) LIMITED

We have audited the accompanying Balance Sheets of DMC (UK) Limited as of December 31, 1994 and 1993, and the related statements of Profit and Loss Account and Cash Flow Statements for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMC (UK) Limited as of December 31, 1994 and 1993, and the results of its Profit and Loss Account and Cash Flow Statements for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

Sinclairs

SINCLAIRS REGISTERED AUDITORS

1 March 1995

                          DATA MEASUREMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1994         1993
                                                      -----------  -----------
                       ASSETS
Current assets:
 Cash and cash equivalents..........................  $   583,384  $   704,695
 Restricted cash....................................      102,000       34,000
 Accounts Receivable:
  Trade, less allowance for doubtful accounts of
   $162,000 in 1994 and $184,000 in 1993............    5,238,586    3,847,764
  Unbilled accounts receivable......................    1,544,737    1,007,674
  Retainages........................................    1,521,516    1,587,546
                                                      -----------  -----------
    Total accounts receivable.......................    8,304,839    6,442,984
Inventories:
 Work-in-process....................................    2,514,722    2,774,924
 Material and parts.................................    6,695,087    5,354,370
                                                      -----------  -----------
    Total inventories...............................    9,209,809    8,129,294
Deferred income taxes...............................      188,266      172,240
Prepaid income taxes................................          --        82,760
Other current assets................................      316,743      321,892
                                                      -----------  -----------
    Total current assets............................   18,705,041   15,887,865
Property and equipment, at cost:
 Land...............................................       39,163       36,925
 Building...........................................      493,952      465,731
 Machinery and equipment............................    1,763,373    1,637,562
 Demonstration equipment............................    1,048,997    1,038,382
 Office furniture...................................      803,945      724,671
 Leasehold improvements.............................      204,644      161,400
                                                      -----------  -----------
                                                        4,354,074    4,064,671
 Less accumulated depreciation and amortization.....    3,410,849    2,875,546
                                                      -----------  -----------
    Net property and equipment                            943,225    1,189,125
Patents and licenses at cost, less accumulated amor-
 tization of $114,683 in 1994 and $99,847 in 1993...       53,551       35,828
Goodwill, less accumulated amortization of $151,597
 in 1994 and $141,996 in 1993.......................      388,954      398,555
                                                      -----------  -----------
TOTAL ASSETS........................................  $20,090,771  $17,511,373
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable to banks.............................  $   706,108  $   487,397
 Accounts payable...................................    2,347,210    1,399,832
 Advance payments on contracts......................    1,453,509      819,111
 Accrued compensation...............................      683,753      724,655
 Accrued warranty expense...........................      354,096      386,895
 Accrued commission expense.........................      566,311      451,812
 Accrued interest expense...........................       37,427       27,635
 Other accrued liabilities..........................      497,265      540,595
 Income taxes payable...............................      197,498       50,513
 Current portion of long-term debt..................      569,999      382,654
                                                      -----------  -----------
    Total current liabilities.......................    7,413,176    5,271,099
Deferred income taxes...............................       65,824      136,000
Long-term debt......................................    3,568,533    3,377,763
Non interest bearing long-term obligation...........          --     4,747,569
Commitments and contingencies
Stockholders' equity:
 Common stock, $.01 par value, 4,000,000 shares au-
  thorized, 1,331,318 and 1,298,818 shares issued,
  and 1,328,318 and 1,295,818 shares outstanding....       13,313       12,988
 Additional paid-in capital.........................    5,417,248    5,335,573
 Retained earnings/(deficit)........................    4,058,060     (774,016)
 Currency translation adjustments...................     (428,583)    (578,803)
 Treasury stock, 3,000 shares, at cost..............      (16,800)     (16,800)
                                                      -----------  -----------
    Total stockholders' equity......................    9,043,238    3,978,942
                                                      -----------  -----------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........  $20,090,771  $17,511,373
                                                      ===========  ===========

          See accompanying notes to consolidated financial statements.

                          DATA MEASUREMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31,
                                        -------------------------------------
                                           1994         1993         1992
                                        -----------  -----------  -----------
Sales.................................. $24,206,165  $20,221,006  $19,937,493
Costs and expenses:
 Cost of sales.........................  18,204,143   15,132,816   14,434,210
 Selling, general and administrative...   4,558,752    4,399,733    4,217,244
 Interest expense......................     410,056      398,662      614,281
 Loss on foreign exchange..............      19,439       78,794       41,366
                                        -----------  -----------  -----------
Total costs and expenses...............  23,192,390   20,010,005   19,307,101
                                        -----------  -----------  -----------
Income before provision (benefit) for
 income taxes and extraordinary item...   1,013,775      211,001      630,392
Provision (benefit) for income taxes:
 Current...............................     280,080       (1,765)     263,089
 Deferred..............................     (86,201)      89,108     (150,186)
                                        -----------  -----------  -----------
                                            193,879       87,343      112,903
                                        -----------  -----------  -----------
Income before extraordinary item.......     819,896      123,658      517,489
Extraordinary item--gain on
 extinguishment of debt................   4,012,180          --           --
                                        -----------  -----------  -----------
Net income............................. $ 4,832,076  $   123,658  $   517,489
                                        ===========  ===========  ===========
Net income per share...................
 Primary...............................
  --Income before extraordinary item... $      0.60  $      0.10  $      0.42
  --Extraordinary item.................        2.93          --           --
  --Net income.........................        3.53         0.10         0.42
 Fully Diluted.........................
  --Income before extraordinary item... $      0.56  $      0.10  $      0.37
  --Extraordinary item.................        2.58          --           --
  --Net income.........................        3.14         0.10         0.37


          See accompanying notes to consolidated financial statements.

                          DATA MEASUREMENT CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                           COMMON STOCK
                          $0.1 PAR VALUE   ADDITIONAL               CURRENCY
                         -----------------  PAID-IN    RETAINED    TRANSLATION TREASURY
                          SHARES   AMOUNT   CAPITAL    EARNINGS    ADJUSTMENTS  STOCK      TOTAL
                         --------- ------- ---------- -----------  ----------- --------  ----------
Balance,
 January 1, 1992........ 1,211,085 $12,111 $5,117,118 $(1,415,163)  $  91,165  $(16,800) $3,788,431
 Net income.............       --      --         --      517,489         --        --      517,489
 Conversion of deben-
  tures.................    12,000     120     29,880         --          --        --       30,000
 Currency translation
  adjustment............       --      --         --          --     (541,172)      --     (541,172)
                         --------- ------- ---------- -----------   ---------  --------  ----------
Balance,
 December 31, 1992...... 1,223,085  12,231  5,146,996    (897,674)   (450,007)  (16,800)  3,794,748
 Net income.............       --      --         --      123,658         --        --      123,658
 Exercise of options....    39,733     397     98,935         --          --        --       99,332
 Conversion of deben-
  tures.................    36,000     360     89,640         --          --        --       90,000
 Currency translation
  adjustment............       --      --         --          --     (128,796)      --     (128,796)
                         --------- ------- ---------- -----------   ---------  --------  ----------
Balance,
 December 31, 1993...... 1,298,818  12,988  5,335,573    (774,016)   (578,803)  (16,800)  3,978,942
 Net income.............       --      --         --    4,832,076         --        --    4,832,076
 Exercise of options....       500       5      1,995         --          --        --        2,000
 Conversion of deben-
  tures.................    32,000     320     79,680         --          --        --       80,000
 Currency translation
  adjustment............       --      --         --          --      150,220       --      150,220
                         --------- ------- ---------- -----------   ---------  --------  ----------
Balance,
 December 31, 1994...... 1,331,318 $13,313 $5,417,248  $4,058,060   $(428,583) $(16,800) $9,043,238


          See accompanying notes to consolidated financial statements.

                          DATA MEASUREMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 YEAR ENDED DECEMBER 31,
                                             ----------------------------------
                                                1994        1993        1992
                                             ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................  $4,832,076  $  123,658  $  517,489
Adjustments to reconcile net income to net
 cash provided by (used in) operating
 activities:
 Depreciation..............................     474,747     379,093     519,387
 Amortization..............................      31,683      26,503      30,408
 Deferred income taxes.....................     (86,202)     89,108    (149,926)
 Changes in assets and liabilities:
  Accounts receivable......................  (2,391,773)    223,742     319,655
  Inventories..............................    (945,911) (1,303,852)    171,086
  Prepaid income taxes.....................      82,760     (82,760)        --
  Other current assets.....................      17,242      (8,285)     10,678
  Patents and licenses.....................     (32,050)    (17,378)    (19,094)
  Accounts payable.........................     920,997     451,714    (397,781)
  Advance payments on contracts............   1,235,827     (98,441)    366,860
  Accrued compensation.....................     (51,412)    110,215     256,756
  Other accrued liabilities................      12,583     167,200    (222,430)
  Current income taxes.....................     142,102    (182,897)    214,318
                                             ----------  ----------  ----------
Net cash provided by (used in) operating
 activities................................   4,242,669    (122,380)  1,617,406
                                             ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.......    (191,273)    (45,743)   (282,685)
 Proceeds (purchase) of short-term
  investments..............................         --      176,500    (176,500)
 Change in restricted cash.................     (68,000)    (34,000)        --
                                             ----------  ----------  ----------
 Net cash (used in) provided by investing
  activities...............................    (259,273)     96,757    (459,185)
                                             ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock........       2,000      99,332         --
 Payments on long-term debt................  (4,314,608)   (282,774)    (65,961)
 Net borrowings (payments) on notes
  payable..................................     208,619      94,077    (413,744)
                                             ----------  ----------  ----------
 Net cash used in financing activities.....  (4,103,989)    (89,365)   (479,705)
                                             ----------  ----------  ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
 CASH EQUIVALENTS..........................        (718)    (53,492)   (140,470)
                                             ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................    (121,311)   (168,480)    538,046
CASH AND CASH EQUIVALENTS, Beginning of
 year......................................     704,695     873,175     335,129
                                             ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, End of year.....  $  583,384  $  704,695  $  873,175
                                             ==========  ==========  ==========
Supplemental cash flow information:
 Interest paid.............................  $  401,128  $  404,013  $  276,218
 Income taxes paid.........................  $   54,560  $  278,707  $   45,495
 Capitalized equipment leases..............  $   73,030  $      --   $      --
 Termination of Contingent Obligation......  $4,012,180  $      --   $      --
 Line of credit borrowings coverted to
  long-term debt...........................  $      --   $      --   $7,749,659
 Conversion of debentures to common stock..  $   80,000  $   90,000  $   30,000
 Capitalized demonstration equipment.......  $      --   $      --   $  230,292

          See accompanying notes to consolidated financial statements.

                         DATA MEASUREMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries, DMC (U.K.) Limited, DMC Mess- & Regeltechnik GmbH, DMC France, S.A.R.L., DMC Foreign Sales Corporation and Industrial Gauging Disc, Inc., a former interest charge domestic international sales corporation ("DISC"). All intercompany transactions have been eliminated.

Revenue Recognition

  The Company manufactures gauging systems, pinhole detector, and other industrial instruments pursuant to specific contract orders. Revenues related to the production of these items are recognized either using the percentage of completion method or upon completion and shipment of units to customers, depending on the magnitude and duration of the contract. Revenues related to the installation and service of equipment at customers' locations are recognized when the installation or service work is performed.

Foreign Currency Translation

  Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity. Gains or losses resulting from foreign exchange transactions (transactions denominated in a currency other than the entity's local currency) are included in determining net income.

Inventories

  Material and parts inventory is stated at the lower of cost (first-in, first-out basis) or market. Work-in-process inventory represents accumulated labor, material, and factory overhead costs related to specific uncompleted contracts. Provisions are made to reduce accumulated costs on uncompleted contracts to net realizable value when losses are anticipated.

Depreciation

  depreciation is computed on the straight-line method using the following estimated useful lives:

      Building.......................................................   50 years
      Machinery and equipment........................................  3-7 years
      Demonstration equipment........................................ 3-10 years
      Office furniture...............................................  5-7 years
      Leasehold improvements.........................................  5-7 years

Amortization

  Patents and licenses are amortized on a straight-line basis over five-year periods. Goodwill is amortized over a forty-year period.

Income Taxes

  The Company provides for federal and state income taxes at the statutory rates in effect on taxable income. Deferred income taxes result primarily from the temporary differences in recognizing depreciation, vacation pay and reserves.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  Income taxes have not been provided for the undistributed earnings of the Company's subsidiary, DMC (U.K.) Ltd., because the Company intends to continue these operations and reinvest the undistributed earnings indefinitely. Undistributed earnings of the subsidiary amounted to $2,122,355 at December 31, 1994.

Net Income Per Share

  Primary net income per share is based on the weighted average number of common shares outstanding including common stock equivalents from dilutive stock options and warrants. Common equivalent shares were computed using the treasury stock method. The Company's convertible subordinated debentures (see
Note 2) are not common stock equivalents. Shares used in the primary net income per share calculation were 1,371,622, 1,285,768 and 1,246,357 in 1994, 1993, and 1992, respectively. Fully diluted net income per share assumes the conversion of the convertible subordinated debentures. Shares used in the fully diluted net income per share computation were 1,558,022, 1,505,768 and 1,509,906 in 1994, 1993, and 1992, respectively.

Cash, Cash Equivalents and Restricted Cash

  For purposes of the statements of cash flows, the Company considers all temporary investments with an original maturity of three months or less to be cash equivalents. Included in cash at December 31, 1994 and 1993, is restricted cash in the amount of $102,000 and $34,000, respectively. These amounts collateralize performance bonds established by the Company.

Short-Term Investments

  The Company considers temporary investments with a maturity exceeding three months but less than one year to be short-term investments.

Retainages and Unbilled Receivables

  The Company expects to realize substantially all retainages and unbilled receivables within one year. Unbilled receivables are generally billable upon shipment.

Reclassifications

  Certain reclassifications have been made to the 1993 consolidated financial statements to conform with the 1994 presentation.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
NOTE 2. FINANCING ARRANGEMENTS

  Long-term debt and notes payable consist of the following:

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1994       1993
                                                           ---------- ----------
Non interest bearing long-term obligation, contingently
 due 1997................................................  $      --  $4,747,569
5 year term loan, repayment based on quarterly domestic
 after-tax cash flow through 1997, 9.0% interest.........         --   2,821,845
5 year term loan, repayment based on quarterly payments
 through June 30, 1999 at prime plus 1.5% interest.......   2,600,000        --
Convertible subordinated debentures, due 1997, interest
 rate of 12%.............................................     425,000    505,000
Convertible subordinated debentures, due 1999, interest
 rate of 0%..............................................     663,000        --
10 year real property mortgage, due 2002, interest rate
 9.750%, reset annually at LIBOR plus 4.0%...............     385,692    427,797
Revolving credit lines, secured by current assets and net
 fixed assets, interest rates from 9.25% to 9.75%........     706,108    487,397
Various installment loan and capital lease obligations
 (excluding interest) due in varying amounts through
 1996, with interest from 8.6% to 13%, secured by
 vehicles and other equipment............................      64,840      5,775
                                                           ---------- ----------
                                                            4,844,640  8,995,383
Less current portions:
 Long-term debt..........................................     569,999    382,654
 Revolving credit lines..................................     706,108    487,397
                                                           ---------- ----------
                                                           $3,568,533 $8,125,332
                                                           ========== ==========

  Estimated future maturities on long-term debt at December 31, 1994, were as follows:

       1995.......................................................... $  570,000
       1996..........................................................    666,000
       1997..........................................................  1,088,000
       1998..........................................................    642,000
       1999..........................................................  1,005,000
       2000 and thereafter...........................................    167,532
                                                                      ----------
                                                                      $4,138,532
                                                                      ==========

  During 1990, the Company negotiated with its principal lender, National Bank of Washington, for increases to the Company's line of credit. The Company expected that such a credit facility could be put in place. However, in August 1990, the Federal Deposit Insurance Corporation (FDIC) seized the National Bank of Washington and effectively closed out all lending activities.

  The Company restructured its debt obligation with the FDIC effective September 30, 1992. The restructuring modified the debt by converting the principal and accrued interest obligation from a demand note to a $3,000,000 term note at 9.0% interest with quarterly repayments equal to 65% of the after-tax free cash flow generated by the domestic operations of the Company for five years. As part of the restructuring, the FDIC released the lien it held on the Company's domestic inventory and fixed assets until the $3,000,000 obligation was repaid. In addition, the Company granted the FDIC warrants, exercisable from April 1, 1997 through September 30, 1997, to purchase 120,000 common shares at $5.00 per share.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  On September 29, 1994, the Company completed a refinancing of its long term debt with the FDIC. The new long term financing allowed the Company to fully repay its existing obligation in the amount of $2,821,845, plus accrued interest. This payment completed and terminated the Company's obligations under the Loan Modification Agreement between the Company and the FDIC dated as of September 30, 1992. The debt forgiveness resulted in an extraordinary gain of $4,012,180. Since the gain had been previously recognized by the Company for tax purposes and since a valuation allowance had been recorded against the deferred tax asset, it has no current income tax effect.

  Additionally, the Company issued to the FDIC a new Convertible Subordinated Debenture due in 1999 ("Debenture") in the principal amount of $240,000 in exchange for the Warrant ("Warrant") for 120,000 shares of DMC common stock which was previously issued to the FDIC as part of the Agreement. The Debenture bears no interest and may be converted into 120,000 shares of DMC common stock at any time between October 1, 1996 and September 30, 1999 at an exercise price of $2.00 per share. If the FDIC chooses to convert the Debenture, the Company has the right to redeem the Debenture for 65% of the market value of the underlying common stock at the time of conversion. The Company has determined that the fair market value of the debenture, under these conversion terms, is $663,000. That amount has been recorded in the accompanying consolidated balance sheet at December 31, 1994. It is DMC's intention to redeem the Debenture for cash in the event the FDIC exercises its right to convert the Debenture after October 1, 1996.

  The new banking facility, which is in addition to the Company's existing bank facilities, totalled $2,600,000 as of December 31, 1994, is repayable in quarterly installments over a five year period beginning on September 30, 1994 and ending June 30, 1999 and carries an interest rate of prime plus 1.5%.

  During 1990, the Board of Directors authorized the Company to sell $625,000 of convertible subordinated debentures to certain key investors and directors of the Company. These debentures bear interest at 12%, were originally due September 30, 1992, and were extended to September 30, 1997, under the same terms, on June 30, 1992. The debentures are convertible to shares of the Company's common stock at the conversion price of $2.50 per share, for a maximum total conversion of 250,000 shares, of which 32,000 and 36,000 shares, respectively, were converted in 1994 and 1993. The Company has the right to call the debentures, subject to certain call premiums, beginning October 1, 1994; the Company has not called any debentures. The debentures are subordinate to all of the Company's current and future borrowing from banks, insurance companies, or other financial institutions regularly engaged in the business of lending of money.

  In August 1992, the Company restructured the long-term debt of its British subsidiary by converting a mortgage note bearing an interest rate of 14% with a three year maturity to a ten year mortgage note currently bearing an interest rate of 9.750%. The interest rate is reset annually to LIBOR plus 4.0%.

  In August 1994, the Company renewed its $2,000,000 banking facility from Chase Manhattan Bank of Maryland. This facility comprises a $1,000,000 working capital line, a $500,000 stand by letter of credit line and a $500,000 foreign currency trading line. The facility is secured by the assets of the domestic operations and bears interest at the rate of prime plus 0.75%. The facility expires on July 31, 1995. At December 31, 1994 and 1993, borrowings against the working capital line were $603,223 at 9.25% and $263,649 at 6.75%, respectively.

  The Company's wholly-owned United Kingdom subsidiary, DMC (U.K.) Ltd., has a line of credit that provides for borrowing up to (Pounds)280,000 ($438,000 at December 31, 1994). Under this line, borrowings denominated in pounds sterling bear interest at 3.5% over the U.K. base rate. The facility expires in June 1995. At December 31, 1994 and 1993, total borrowings under this line amounted to $102,883 at 9.75% and $223,748 at 9.0%, respectively. These borrowings are secured by substantially all of DMC (U.K.) Ltd.'s assets.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  The Company's wholly-owned German subsidiary, DMC Mess- & Regeltechnik GmbH, has a line of credit of $197,000. Borrowings under this line bear interest at 10.5%, and are secured by substantially all of this subsidiary's assets. There were no borrowings against this line at December 31, 1994 and 1993, respectively.

NOTE 3. INCOME TAXES

  The provision (benefit) for income taxes is composed of the following:

                                                     1994      1993      1992
                                                   --------  --------  --------
   Current:
    Federal....................................... $136,000  $(55,228) $195,896
    State.........................................   21,327     3,164    43,395
    Foreign.......................................  122,453    50,299    23,798
                                                   --------  --------  --------
                                                    280,080    (1,765)  263,089
                                                   --------  --------  --------
   Deferred:
    Federal.......................................  (75,928)   88,760  (119,361)
    State.........................................  (10,273)      348   (26,441)
    Foreign.......................................      --        --     (4,384)
                                                   --------  --------  --------
                                                    (86,201)   89,108  (150,186)
                                                   --------  --------  --------
                                                   $193,879  $ 87,343  $112,903
                                                   ========  ========  ========

  The provision (benefit) for income taxes differs from that computed by applying the statutory federal income tax rate to income (loss) before income taxes due to the following:

                                                          1994   1993   1992
                                                          -----  ----  ------
   Statutory rate                                          34.0% 34.0%   34.0%
   Effect of tax loss carry forward......................   --    --   (106.1)
   Difference in effective rates on earnings of foreign
    subsidiaries.........................................  (0.8)  1.5     4.4
   State income taxes (benefit), net of federal income
    tax benefit..........................................   2.4   4.6     1.8
   Debt restructuring....................................   --    --     94.2
   Valuation allowance adjustment........................   --    --    (17.2)
   Other.................................................   --    1.3     6.8
   Reversal of previously provided income tax............ (16.5)  --      --
                                                          -----  ----  ------
                                                           19.1% 41.4%   17.9%
                                                          =====  ====  ======

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
  The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred tax assets
(liabilities), as of December 31, 1994 and 1993, are as follows:

                                                           1994       1993
                                                         --------  -----------
      Accelerated depreciation.......................... $(33,000) $   (36,000)
      Bad debt reserves.................................   21,000       46,000
      Rent expense......................................    5,000        4,000
      Vacation expense..................................  163,000      141,000
      Commission Expense................................   55,000          --
      Warranty Expense..................................   42,000          --
      Inventory reserves................................   (8,000)         --
      Debt restructuring................................      --      1898,000
      Interest Expense OID..............................  (4,0000)         --
      DISC distributions................................  (39,000)     (61,000)
      Tax credit carryforward...........................                65,000
      Other.............................................  (80,000)    (123,000)
      Less: valuation allowance.........................      --    (1,898,000)
                                                         --------  -----------
                                                         $122,000  $    36,000
                                                         ========  ===========

  As a result of the debt restructuring and resulting extraordinary gain in 1994, the Company reversed the valuation allowance of $1,898,000 recorded at December 31, 1992, and therefore, the extraordinary gain had no income tax effect.

NOTE 4. EMPLOYEE BENEFIT PLANS

  The Company and DMC (U.K.) Ltd. maintain separate defined contribution employee benefit plans. U.S. and U.K. employees over the age of 21 and with more than 1 year of experience with the Company are eligible to participate. Eligible employees can defer a portion of their total compensation through contributions, a portion of which is matched by the Company. Participant contributions are immediately 100% vested, while Company contributions vest over four years.

  Expense related to these employee benefit plans was $96,236 for 1994, $73,844 for 1993, and $59,705 for 1992.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 5.  COMMITMENTS

  The Company is obligated under various operating and capital lease agreements, primarily for office space, a manufacturing facility, and office equipment through 1998. The Company entered into a lease for office and manufacturing space in the United States during 1987 which, with options, extends until November 2002 and contains an escalation clause related to increases in the Consumer Price Index.

  The following is a schedule by years of future minimum rental payments required under operating and capital leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1994:

     1995............................................................ $  633,378
     1996............................................................    577,614
     1997............................................................    534,907
     1998............................................................     52,117
     1999 and thereafter.............................................     28,800
                                                                      ----------
                                                                      $1,826,816
                                                                      ==========

  Rental expense was $595,167 in 1994, $558,000 in 1993, and $516,000 in 1992.

NOTE 6. STOCKHOLDERS' EQUITY

Options

  The Company adopted an Incentive Stock Option Plan ("ISO Plan") in 1985, and established a non-qualified stock option policy ("Warrant Plan") in 1984. In 1988, the Company adopted the 1988 Stock Option Plan ("1988 Plan"). In 1992, the Company adopted the 1991 Stock Option Plan ("1991 Plan") which was intended to supersede and replace the shares granted under the previous plans. As such, no grants were made under the old plans after the Shareholders approved the 1991 Plan on June 6, 1992. During 1992, employees holding option grants under the old plans were given a one time opportunity to transfer their options to the 1991 Plan at a conversion price of the higher of the original conversion price or $3.75. Consequently, 116,379 options were transferred to the 1991 Plan. In 1992, the Company also adopted the Outside Directors Stock Option Plan ("Directors Plan").

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
  The ISO Plan is administered by a Committee appointed by the Board of Directors, which determines the officers and key employees to be granted options on shares of the Company's common stock, at prices no lower than the fair market value on the date of grant. As of December 31, 1994, there were options outstanding to purchase 20,000 shares of common stock, with expiration dates through December 31, 1997. At December 31, 1994, there were no shares available for future grants of options under the ISO Plan.

  The following table summarizes the activity under the ISO Plan:

                                                       SHARES OPTION PRICE RANGE
                                                       ------ ------------------
      Options outstanding at January 1, 1992.......... 93,965   $2.50 - $8.00
      Transferred to 1991 Plan........................ 59,499    5.00 -  8.00
      Granted.........................................                    --
      Canceled or terminated..........................  3,533    6.00 -  7.87
      Exercised.......................................    --
                                                       ------   -------------
      Options outstanding at December 31, 1992........ 30,933    2.50 -  7.87
      Granted.........................................    --              --
      Canceled or terminated..........................    533    7.87 -  7.87
      Exercised....................................... 10,400    2.50 -  2.50
                                                       ------   -------------
      Options outstanding at December 31, 1993........ 20,000    2.50 -  2.50
      Granted.........................................    --              --
      Canceled or terminated..........................    --              --
      Exercised.......................................    --              --
                                                       ------   -------------
      Options outstanding at December 31, 1994........ 20,000   $2.50 - $2.50
                                                       ======   =============
      Options exercisable at December 31, 1994........ 20,000   $2.50 - $2.50
                                                       ======   =============

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
  The Warrant Plan is administered by the Board of Directors, which determines those individuals to be granted options on shares of the Company's common stock, at prices no lower than the fair market value on the date of grant. As of December 31, 1994, there were options outstanding to purchase 15,500 shares of common stock, with an expiration date of December 31, 1997. At December 31, 1994 there were no shares available for future grants of options under the Warrant Plan.

  The following table summarizes the activity under the Warrant Plan:

                                                       SHARES OPTION PRICE RANGE
                                                       ------ ------------------
      Options outstanding at January 1, 1992.......... 76,680   $2.50 - $12.00
      Transferred to 1991 Plan........................ 37,080    2.50 -   8.00
      Granted.........................................    520    2.50 -   2.50
      Canceled or terminated..........................    400    6.00 -  12.00
      Exercised.......................................    --
                                                       ------   --------------
      Options outstanding at December 31, 1992........ 39,720    2.50 -  12.00
      Granted.........................................    --
      Cancel or terminated............................    720    2.50 -  12.00
      Exercised....................................... 23,500    2.50 -   2.50
                                                       ------   --------------
      Options outstanding at December 31, 1993........ 15,500    2.50 -   6.00
      Granted.........................................    --
      Canceled or terminated..........................    --               --
      Exercised.......................................    --               --
                                                       ------   --------------
      Options outstanding at December 31, 1994........ 15,500   $2.50 - $ 6.00
                                                       ======   ==============
      Options exercisable at December 31, 1994........ 15,500   $2.50 - $ 6.00
                                                       ======   ==============

  The Company adopted the 1988 Stock Option Plan in September 1988. Of the 80,000 shares of common stock issuable under the 1988 Plan, there were options under the plan outstanding to purchase 5,000 shares at December 31, 1994. Options to purchase common stock granted under the 1988 Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. As of December 31, 1994, there were no shares available for future grants of options under the 1988 Plan.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  The following table summarizes the activity under the 1988 Option Plan:

                                                       SHARES OPTION PRICE RANGE
                                                       ------ ------------------
      Options outstanding at January 1, 1992.......... 28,300   $2.50 - $8.75
      Transferred to 1991 Plan........................ 19,800    2.50 -  8.75
      Granted.........................................  1,500    2.50 -  2.50
      Canceled or terminated..........................    --
      Exercised.......................................    --
                                                       ------   -------------
      Options outstanding at December 31, 1992........ 10,000    2.50 -  2.50
      Granted.........................................    --
      Canceled or terminated..........................  1,667    2.50 -  2.50
      Exercised.......................................  3,333    2.50 -  2.50
                                                       ------   -------------
      Options outstanding at December 31, 1993........  5,000    2.50 -  2.50
      Granted.........................................    --
      Canceled or terminated..........................    --              --
      Exercised.......................................    --              --
                                                       ------   -------------
      Options outstanding at December 31, 1994........  5,000   $2.50 - $2.50
                                                       ======   =============
      Options exercisable at December 31, 1994........  5,000   $2.50 - $2.50
                                                       ======   =============

  At the 1992 Annual Meeting, the Shareholders approved the 1991 Stock Option Plan and authorized 250,000 shares to replace shares issued under the old plans. The 1991 Plan is administered by the Board of Directors, which determines those individuals to be granted options on shares of the Company's common stock, at prices no lower than the fair market value on the date of grant. As of December 31, 1994, there were options outstanding to purchase 146,626 shares of common stock, with an expiration date of December 31, 1997. At December 31, 1994 there were 102,874 shares available for future grants of options under the 1991 Plan.

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
  The following table summarizes the activity under the 1991 Option Plan:

                                                     SHARES  OPTION PRICE RANGE
                                                     ------- ------------------
      Options outstanding at January 1, 1992........     --
      Transferred from old plans.................... 116,379   $3.75 - $8.75
      Granted.......................................   8,000    5.00 -  5.00
      Canceled or terminated........................     --
      Exercised.....................................     --
                                                     -------   -------------
      Options outstanding at December 31, 1992...... 124,379    3,75 -  8.75
      Granted.......................................  21,000    6.75 -  6.75
      Canceled or terminated........................  26,253    5.00 -  8.75
      Exercised.....................................     --
                                                     -------   -------------
      Options outstanding at December 31, 1993...... 119,126    3.75 -  8.75
      Granted.......................................  28,000    3.50 -  5.37
      Canceled or terminated........................     --              --
      Exercised.....................................     500    4.00 -  4.00
                                                     -------   -------------
      Options outstanding at December 31, 1994...... 146,626   $3.50 - $8.75
                                                     =======   =============
      Options exercisable at December 31, 1994...... 121,287   $3.50 - $8.75
                                                     =======   =============

  At the 1992 Annual Meeting, the Shareholders approved the Outside Directors Stock Option Plan and authorized 50,000 shares for granting to non-employee directors of the Company. The Directors Plan provides that, upon joining the Board, each outside director is awarded 5,000 shares at a price equal to the higher of $2.50 or the fair market value on the date of grant. As of December 31, 1994, there were options outstanding to purchase 28,750 shares of common stock, with an expiration date of December 31, 1997. At December 31, 1994, there were 18,750 shares available for future grants of options under the Directors Plan.

                          DATA MEASUREMENT CORPORATION

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  The following table summarizes the activity under the Directors Plan:

                                                       SHARES OPTION PRICE RANGE
                                                       ------ ------------------
      Options outstanding at January 1, 1992..........    --
      Granted......................................... 25,000   $2.50 - $2.50
      Canceled or terminated..........................    --
      Exercised.......................................    --
                                                       ------   -------------
      Options outstanding at December 31, 1992........ 25,000    2.50 -  2.50
      Granted.........................................  5,000    6.00 -  6.00
      Canceled or terminated..........................  3,750    2.50 -  2.50
      Exercised.......................................  2,500    2.50 -  2.50
                                                       ------   -------------
      Options outstanding at December 31, 1993........ 23,750    2.50 -  6.00
      Granted.........................................  5,000    4.00 -  4.00
      Canceled or terminated..........................    --              --
      Exercised.......................................    --              --
                                                       ------   -------------
      Options outstanding at December 31, 1994........ 28,750   $2.50 - $6.00
                                                       ======   =============
      Options exercisable at December 31, 1994........ 17,500   $2.50 - $6.00
                                                       ======   =============

                         DATA MEASUREMENT CORPORATION

                 YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 7. BUSINESS SEGMENT INFORMATION

  Geographic area results were as follows (000's omitted):

                                       YEAR ENDED DECEMBER 31, 1994
                         --------------------------------------------------------
                         UNITED  UNITED
                         STATES  KINGDOM GERMANY FRANCE ELIMINATIONS CONSOLIDATED
                         ------- ------- ------- ------ ------------ ------------
Net sales to
 unaffiliated
 customers.............. $17,868 $4,658  $1,660   $ 20    $   --       $24,206
Intercompany sales......   2,455    651      38    --      (3,144)         --
                         ------- ------  ------   ----    -------      -------
Total sales............. $20,323 $5,309  $1,698   $ 20    $(3,144)     $24,206
                         ======= ======  ======   ====    =======      =======
Pre tax income.......... $   263 $  392  $  209   $150    $   --       $ 1,014
                         ======= ======  ======   ====    =======      =======
Identifiable assets at
 December 31............ $14,575 $4,339  $1,019   $158    $   --       $20,091
                         ======= ======  ======   ====    =======      =======

                                       YEAR ENDED DECEMBER 31, 1994
                         ---------------------------------------------------------
                         UNITED   UNITED
                         STATES   KINGDOM GERMANY FRANCE ELIMINATIONS CONSOLIDATED
                         -------  ------- ------- ------ ------------ ------------
Net sales to
 unaffiliated
 customers.............. $16,458  $2,100  $1,411   $252    $   --       $20,221
Intercompany sales......     817   1,184      89    164     (2,254)         --
                         -------  ------  ------   ----    -------      -------
Total sales............. $17,275  $3,284  $1,500   $416    $(2,254)     $20,221
                         =======  ======  ======   ====    =======      =======
Pre tax income.......... $  (106) $  141  $  178   $ (2)   $   --       $   211
                         =======  ======  ======   ====    =======      =======
Identifiable assets at
 December 31............ $13,286  $2,734  $1,242   $249    $   --       $17,511
                         =======  ======  ======   ====    =======      =======

                                       YEAR ENDED DECEMBER 31, 1994
                         --------------------------------------------------------
                         UNITED  UNITED
                         STATES  KINGDOM GERMANY FRANCE ELIMINATIONS CONSOLIDATED
                         ------- ------- ------- ------ ------------ ------------
Net sales to
 unaffiliated
 customers.............. $15,647 $ 2,890  $508    $892    $   --       $19,937
Intercompany sales......     604     782    64       1     (1,450)         --
                         ------- -------  ----    ----    -------      -------
Total sales............. $16,251 $33,672  $572    $893    $(1,450)     $19,937
                         ======= =======  ====    ====    =======      =======
Pre tax income.......... $   629 $    74  $(70)   $ (3)   $   --       $   630
                         ======= =======  ====    ====    =======      =======
Identifiable assets at
 December 31............ $12,840 $ 2,959  $808    $451    $   --       $17,058
                         ======= =======  ====    ====    =======      =======

  Export sales to geographic areas outside the United States, excluding intercompany transactions, were as follows (in thousands):

                                                         1994    1993    1992
                                                        ------- ------- -------
From the United States................................. $12,004 $10,564 $10,376
From DMC (U.K.) Limited in the United kingdom..........   4,658   2,100   2,890
From DMC Mess - & Regeltechnik GmbH in West Germany....   1,660   1,411     508
From DMC France, S.A.R.L. in France....................      20     252     892
                                                        ------- ------- -------
                                                        $18,342 $14,327 $14,666
                                                        ======= ======= =======

  The Company does not believe it is dependent upon any single customer on a continuing basis, although in any one year one customer may account for a material portion of the Company's sales. During 1994, 1993 and 1992, no customer accounted for 10% or more of sales.

                          DATA MEASUREMENT CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                              THREE MONTHS ENDED        NINE MONTHS ENDED
                                 SEPTEMBER 30,            SEPTEMBER 30,
                             ----------------------  ------------------------
                                1995        1994        1995         1994
                             ----------  ----------  -----------  -----------
Sales....................... $8,976,234  $6,121,236  $23,998,754  $17,548,521
Cost and expenses:
 Cost of sales..............  6,633,491   4,759,111   17,368,226   13,521,563
 Selling, general &
  administration............  1,340,091   1,128,122    4,209,958    3,193,998
 Interest expense...........    187,568      99,788      461,412      301,383
 Gain on foreign exchange...       (106)    (14,644)     (49,272)      (5,931)
                             ----------  ----------  -----------  -----------
Costs and expenses..........  8,161,914   5,972,377   21,990,324   17,011,013
                             ----------  ----------  -----------  -----------
Income before provision for
 income taxes...............    814,320     148,859    2,008,430      537,508
Provision for income taxes:
 Current....................    204,792         --       414,471       11,426
 Deferred...................     99,824     (10,121)     213,801       63,425
                             ----------  ----------  -----------  -----------
Net income before
 extraordinary item.........    509,704     158,980    1,380,158      462,657
                             ----------  ----------  -----------  -----------
Extraordinary item..........        --    4,012,180          --     4,012,180
Net income after
 extraordinary item......... $  509,704  $4,171,160  $ 1,380,158  $ 4,474,837
                             ==========  ==========  ===========  ===========
Net Income per Share........
 Primary
  --Before Extraordinary
   Item..................... $     0.34  $     0.12  $      0.95  $      0.35
  --Extraordinary Item......        --         2.95          --          2.99
  --After Extraordinary
   Item.....................       0.34        3.07         0.95         3.34
 Fully Diluted
  --Before Extraordinary
   Item..................... $     0.31  $     0.11  $      0.82  $      0.33
  --Extraordinary Item......        --         2.60          --          2.60
  --After Extraordinary
   Item.....................       0.31        2.71         0.82         2.93




          See accompanying notes to consolidated financial statements.

                          DATA MEASUREMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1995          1994
                                                     ------------- ------------
                                                      (UNAUDITED)
                      ASSETS
Current Assets
 Cash and cash equivalents.........................   $ 1,440,322  $   685,384
 Accounts Receivable:
 Trade, less allowance for doubtful accounts of
  $167,000 in 1995 & 180,000 in 1994...............     6,795,534    5,238,586
 Unbilled accounts receivable......................       744,906    1,544,737
 Retainages........................................       884,081    1,521,516
                                                      -----------  -----------
  Total Accounts Receivable........................     8,424,521    8,304,839
 Inventories:
 Work-in-process...................................     4,046,138    2,514,722
 Material and parts................................     8,355,532    6,695,087
                                                      -----------  -----------
  Total inventories................................    12,401,670    9,209,809
 Deferred income taxes.............................       188,266      188,266
 Other.............................................       436,922      316,743
                                                      -----------  -----------
  Total current assets.............................    22,891,701   18,705,041
 Property and equipment, at cost:
 Land..............................................        39,575       39,163
 Building..........................................       499,155      493,952
 Machinery and equipment...........................     1,852,425    1,763,373
 Demonstration equipment...........................     1,297,086    1,048,997
 Office furniture..................................       951,305      803,945
 Leasehold improvements............................       261,255      204,644
                                                      -----------  -----------
  Total property and equipment.....................     4,900,801    4,354,074
 Less accumulated depreciation and amortization....     3,750,633    3,410,849
                                                      -----------  -----------
  Net property and equipment.......................     1,150,168      943,225
 Patents and licenses at cost, less amortization of
  $130,181 in 1995 and $102,635 in 1994............        49,628       53,551
 Goodwill..........................................       380,179      388,954
                                                      -----------  -----------
TOTAL ASSETS.......................................   $24,471,676  $20,090,771
                                                      ===========  ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable to bank.............................   $ 2,549,199  $   706,108
 Accounts payable..................................     3,000,141    2,347,210
 Advance payments on contracts.....................     1,069,398    1,453,509
 Accrued compensation..............................       873,062      683,753
 Accrued warranty expense..........................       471,464      354,096
 Accrued commission expense........................       719,884      566,311
 Accrued interest expense..........................        17,927       37,427
 Other accrued liabilities.........................       639,692      497,265
 Current income taxes..............................       203,951      197,498
 Current portion of long term debt.................       617,740      569,999
                                                      -----------  -----------
  Total current liabilities........................    10,162,458    7,413,176
Deferred income taxes..............................       277,620       65,824
Long term debt.....................................     3,272,234    3,568,533
Stockholders' equity:
 Common stock, $.01 par value......................        13,825       13,313
 Additional paid in capital........................     5,594,551    5,417,248
 Retained earnings.................................     5,438,518    4,058,060
 Currency translation adjustments..................      (270,730)    (428,583)
 Treasury stock, 3,000 shares, at cost.............       (16,800)     (16,800)
                                                      -----------  -----------
  Total stockholders' equity.......................    10,759,364    9,043,238
                                                      -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........   $24,471,676  $20,090,771
                                                      ===========  ===========

          See accompanying notes to consolidated financial statements.

                          DATA MEASUREMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                        ----------------------
                                                           1995        1994
                                                        ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................................ $1,380,458  $4,474,837
 Adjustments to reconcile net earnings to net cash used
  in operations:
  Depreciation.........................................    345,105     397,100
  Amortization.........................................     28,241      22,609
 Changes in assets and liabilities:
  Accounts receivable.................................. (1,741,974) (1,394,190)
  Inventories.......................................... (3,162,997)   (164,538)
  Other current assets.................................   (126,031)    (26,584)
  Patents and licenses.................................    (10,114)    (28,591)
  Accounts payable.....................................    639,091     321,392
  Advance payments on contracts........................  1,253,092     708,201
  Accrued compensation.................................    213,466     (12,892)
  Other accrued liabilities............................    376,273    (200,472)
  Current income taxes.................................     (1,211)     10,028
  Deferred income taxes................................    212,898      63,436
                                                        ----------  ----------
Net cash provided by (or used in) operating
 activities............................................   (593,703)  4,170,336
                                                        ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.................   (542,744)   (127,703)
 Net cash provided by (or used in) investing
  activities...........................................   (542,744)   (127,703)
                                                        ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of long term debt...........................   (203,746) (4,262,401)
 Increase in notes payable.............................  1,842,493     707,873
 Proceeds from sale of common stock....................    128,315           0
                                                        ----------  ----------
 Net cash provided by (or used in) financing
  activities...........................................  1,767,062  (3,554,528)
                                                        ----------  ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
 EQUIVALENTS...........................................    124,324      37,673
NET INCREASE IN CASH...................................    754,939     525,778
CASH, Beginning of period..............................    685,384     738,696
                                                        ----------  ----------
CASH, End of period.................................... $1,440,323  $1,264,474
                                                        ==========  ==========
Supplemental cash flow information:
 Interest paid......................................... $  330,912  $  291,936
 Income taxes paid..................................... $  408,018  $    1,540
 Capitalized equipment leases.......................... $  114,769  $   73,030
 Capitalized test equipment............................ $  243,984  $      --
 Conversion of Subordinated Debenture.................. $   49,500  $   80,000

          See accompanying notes to consolidated financial statements.

                         DATA MEASUREMENT CORPORATION

             NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1) BASIS OF PRESENTATION

  The consolidated unaudited financial statements contained herein have been prepared from the books and records of the Company. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

  The Company has 4,000,000 authorized shares of $.01 par value common stock of which there were 1,382,507 shares issued and 1,379,507 shares outstanding and 1,330,818 shares issued and 1,327,818 shares outstanding as of September 30, 1995 and 1994, respectively.

(2) NET INCOME PER SHARE CALCULATION

  Primary income per share is based on the weighted average number of common shares outstanding including common stock equivalents from dilutive stock options and warrants. Common equivalent shares were computed using the treasury stock method. The Company's convertible subordinated debentures are not common stock equivalents. However, stock options having an exercise price below the average market price of common stock during the period are common stock equivalents and are assumed to have been exercised. Additionally, the method assumes that the exercise proceeds are used by the Company to repurchase common shares at the average market price. Under this method, the average shares used in calculating primary earnings per share are 1,514,364 and 1,461,393 for the three and nine month periods ending September 30, 1995.

  Fully diluted earnings per share have also been calculated using the treasury stock method; in addition, however, the conversion of the convertible subordinated debentures issued by the Company is also assumed. Average shares used in calculating fully diluted earnings per share, therefore, are 1,684,353 and 1,710,824 for the three and nine month periods ending September 30, 1995.

(3) MERGER TRANSACTION

  On September 16, 1995, the Company entered into a definitive agreement to merge with Measurex Corporation. Measurex has agreed to pay $18.625, all cash, for each of the Company's common shares. The transaction is subject to the approval of a majority of Data Measurement's common shareholders. A final proxy is expected to be mailed to the shareholders in November 1995 and a vote of the shareholders is expected to occur in mid December 1995. Closing of the merger, if approved, is expected in early January 1996.

                             AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             MEASUREX CORPORATION,

                            MX ACQUISITION COMPANY

                                      AND

                          DATA MEASUREMENT CORPORATION

                                     as of

                               September 16, 1995

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I THE MERGER.....................................................  1
     1.1 The Merger......................................................  1
     1.2 Closing; Effective Time.........................................  1
     1.3 Effect of the Merger............................................  2
     1.4 Certificate of Incorporation; Bylaws............................  2
     1.5 Directors and Officers..........................................  2
     1.6 Conversion and Cancellation of Shares...........................  2
     1.7 Payment for DMC Stock, Stock Options and Debentures.............  4
     1.8 Transfers.......................................................  5
     1.9 Dissenters' Rights..............................................  5
     1.10 DMC Stock Option Plans and Debentures..........................  5
     1.11 Taking of Necessary Action; Further Action.....................  6


ARTICLE II REPRESENTATIONS AND WARRANTIES OF DMC.........................  6
     2.1 Organization, Standing and Power................................  7
     2.2 Subsidiaries....................................................  7
     2.3 Capitalization..................................................  7
     2.4 Authority.......................................................  9
     2.5 Noncontravention................................................  9
     2.6 SEC Documents; Financial Statements.............................  9
     2.7 Absence of Certain Changes......................................  10
     2.8 Absence of Undisclosed Liabilities..............................  11
     2.9 Litigation......................................................  11
     2.10 Restrictions on Business Activities............................  12
     2.11 Governmental Authorization.....................................  12
     2.12 Title to Property..............................................  12
     2.13 Intellectual Property..........................................  12
     2.14 Environmental Matters..........................................  14
     2.15 Radioactive Materials and X-Ray Sources........................  15
     2.16 Taxes..........................................................  16
     2.17 Employee Benefit Plans.........................................  17
     2.18 Certain Agreements Affected by the Merger......................  19
     2.19 Product Warranty...............................................  19
     2.20 Product Liability..............................................  20
     2.21 Employee Matters...............................................  20
     2.22 Interested Party Transactions..................................  20
     2.23 Insurance......................................................  20
     2.24 Compliance with Laws...........................................  21
     2.25 Inventory......................................................  21
     2.26 Accounts Receivable............................................  21
     2.27 Customers and Suppliers........................................  21

     2.28 Material Contracts............................................ 22
     2.29 Minute Books.................................................. 22
     2.30 Proxy Statement............................................... 23
     2.31 Brokers' and Finders' Fees.................................... 23
     2.32 Opinion of Financial Advisor.................................. 23
     2.33 Vote Required................................................. 23
     2.34 Board Approval................................................ 23
     2.35 Section 203 Not Applicable.................................... 24
     2.36 No Government Contracts....................................... 24
     2.37 Backlog....................................................... 24
     2.38 Right to Practice Under Instantaneous Profile Measurement
          Licenses...................................................... 24


ARTICLE III REPRESENTATIONS AND WARRANTIES OF MEASUREX AND
     MERGER SUB......................................................... 24
     3.1 Organization, Standing and Power............................... 25
     3.2 Authority...................................................... 25
     3.3 Noncontravention............................................... 25
     3.4 Board Approval................................................. 25
     3.5 Financing...................................................... 25


ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................... 26
     4.1 Conduct of Business............................................ 26
     4.2 No Solicitation................................................ 29


ARTICLE V ADDITIONAL AGREEMENTS......................................... 30
     5.1 Proxy Statement................................................ 30
     5.2 Meeting of Stockholders........................................ 30
     5.3 Access to Information.......................................... 31
     5.4 Confidentiality................................................ 31
     5.5 Public Disclosure.............................................. 32
     5.6 Consents; Cooperation.......................................... 32
     5.7 FIRPTA......................................................... 32
     5.8 FDA Filings.................................................... 33
     5.9 Reasonable Efforts and Further Assurances...................... 33
     5.10 Amendment of Certain Agreements............................... 33
     5.11 Indemnification............................................... 33
     5.12 Payment of Bank Loans......................................... 33


ARTICLE VI CONDITIONS TO THE MERGER..................................... 34
     6.1 Conditions to Obligations of Each Party to Effect the Merger... 34
     6.2 Additional Conditions to Obligations of DMC.................... 34
     6.3 Additional Conditions to the Obligations of Measurex and
         Merger Sub..................................................... 35

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER............................ 36
     7.1 Termination..................................................... 36
     7.2 Certain Actions Prior to Termination............................ 37
     7.3 Effect of Termination........................................... 37
     7.4 Expenses and Termination Fee.................................... 38
     7.5 Amendment....................................................... 38
     7.6 Extension; Waiver............................................... 38


ARTICLE VIII GENERAL PROVISIONS.......................................... 39
     8.1 Survival........................................................ 39
     8.2 Notices......................................................... 39
     8.3 Interpretation.................................................. 40
     8.4 Counterparts.................................................... 40
     8.5 Entire Agreement; Nonassignability; Parties in Interest......... 40
     8.6 Severability.................................................... 40
     8.7 Remedies Cumulative............................................. 41
     8.8 Governing Law................................................... 41
     8.9 Rules of Construction........................................... 41

EXHIBITS

Exhibit A  -  Voting and Stock Option Agreement

Exhibit B  -  Physical Inventory

                             AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of September 16, 1995, by and among MEASUREX CORPORATION, a Delaware corporation ("Measurex"), MX ACQUISITION COMPANY, a Delaware corporation and a wholly owned subsidiary of Measurex ("Merger Sub"), and DATA MEASUREMENT CORPORATION, a Delaware corporation ("DMC").

                                 RECITALS

          The Boards of Directors of Measurex and DMC each believe it is in the best interests of their respective corporations that Merger Sub merge with and into DMC (the "Merger") upon the terms and subject to the conditions set forth herein.

          DMC, Measurex and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          Concurrent with the execution of this Agreement and as an inducement to Measurex to enter into this Agreement, certain stockholders of DMC have entered into a voting and stock option agreement dated as of the date hereof in the form attached to this Agreement as Exhibit A (the "Voting and Option Agreement") with respect to those shares of DMC Common Stock owned by such stockholders.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I
                                  THE MERGER
                                  ----------

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into DMC, the separate corporate existence of Merger Sub shall cease and DMC shall continue as the surviving corporation. DMC as the surviving corporation in the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date" or the "Effective Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison, Spear Street Tower, One Market, San Francisco, CA, or at such other location as may be mutually agreed to by the parties. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in form reasonably satisfactory to the parties hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, the "Effective Time".)

          1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of DMC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of DMC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Measurex Data Measurement Corporation."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5 Directors and Officers. The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          1.6 Conversion and Cancellation of Shares. By virtue of the Merger and without any action on the part of Measurex, Merger Sub or DMC or the holders of any of the following securities, the manner of converting and cancelling shares in connection with the Merger shall be as follows:

          (a) Conversion of Shares. Each share of common stock, par value $.01 per share, of DMC ("DMC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of DMC Common Stock owned by Measurex, Merger Sub or any other direct or indirect subsidiary of Measurex (collectively, the "Measurex Companies") or shares of DMC Common Stock that are held by stockholders duly exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Shares")), shall be converted into, and become exchangeable for $18.625 in cash (the "Cash Merger Consideration"). At the Effective Time, all such shares of DMC Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (each a "Certificate") representing any of such shares shall thereafter represent only the right to receive the Cash Merger Consideration into which such shares have been converted pursuant to this Article I, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such shares as determined in accordance with Section 262 of the DGCL.

          (b) Cancellation of Shares. Each share of DMC Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Measurex Companies, and each such share issued and held in DMC's treasury immediately prior to Effective Time, shall, at the Effective Time and by virtue of the Merger, and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Merger Sub Capital Stock. At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustments. If between the date of this Agreement and the Effective Time the number of shares of DMC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the amount of the Cash Merger Consideration shall be correspondingly adjusted.

          1.7  Payment for DMC Stock, Stock Options and Debentures.

          (a) At the Effective Time, Measurex shall make available or cause to be made available to the party specified by Measurex as the exchange agent (the ``Exchange Agent'') amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 1.6(a) hereof to holders of DMC Common Stock who are to receive the Cash Merger Consideration and amounts as necessary to make the payments specified in Section
1.10 (all such amounts collectively referred to as the "Merger Consideration.") Measurex, at its sole option, may act as Exchange Agent. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than holders holding Shares that were cancelled under the terms of Section 1.6(b)) of DMC Common Stock, stock options or debentures, a form (mutually agreed to by Measurex and DMC) of letter of transmittal and instructions for use in effecting the surrender of the Certificates or documents which, immediately prior to the Effective Time, represented any of such DMC Common Stock, stock options or debentures in exchange for payment of the Cash Merger Consideration in the case of holders of DMC Common Stock and the amounts provided for in Section 1.10 in the case of holders of DMC stock options or debentures. Upon surrender to the Exchange Agent of such documents or Certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, Measurex shall promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings.

          (b) No interest will be paid or will accrue on the amount payable hereunder. If payment is to be made to a person other than the registered holder of the Certificate or document surrendered, it shall be a condition of such payment that the Certificate or document so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Measurex, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or document surrendered or establish to the satisfaction of Measurex or the Exchange Agent that such tax has been paid or is not payable. Three hundred and sixty days following the Effective Time, Measurex shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates or documents formerly representing DMC Common Stock, stock options or debentures outstanding on the Effective Time, and thereafter such holders shall be entitled to look to Measurex only as general creditors thereof with respect to the amounts payable upon due surrender of their Certificates or documents. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates or documents formerly representing DMC Common Stock, stock options or debentures for any amount paid to a public official as required by any applicable abandoned property, escheat or similar law.

          (c) Except as otherwise provided in subsection (b) above, Measurex shall pay all charges and expenses, including those of the Exchange Agent, in connection with the foregoing.

          1.8 Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of DMC of the shares of DMC Common Stock, stock options or debentures that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or documents are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration to be paid upon the due surrender of and in respect of such Certificates and documents pursuant to this Agreement in accordance with the procedures set forth in this Article I.

          1.9 Dissenters' Rights. Any stockholder of DMC who shall have delivered a written demand for appraisal of such stockholder's shares of DMC Common Stock, as provided in Section 262 of the DGCL (each a "Dissenting Stockholder"), shall not be entitled to receive the Cash Merger Consideration pursuant to this Article I, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such shares. DMC shall give Measurex (i) prompt notice of any written demands for appraisal of any Dissenting Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by DMC relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. DMC shall not, except with the prior written consent of Measurex, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          1.10  DMC Stock Option Plans and Debentures.  At the Effective Time,
(i) the DMC 1985 Incentive Stock Option Plan (the "ISO Plan"), the DMC non-qualified stock option plan (the "Warrant Plan'), the DMC 1988 Stock Option Plan (the "1988 Plan"), the DMC 1991 Stock Option Plan (the "1991 Plan"), 4,000 unqualified options granted in 1995 (the "1995 Grant") and the DMC Outside Directors Stock Option Plan (the "Directors Plan" and collectively with the ISO Plan, the Warrant Plan, the 1988 Plan, the 1991 Plan, and the 1995 Grant, the "DMC Stock Option Plans") and all options to purchase DMC Common Stock then outstanding under the DMC Stock Option Plans shall be deemed fully vested and

Measurex will make available to the Exchange Agent amounts sufficient for the Exchange Agent to pay each option holder the difference between the option price specified in the option agreement and the Cash Merger Consideration multiplied by the unexercised options covered by such option agreement; and (ii) Measurex will make available to the Exchange Agent amounts sufficient for the Exchange Agent to pay each debenture holder who is entitled to convert the debenture as of the date of this Agreement a price equal to the Cash Merger Consideration multiplied by the number of shares that remain to be converted under such debenture.

          1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of DMC and Merger Sub, the officers and directors of DMC and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF DMC
                     -------------------------------------

          DMC hereby represents and warrants to Measurex and Merger Sub that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by DMC to Measurex on the date hereof (the "DMC Disclosure Schedule"). The DMC Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article II.

          In this Agreement, (a) any reference to "Material Adverse Effect" shall mean any and all events, changes or effects that are adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of DMC and its subsidiaries, taken as a whole, compared to those represented by DMC in any part of this Agreement (without reference to any exception for a "Material Adverse Effect") which adverse events, changes or effects in the aggregate could reasonably be expected to cause Measurex to incur losses, liabilities or expenses exceeding $500,000 if the Merger were consummated; (b) any reference to a party's "knowledge" shall mean the actual knowledge of such party's executive officers after due and diligent inquiry; and (c) any reference to the term "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity.

          2.1 Organization, Standing and Power. Each of DMC and the DMC Subsidiaries (as defined in Section 2.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of DMC and the DMC Subsidiaries has the corporate power and authority, and has all necessary licenses and permits, to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on DMC. DMC has delivered to Measurex a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of DMC and each of the DMC Subsidiaries, each as amended to date. Neither DMC nor any of the DMC Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws or equivalent organizational documents.

          2.2 Subsidiaries. Except as disclosed in the DMC SEC Documents (as defined in Section 2.6), DMC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. DMC is the owner of all outstanding shares of capital stock of each of its subsidiaries (the "DMC Subsidiaries" and each a "DMC Subsidiary") and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each DMC Subsidiary are owned by DMC free and clear of all liens, charges, claims or encumbrances or rights of others.

          2.3  Capitalization.

          (a) Capital Stock. The authorized capital stock of DMC consists of 4,000,000 shares of DMC Common Stock, 1,379,507 of which were issued and outstanding as of the close of business on September 16, 1995, and 3,000 of which were issued and held as treasury stock as of such date by DMC. There are no other outstanding shares of capital stock or voting securities other than shares of DMC Common Stock issued after September 16, 1995 upon the exercise of options under the DMC Stock Option Plans and the conversion of debentures pursuant to the Convertible Debenture agreements as defined in this Section 2.3(a)(ii) and there are no outstanding commitments to issue any shares of capital stock or voting securities after September 16, 1995 other than (i) upon the exercise of options outstanding as of such date under the DMC Stock Option Plans, and (ii) pursuant to the conversion of (A) DMC's convertible subordinated debentures due 1997 (the "1997 Convertible Debentures") in an aggregate principal amount as of September 16, 1995 of $375,500 and (B) DMC's convertible subordinated debentures due 1999 (the "FDIC Debentures" and collectively with the 1997 Convertible Debentures, the "Convertible Debentures") in an aggregate principal amount as of September 16,

1995 of $240,000. All outstanding shares of DMC Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of DMC or any agreement to which DMC is a party or by which it is bound.

          (b) DMC Stock Option Plans. As of the close of business on September 16, 1995, there were (i) 15,000 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the ISO Plan; (ii) 15,500 shares of DMC Common Stock reserved for issuance in respect of outstanding, non-qualified stock options under the Warrant Plan; (iii) 5,000 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the 1988 Plan; (iv) 162,237 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the 1991 Plan; (v) 18,750 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the Directors Plan; and 4,000 shares reserved for issuance in respect of outstanding options under the 1995 Grant. Since September 16, 1995, DMC has not issued or granted additional options under the DMC Stock Option Plans. The DMC Disclosure Schedule provides the name, exercise price and number of unexercised shares as of the date of this Agreement.

          (c) Debentures. As of the close of business on September 16, 1995, there were (i) 150,200 shares of DMC Common Stock reserved for issuance upon the exercise of the conversion right under the 1997 Convertible Debentures, and (ii) 120,000 shares of DMC Common Stock reserved for issuance upon the exercise of the conversion right under the FDIC Debentures.

          (d) Other Rights. Except as specified in this Section 2.3, there are no other options, warrants, calls, rights, commitments or agreements of any character to which DMC is a party or by which it is bound obligating DMC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of DMC or obligating DMC to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of DMC's capital stock (i) between or among DMC and any of its stockholders or (ii) to the knowledge of DMC, between or among any of DMC's stockholders. True and complete copies of all agreements and instruments relating to or issued under the DMC Stock Option Plans and the Convertible Debentures have been made available to Measurex and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments, in any case from the form made available to Measurex.

          2.4 Authority. DMC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DMC, subject only to the approval of the Merger by holders of a majority of the outstanding shares of DMC Common Stock. This Agreement has been duly executed and delivered by DMC and constitutes the valid and binding obligation of DMC, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to DMC or any of the DMC Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement relating to the DMC Stockholders Meeting (as defined in Section 2.30), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on DMC, and would not prevent, alter or materially delay any of the transactions contemplated by this Agreement.

          2.5 Noncontravention. The execution and delivery of this Agreement by DMC does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or create in any party the right to modification, termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws or other similar organizational document of DMC or any of the DMC Subsidiaries or (ii) any Material Contract (as defined in Section 2.28) to which DMC and any of the DMC Subsidiaries is a party, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DMC or any of the DMC Subsidiaries or any of their properties or assets.

          2.6 SEC Documents; Financial Statements. DMC has furnished to Measurex a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by

DMC since December 31, 1990, and, prior to the Effective Time, DMC will have furnished Measurex with true and complete copies of any additional documents filed with the SEC by DMC prior to the Effective Time (collectively, the "DMC SEC Documents"). In addition, DMC has made available to Measurex all exhibits to the DMC SEC Documents filed prior to the date hereof, and will promptly make available to Measurex all exhibits to any additional DMC SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the DMC SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired or terminated in accordance with their terms, and neither DMC nor any of the DMC Subsidiaries is in default thereunder. As of their respective filing dates, the DMC SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the DMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed DMC SEC Document. The financial statements of DMC, including the notes thereto, included in the DMC SEC Documents (the "DMC Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The DMC Financial Statements fairly present the consolidated financial condition and operating results of DMC and the DMC Subsidiaries as of the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in DMC accounting policies except as described in the notes to the DMC Financial Statements.

          2.7 Absence of Certain Changes. Since June 30, 1995, (the "DMC Balance Sheet Date"), DMC has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on DMC;
(ii) any acquisition, sale or transfer of any material asset of DMC or any of the DMC Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by DMC or any revaluation by DMC of any of its or any of the DMC Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of DMC, or any direct or indirect redemption, purchase or other acquisition by DMC of any of its shares of capital stock; (v) any Material Contract entered into by DMC or any of the DMC Subsidiaries, other than in the ordinary course of business and as provided to Measurex, or any material adverse amendment or termination of, or default under, any Material Contract to which DMC or any of the DMC Subsidiaries is a party or by which it is bound; (vi) any increase in the compensation payable or to become payable by DMC to any of its officers, directors, consultants or employees (except for salary or rate increases granted to such persons in the ordinary course of business and consistent with prior practice); (vii) any (A) grant of any severance or termination pay to any director, officer or employee of DMC or any of the DMC Subsidiaries, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of DMC or any DMC Subsidiary, (C) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) any increase in compensation, bonus or other benefits payable to directors, officers or employees of DMC or any DMC Subsidiary; or (viii) any negotiation or agreement by DMC or any of the DMC Subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Measurex and its representatives regarding the transactions contemplated by this Agreement).

          2.8 Absence of Undisclosed Liabilities. DMC has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in DMC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (the "DMC Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the DMC Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the DMC Balance Sheet Date and consistent with past practice; (iv) those incurred in connection with the execution of this Agreement and the transactions contemplated hereby; and (v) those that could not reasonably be expected to have a Material Adverse Effect.

          2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of DMC, threatened against DMC or any of the DMC Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on DMC. There is no judgment, decree or order against DMC or any of the DMC Subsidiaries, or, to the knowledge of DMC, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect.

          2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon DMC or any of the DMC Subsidiaries that could reasonably be expected to have a Material Adverse Effect by prohibiting or impairing any current or future business practice of DMC or any of the DMC Subsidiaries, any acquisition of property by DMC or any of the DMC Subsidiaries or the conduct of business by DMC or any of the DMC Subsidiaries as currently conducted or as proposed to be conducted by DMC or any of the DMC Subsidiaries.

          2.11 Governmental Authorization. DMC and each of the DMC Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which DMC or any of the DMC Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of DMC's or any of the DMC Subsidiaries' business or the holding of any such interest (herein collectively referred to as "DMC Authorizations"), and all of such DMC Authorizations are in full force and effect, except where the failure to obtain or have any of such DMC Authorizations could not reasonably be expected to have a Material Adverse Effect.

          2.12 Title to Property. DMC and the DMC Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the DMC Balance Sheet or acquired after the DMC Balance Sheet Date (except for intellectual property rights which are governed by Section 2.13 below and except for properties, interests in properties and assets sold or otherwise disposed of since the DMC Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable and (ii) liens securing debt which is reflected on the DMC Balance Sheet. The plants, property and equipment of DMC and the DMC Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted.
All properties used in the operations of DMC and the DMC Subsidiaries are reflected in the DMC Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. The DMC Disclosure Schedule identifies each parcel of real property owned or leased by DMC or any of the DMC Subsidiaries.

          2.13  Intellectual Property.

          (a) DMC and the DMC Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of DMC and the DMC Subsidiaries as currently conducted or as proposed to be conducted by DMC and the DMC Subsidiaries.

          (b) The DMC Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which DMC uses in its business or the business of any DMC Subsidiary and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which DMC is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which DMC is a party and pursuant to which DMC is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product produced by DMC or any DMC Subsidiary, the absence of which could reasonably be expected to have a Material Adverse Effect.

          (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of DMC or any of the DMC Subsidiaries, any trade secret, or any Intellectual Property right of any third party to the extent licensed by or through DMC or any of the DMC Subsidiaries, by any third party, including any employee or former employee of DMC or any of the DMC Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. Neither DMC nor any of the DMC Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) DMC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect.

          (e) All patents, registered trademarks, service marks and copyrights held by DMC and the DMC Subsidiaries are valid and subsisting. DMC (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement would have a Material Adverse Effect; and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) DMC has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that DMC does not already own by operation of law.

          (g) DMC has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All Confidential Information is presently and as of the Closing will be located at DMC's address as set forth in this Agreement. All use, disclosure or appropriation of Confidential Information owned by DMC by or to a third party has been pursuant to the terms of a written agreement between DMC and such third party. All use, disclosure or appropriation of Confidential Information not owned by DMC has been pursuant to the terms of a written agreement between DMC and the owner of such Confidential Information, or is otherwise lawful.

          2.14  Environmental Matters.

               (a) The following terms shall be defined as follows:

          (i) "Environmental and Safety Laws" shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

          (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

          (iii) "Property" shall mean all real property leased or owned by DMC or any DMC Subsidiary either currently or in the past.

          (iv) "Facilities" shall mean all buildings and improvements on the Property of DMC or any DMC Subsidiary.

          (b) Except for the purchase, storage, use or disposal of Hazardous Materials in the ordinary course of business, all of which has been in compliance with Environmental and Safety Laws, DMC represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all hazardous substances and wastes have been disposed of in accordance with all Environmental and Safety Laws;
(iii) DMC and the DMC Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) neither DMC nor any DMC Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or analogous state statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and DMC's and the DMC Subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) DMC and the DMC Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

          2.15  Radioactive Materials and X-Ray Sources.

          (a) DMC and the DMC Subsidiaries have obtained and maintained in accordance therewith all necessary permits and licenses from all governments and regulatory agencies required for the purchase, transport, storage, use and manufacture, distribution, sale or lease, licensing, maintenance and disposal of radioactive materials and x-ray sources.

          (b) DMC and the DMC Subsidiaries have not violated in any respect or received a notice or charge asserting any violation of any federal, provincial, state, local or foreign law respecting the use of radioactive materials or x-ray sources.

          (c) The DMC Disclosure Schedule lists the ANSI Classification and the ANSI Standard for each DMC radioisotope source holder containing an ionizing radiation source. Each such product has been designed and manufactured to the ANSI Classification and the ANSI Standard suitable according to industry accepted practice for the required customer, environment and/or application. Radioisotope source holder design drawings were prepared for each such product and have been maintained by DMC and by the DMC Subsidiaries.

          2.16 Taxes. DMC and each of the DMC Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which DMC or any of the DMC Subsidiaries is or has been a member have timely filed all material Tax Returns required to be filed by it, have paid all Taxes shown thereon to be due and, to its knowledge, has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax returns. Except as disclosed in the SEC Documents, (i) no material claim for Taxes has become a lien against the property of DMC or any of the DMC Subsidiaries or is being asserted against DMC or any of the DMC Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of DMC or any of the DMC Subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by DMC or any of the DMC Subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which DMC or any of the DMC Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. DMC has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.
Neither DMC nor any of the DMC Subsidiaries is a party to any tax sharing or tax allocation agreement nor does DMC or any of the DMC Subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. DMC and each of the DMC Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

          2.17  Employee Benefit Plans.

          (a) The DMC Disclosure Schedule lists, with respect to DMC, any DMC Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with DMC (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of DMC and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of DMC of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of DMC (together, the "DMC Employee Plans").

          (b) DMC has furnished to Measurex a copy of each of the DMC Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each DMC Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any DMC Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. DMC has also furnished Measurex with the most recent Internal Revenue Service determination letter issued with respect to each such DMC Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any DMC Employee Plan subject to Code Section 401(a).

          (c) (i) None of the DMC Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any DMC Employee Plan, which could reasonably be expected to have a Material Adverse Effect; (iii) each DMC Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have a Material Adverse Effect, and DMC and each DMC Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the DMC Employee Plans, except as could not reasonably be expected to have a Material Adverse Effect;
(iv) neither DMC nor any DMC Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the DMC Employee Plans; (v) all material contributions required to be made by DMC or any DMC Subsidiary or ERISA Affiliate to any DMC Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each DMC Employee Plan for the current plan years; (vi) with respect to each DMC Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no DMC Employee Plan is covered by, and neither DMC nor any DMC Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each DMC Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, DMC has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such DMC Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of DMC is threatened, against or with respect to any such DMC Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither DMC nor any DMC Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each DMC Employee Plan, DMC and each of its United States DMC Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of DMC, any DMC Subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of any payments or the vesting of any options or other benefits, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by DMC, any DMC Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any DMC Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in DMC's financial statements.

          2.18 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of DMC or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by DMC or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.19 Product Warranty. Except for the amount identified as warranty reserve on the DMC Balance Sheet, each product manufactured, sold, leased, or delivered by DMC or the DMC Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither DMC nor any of the DMC Subsidiaries have liabilities (and there is no basis for any present or future claim or demand against DMC or the DMC Subsidiaries giving rise to any liability) for replacement or repair thereof (including without limitations bringing the product into compliance with performance guarantees), or other damages (including without limitation any refund to customers and deduction of purchase price) and costs in connection therewith.

          2.20 Product Liability. DMC and the DMC Subsidiaries have no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by DMC or the DMC Subsidiaries, except for such liabilities that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of DMC, each of DMC's and the DMC Subsidiaries' products meets all applicable product safety requirements.

          2.21 Employee Matters. DMC and each of the DMC Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against DMC or any of the DMC Subsidiaries under any workers compensation plan or policy or for long term disability. Neither DMC nor any of the DMC Subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of DMC, threatened, between DMC or any of the DMC Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on DMC. Neither DMC nor any of the DMC Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does DMC nor any of the DMC Subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

          2.22 Interested Party Transactions. Except as disclosed in the DMC SEC Documents, neither DMC nor any of the DMC Subsidiaries is indebted to any director, officer, employee or agent of DMC or any of the DMC Subsidiaries (except for amounts due as normal salaries, bonuses or commissions and in reimbursement of ordinary expenses), and no such person is indebted to DMC or any of the DMC Subsidiaries (except for amounts due to normal advancements of expenses), and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since December 31, 1994.

          2.23 Insurance. DMC and each of the DMC Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of DMC and the DMC Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and DMC and the DMC Subsidiaries are otherwise in compliance with the terms of such policies and bonds. DMC has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.24 Compliance with Laws. Each of DMC and the DMC Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on DMC.

          2.25 Inventory. The inventories of DMC disclosed in the DMC Balance Sheet and in any subsequently filed DMC SEC Documents are stated consistently with the audited financial statements of DMC, such presentation is in accordance with GAAP, and due provision was made to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. Since June 30, 1995, due provision was made on the books of DMC in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

          2.26 Accounts Receivable. The accounts receivable disclosed in the DMC Balance Sheet and, with respect to accounts receivable created since the date of the DMC Balance Sheet, disclosed in any subsequently filed DMC SEC Documents, or as accrued on the books of DMC in the ordinary course of business consistent with past practices in accordance with generally accepted accounting principles since the last filed DMC SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discounts, and the amount carried for doubtful accounts and allowances disclosed in each of such DMC SEC Documents or accrued on such books is sufficient to provide for any losses which may be sustained on realization of the receivables.

          2.27 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of DMC's gross revenues during the 12-month period ending August 31, 1995, and no supplier of DMC material to its business, has cancelled or otherwise terminated, or made any written threat to DMC to cancel or otherwise terminate its relationship with DMC, or has at any time on or after June 30, 1995 decreased materially its services or supplies to DMC in the case of any such supplier, or its usage of the services or products of DMC in the case of such customer, and to DMC's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with DMC or to decrease materially its services or supplies to DMC or its usage of the services or products of DMC, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of DMC's gross revenues during the 12-month period ending August 31, 1995, has cancelled or otherwise terminated, or made any written threat to DMC to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with DMC, and to DMC's knowledge, no such customer intends to cancel or otherwise terminate its relationship with DMC or to decrease materially its usage of the services or products of DMC. DMC has not knowingly breached, so as to provide a benefit to DMC that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of DMC. No supplier of materials to DMC is the sole source of supply of any material or materials used in any DMC product.

          2.28 Material Contracts. The DMC Disclosure Schedule lists each contract or agreement to which DMC is a party (i) that is required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each of which has been so filed as an Exhibit to the DMC SEC Documents), (ii) that grants to a third party any commercial rights to exploit any of the Intellectual Property except for licenses contained in purchase orders arising in the ordinary course of business or (iii) the absence of which would have a Material Adverse Effect (each, a "Material Contract''). Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than DMC) in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether considered in a proceeding in equity or at law), and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by DMC or any third party under any Material Contract. DMC has duly complied in all respects with the provision of each Material Contract to which it is a party. Without limiting the foregoing, all technology and know-how that were required to be transferred under the agreements with Techmetal Promotion have been transferred to DMC.

          2.29 Minute Books. The minute books of DMC and the DMC Subsidiaries made available to Measurex contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of DMC and the respective DMC Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.30 Proxy Statement. The information supplied by DMC for inclusion in the Proxy Statement to be sent to the stockholders of DMC in connection with the meeting of DMC's stockholders to consider the Merger (the "DMC Stockholders Meeting") shall not, on the date the Proxy Statement is first mailed to DMC's stockholders, at the time of the DMC Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the DMC Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by DMC which should be set forth in a supplement to the Proxy Statement, DMC shall promptly inform Measurex and Merger Sub and prepare and disseminate such supplement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, DMC makes no representation, warranty or covenant with respect to any information supplied by Measurex or Merger Sub which is contained in any of the foregoing documents.

          2.31 Brokers' and Finders' Fees. DMC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.32 Opinion of Financial Advisor. DMC has been advised in writing by Ferris, Baker Watts, Incorporated that in such financial advisor's opinion, as of the date hereof, the consideration to be received by the stockholders of DMC in the Merger is fair, from a financial point of view, to the stockholders of DMC.

          2.33 Vote Required. The affirmative vote of the holders of a majority of the shares of DMC Common Stock outstanding on the record date set for the DMC Stockholders Meeting is the only vote of the holders of any of DMC's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.34  Board Approval.  The Board of Directors of DMC has unanimously
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of DMC and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of DMC approve this Agreement and the Merger.

          2.35 Section 203 Not Applicable. The Board of Directors of DMC has taken all actions (i) to ensure that the restrictions contained in Section 203 of DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Voting and Option Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement and (ii) to recommend the appointment of the directors of the Surviving Corporation as provided in this Agreement.

          2.36 No Government Contracts. None of DMC or the DMC Subsidiaries have entered into any contracts to supply products, either as a prime contractor or as a subcontractor, to the United States government or any agency or instrumentality thereof.

          2.37 Backlog. The value as determined by Measurex's Backlog Corporate Instruction No. 511 rev. 2 of orders for products and services received by DMC and the DMC Subsidiaries from customers but not shipped or performed as of August 31, 1995 ("the Backlog") is $18,691,672. From August 31, 1995 through the date of this Agreement, none of the orders in the Backlog have been cancelled.

          2.38 Right to Practice Under Instantaneous Profile Measurement Licenses. Excluding provisions restricting transfer and assignment, nothing in DMC's agreements with Techmetal Promotion or the patents referenced in such agreements shall prevent Surviving Corporation from designing, manufacturing or selling products similar to the products made under the licenses granted in such agreements which measure the transverse profile of a sheet by using x-rays and any detector other than a detector which utilizes a linear array of photodiodes which are sensitive to x-rays.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF MEASUREX AND MERGER SUB
           ---------------------------------------------------------

          Measurex and Merger Sub hereby represent and warrant to DMC that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by Measurex to DMC on the date hereof (the "Measurex Disclosure Schedule"). The Measurex Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

          3.1 Organization, Standing and Power. Each of Measurex and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          3.2 Authority. Each of Measurex and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Measurex and Merger Sub. This Agreement has been duly executed and delivered by Measurex and Merger Sub and constitutes the valid and binding obligation of each of Measurex and Merger Sub, enforceable against each of them in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Measurex or Merger Sub in connection with the execution and delivery of this Agreement by Measurex and Merger Sub or the consummation by Measurex and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(iii) such filings as may be required under HSR, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, alter or materially delay any of the transactions contemplated by this Agreement.

          3.3 Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under any provision of the Certificate of Incorporation or Bylaws or other similar organizational document of Measurex.

          3.4 Board Approval. The Boards of Directors of Measurex and Merger Sub have (i) determined that the Merger is in the best interests of their stockholders and is on terms that are fair to such stockholders, and (ii) approved this Agreement and the Merger.

          3.5 Financing. Measurex represents that at Closing it will have sources of financing adequate to pay the Merger Consideration and outstanding amounts owing to financial institutions by DMC.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          4.1 Conduct of Business. During the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, DMC agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Measurex), to carry on the businesses of DMC and the DMC Subsidiaries as in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause the DMC Subsidiaries to pay debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable commercial efforts consistent with past practice and policies to preserve intact its and the DMC Subsidiaries' present business organizations, keep available the services of its and the DMC Subsidiaries' present officers and key employees and preserve its and the DMC Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or the DMC Subsidiaries, to the end that its and the DMC Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. DMC agrees to promptly notify Measurex of any event or occurrence not in the ordinary course of its or the DMC Subsidiaries' business, and of any event which could have a Material Adverse Effect on it. Without limiting the foregoing, except as expressly contemplated by this Agreement, DMC shall not do, cause or permit any of the following, or allow, cause or permit any of the DMC Subsidiaries to do, cause or permit any of the following, without the prior written consent of Measurex.

          (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws or other similar organizational document;

          (b) Issuance of Securities. Issue, deliver, grant or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of stock options, warrants, purchase rights, conversion rights or other rights therefor outstanding as of the date of this Agreement;

          (c) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or the DMC Subsidiaries;

          (d) Stock Option Plans, Etc. Except as provided in Section 5.10, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (e) Material Contracts. Enter into any Material Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

          (f) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or Intellectual Property;

          (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than draws on existing lines of credit as necessary for its operations in the ordinary course of business;

          (j) Leases.  Enter into any operating lease in excess of $10,000;

          (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the DMC Financial Statements;

          (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (m) Insurance. Reduce the amount of any insurance coverage provided by existing insurance policies;

          (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

          (p) Severance Arrangements.  Grant any severance or termination pay
(i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements in effect on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

          (q) Lawsuits. Commence a lawsuit other than for the routine collection of bills, in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Measurex prior to the filing of such a suit;

          (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

          (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t) Notices. DMC shall give all notices and other required to be given to the employees of DMC, any collective bargaining unit representing any group of employees of DMC, and any applicable government authority under the

WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

          (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (v) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.2  No Solicitation.  Subject to the provision contained in this
Section 4.2 permitting DMC to consider and negotiate unsolicited written proposals as hereafter specifically provided, DMC shall not, directly or indirectly, through any officer, director, employee, representative or agent of DMC or any of the DMC Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving DMC or any of the DMC Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), provided that DMC may send a copy of the Press Release announcing this Agreement to anyone, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent DMC or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal, to DMC or the stockholders of DMC, if and only to the extent that (1) the Board of Directors of DMC believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to DMC's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of DMC determines in good faith after consultation with outside legal counsel that such action is necessary for DMC to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of DMC receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreement (as defined in Section 5.4); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. DMC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. DMC shall (i) promptly notify Measurex after receipt by it (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, (ii) promptly notify Measurex after receipt of any request for nonpublic information relating to it or any of the DMC Subsidiaries or for access to its or any of the DMC Subsidiaries' properties, books or records by any person that may be considering making, or has made, an Acquisition Proposal and (iii) subject to the fiduciary duties of its Board of Directors under applicable law as advised by its outside counsel, keep Measurex advised of the status and principal financial terms of any such Acquisition Proposal, indication or request.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1 Proxy Statement. If required by applicable law, as promptly as practicable after the execution of this Agreement, DMC and Measurex shall prepare and DMC shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby, and shall use its best efforts to have the Proxy Statement cleared as promptly as practicable by the SEC. Subject to the provisions of Section 4.2, the Proxy Statement shall include the recommendation of the Board of Directors of DMC for its stockholders to vote in favor of the Merger. Measurex and DMC shall cooperate with each other in the preparation of the Proxy Statement, and DMC shall notify Measurex of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Measurex promptly copies of all correspondence between DMC or any representative of DMC and the SEC. Measurex and DMC agree to use their best efforts, after consultation with each other, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of DMC Common Stock entitled to vote at the Stockholders Meeting at the earliest practicable time.

          5.2 Meeting of Stockholders. DMC shall take all action necessary in accordance with DGCL and its Certificate of Incorporation and Bylaws to convene the DMC Stockholders Meeting as promptly as practicable, but in any event on or prior to December 1, 1995. DMC shall consult with Measurex regarding the date of the DMC Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the DMC Stockholders Meeting without the consent of Measurex. Subject to the provisions of Section 4.2, DMC shall use its best efforts to solicit from stockholders of DMC proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

          5.3  Access to Information.

          (a) DMC shall afford Measurex and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of DMC's and the DMC Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of DMC and the DMC Subsidiaries as Measurex may reasonably request. DMC agrees to provide to Measurex and its accountants, counsel and other representatives copies of internal financial statements promptly upon request and access to the workpapers of the independent public accountants of DMC prepared in connection therewith.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, Measurex and DMC shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4 Confidentiality. The parties acknowledge that Measurex and DMC have previously executed a confidentiality agreement dated May 15, 1995 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. In addition, Measurex and DMC each agree that it shall keep, and shall use its reasonable efforts to cause its directors, officers, employees, consultants, representatives and advisors ("Representatives") to agree to keep, all confidential or proprietary information of Measurex or DMC confidential and shall not, except as otherwise permitted hereby including as permitted by Section 4.2, disclose any such information to any person other than its Representatives. For purposes of this
Section 5.4, the term "confidential or proprietary information" shall mean all information which is disclosed to either DMC or Measurex, or their respective Representatives, by the other, and which relates to matters such as trade secrets, research and development activities, books and records, catalogues, sample books, customer lists, suppliers, distribution channels, cost or price information, private processes, formulae, functional specifications, blueprints, know-how, data, improvements, discoveries, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, financial statements, identification of key employees and manufacturing plans and operations; provided, however, that such definition shall not include (i) information which is or becomes generally available to the public, (ii) information which, in the opinion of counsel to DMC or Measurex, it is required by law, court order, governmental order or decree to disclose, (iii) information which was developed by or on behalf of DMC or Measurex, independent from the information disclosed hereunder, (iv) information which was subsequently made available to Measurex by a third party, or (v) information already known by DMC or Measurex, as the case may be.

          5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Measurex and DMC shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or any listing agreement with any national securities exchange or the NASD.

          5.6 Consents; Cooperation. Each of Measurex, Merger Sub and DMC will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated hereby and shall promptly apply for or otherwise seek, and take all reasonable actions to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall take all reasonable actions to obtain all necessary consents, waivers and approvals under any of its Material Contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law. Notwithstanding any provision to the contrary contained herein, no party shall be required to litigate any issue in order to comply with this Section 5.6.

          5.7 FIRPTA. DMC shall, prior to the Closing Date, provide Measurex with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form reasonably satisfactory to Measurex and DMC, which states that shares of capital stock of DMC do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Measurex's obligations under Treasury Regulation Section

1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, DMC shall have provided to Measurex, as agent for DMC, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in form reasonably satisfactory to Measurex and DMC, along with written authorization for Measurex to deliver such notice form to the Internal Revenue Service on behalf of DMC upon the Closing of the Merger.

          5.8 FDA Filings. Promptly DMC shall make all necessary filings with the Food and Drug Administration concerning its x-ray products.

          5.9 Reasonable Efforts and Further Assurances. Each of the parties to this Agreement shall use all reasonable efforts and take all reasonable actions to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          5.10 Amendment of Certain Agreements. Promptly DMC shall cause the DMC Stock Option Plans and the 1997 Debenture agreements to be amended so as to enable the payment of cash consideration pursuant to Section 1.10.

          5.11 Indemnification. For a period of three years after the Effective Time, Measurex will cause the Surviving Corporation to have a provision in its Certificate of Incorporation the same as Article 9 of the Certificate of Incorporation of DMC as of the date of this Agreement.

          5.12 Payment of Bank Loans. Promptly following the Effective Time, Measurex shall pay the outstanding amounts owing to financial institutions by DMC.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER
                           ------------------------

          6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the shares of DMC Common Stock outstanding as of the record date set for the DMC Stockholders Meeting.

          (b) No Injunctions or Restraints; Illegality. There shall be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor shall there be any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c) Governmental Approval. Measurex, DMC and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Exchange Act and under HSR.

          6.2 Additional Conditions to Obligations of DMC. The obligations of DMC to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
DMC:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Measurex and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Measurex and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time. DMC shall have been provided with a certificate executed on behalf of Measurex by its Chief

Executive Officer and its Chief Financial Officer confirming that this condition has been satisfied.

          (b) Prior to the DMC Stockholders Meeting referred to in Section 6.1(a), Measurex shall have provided to DMC evidence reasonably satisfactory to DMC that Measurex shall be able to fulfill the representation set forth in
Section 3.5.

          6.3 Additional Conditions to the Obligations of Measurex and Merger Sub. The obligations of Measurex and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Measurex:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of DMC in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) DMC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Measurex shall have been provided with a certificate executed on behalf of DMC by its Chief Executive Officer and Chief Financial Officer confirming that this condition has been satisfied.

          (b) Third Party Consents. Measurex shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of DMC or any of the DMC Subsidiaries.

          (c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Measurex's conduct or operation of the business of DMC and the DMC Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d) Legal Opinion. Measurex shall have received a legal opinion from Klaine, Wiley, Hoffmann & Meurer, legal counsel to DMC, in form and substance reasonably satisfactory to Measurex.

          (e) No Material Adverse Changes. There shall not have occurred any material adverse change which constitutes a Material Adverse Effect.

          (f) Voting and Option Agreement. Voting and Option Agreements shall have been executed by a majority of the directors of DMC and shall remain in full force and effect.

          (g) FIRPTA Certificate. DMC shall have provided to Measurex the documentation referred to in Section 5.7.

          (h) Noncompetition Agreement. Noncompetition Agreements in a form reasonably satisfactory to Measurex shall have been entered into between DMC, Dominque Gignoux, Tom Armfield and Steve Outhwaite.

          (i) Physical Inventory. DMC shall conduct a physical inventory count (and Measurex shall be allowed to participate in this activity) and the Additional Inventory Reserve, as defined in Exhibit B, Physical Inventory, shall not exceed $1,500,000.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of DMC or Measurex:

          (a) by mutual consent of the Boards of Directors of Measurex, Merger Sub and DMC;

          (b) by Measurex or DMC, if (i) the Effective Date shall not have occurred on or before January 31, 1996; (ii) any Governmental Entity, the consent of which is a condition to the obligations of Measurex and DMC to consummate the transactions contemplated hereby, shall have determined not to grant its consent; or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

          (c) by Measurex or DMC, if, at the meeting of DMC stockholders (including any adjournment or postponement thereof) called pursuant to Section
5.2 hereof, the requisite vote of the stockholders of DMC shall not have been obtained.

          (d) by Measurex, if (i) there has been a material breach by DMC of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendation of the transactions contemplated by this Agreement in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Measurex if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

          (e) by DMC, if (i) there has been a material breach by Measurex of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) subject to Section 7.2 hereof, the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendation of the transactions contemplated by this Agreement in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to DMC if DMC, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

          7.2 Certain Actions Prior to Termination. DMC shall provide to Measurex the notice required by Section 4.2 prior to any termination of this Agreement pursuant to Section 7.1(e)(ii) advising Measurex that the Board of Directors of DMC has received a Superior Proposal. At any time after the fourth business day following such notice, DMC may terminate this Agreement as provided in Section 7.1(e)(ii) only if the Board of Directors of DMC determines that such Superior Proposal remains more favorable to its stockholders than the transactions contemplated by this Agreement (which determination shall be made in light of any revised proposal made by Measurex prior to the expiration of such four-business day period).

          7.3 Effect of Termination. In the event of termination of this Agreement by Merger Sub, Measurex or DMC as provided in Section 7.1 hereof, and except as set forth in Sections 5.4, 7.4 and this Section 7.3, this Agreement shall forthwith become void and there shall be no liability on the part of Merger Sub, Measurex or DMC or their respective officers or directors under this Agreement, except to the extent that such termination results from the breach by a party hereto of any of its representatives, warranties or covenants set forth in this Agreement.

          7.4  Expenses and Termination Fee.

          (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense except as set forth in Section 7.4(b).

          (b) If this Agreement is terminated pursuant to Sections 7.1(d) or 7.1(e)(ii), and if DMC is not entitled to terminate this Agreement by reason of Sections 7.1(b) or 7.1(e)(i), then, in addition to any other rights or remedies that may be available, DMC shall promptly (and in any event within two days of receipt by DMC of written notice from Measurex) pay Measurex (by wire transfer of immediately available funds to an account designated by Measurex) the sum of six hundred thousand dollars ($600,000). The termination of this Agreement shall not be effective until receipt by Measurex of said amount.

          (c) If this Agreement is terminated by DMC pursuant to Section 7.1(e)(i) and if Measurex is not entitled to terminate this Agreement pursuant to Section 7.1(b) or 7.1(d)(i), then Measurex shall promptly reimburse DMC for its out of pocket costs incurred by DMC in connection with this Agreement for its financial advisors, legal counsel, accountants, printing costs and filing fees.

          7.5 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of DMC shall not (i) alter or change the amount or kind of consideration to be received on conversion of the DMC Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of DMC Common Stock.

          7.6 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS
                               ------------------

          8.1 Survival. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (FIRPTA),
5.9 (Reasonable Efforts and Further Assurances), 5.12 (Payment of Bank Loans),
7.4 (Expenses and Termination Fee), 7.5 (Amendment), and this Article VIII shall survive the Effective Time.

          8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               1.   if to Measurex or Merger Sub, to:

                    One Results Way
                    Cupertino, CA  95014
                    Attention:  Executive Vice President
                                and President Industrial
                                Systems Division
                    Facsimile No.: (408) 864-7506
                    Telephone No.: (408) 255-1500

                    with a copy to:

                    Vice President and General Counsel
                    Facsimile No.: (408) 864-7580
                    Telephone No.: (408) 255-1500

               2.   if to DMC, to:

                    P.O. Box 490
                    Gaithersburg, MD  20884
                    Attention:  President and Chief
                                Executive Officer
                    Facsimile No.: (301) 670-0506
                    Telephone No.: (301) 948-2450
                    with a copy to:

                    Gregory J. Meurer
                    Klaine, Wiley, Hoffmann & Meurer
                    Suite 1850
                    105 East Fourth Street
                    Cincinnati, OH  45202
                    Facsimile No.: (513) 241-6754
                    Telephone No.: (513) 241-0202

          8.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, and the DMC Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, with regard to its principles of conflicts of laws.

          8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          IN WITNESS WHEREOF, Measurex, Merger Sub and DMC have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                         MEASUREX CORPORATION


                                    /s/ Glenn R. Wiencoop
                         By: _______________________________________
                                       Glenn R. Wiencoop
                              Name: ________________________________
                                        Executive Vice President
                              Title: _______________________________


                         MX ACQUISITION COMPANY


                                     /s/ Lance M. Lissner
                         By: _______________________________________
                                         Lance M. Lissner
                              Name: ________________________________
                                            Vice President
                              Title: _______________________________

                         DATA MEASUREMENT CORPORATION


                                    /s/ Dominique Gignoux
                         By: ____________________________________
                                        Dominique Gignoux
                              Name: _____________________________
                                             President
                              Title: ____________________________

                                   EXHIBIT A
                                   ---------


                       VOTING AND STOCK OPTION AGREEMENT


          THIS VOTING AND STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of September 16, 1995, by and between __________________ ("Grantor"), and MEASUREX CORPORATION, a Delaware corporation ("Measurex").

          WHEREAS, Grantor is an officer, director or principal stockholder of Data Measurement Corporation, a Delaware corporation ("DMC"); and

          WHEREAS, Measurex and DMC propose to enter into an Agreement and Plan of Reorganization and related agreements dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of a wholly owned subsidiary of Measurex with and into DMC (the "Merger") upon the terms described therein; and

          WHEREAS, as an inducement to Measurex's willingness to enter into the Merger Agreement and as a condition to Measurex's obligation to effect the Merger, Grantor has agreed to grant Measurex the Option described in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and in the Merger Agreement, Grantor and Measurex agree as follows:

          1.  Agreement to Retain Stock.

          (a) Transfer and Encumbrance. Grantor agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any shares of DMC Common Stock owned by Grantor (the "Stock") or any New Stock (as defined in Section 1(b) below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date (as defined in Section 1(c) below) except upon the exercise of the Option (as defined below) by Measurex; provided, however, that any pledge on or other encumbrance in respect of any of the Stock existing as of the date hereof shall be permitted to remain in existence and shall not be deemed a breach of this Section 1(a).

          (b) New Stock. Grantor agrees that any shares of DMC Common Stock that Grantor purchases or with respect to which Grantor otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the

Expiration Date ("New Stock") shall be subject to the terms and conditions of this Agreement to the same extent as if they had originally constituted Stock. Grantor is the holder of DMC stock options and/or convertible debentures, all of which are fully exercisable or convertible into DMC Common Stock. In the event Measurex gives Grantor notice of the exercise of its option under this Agreement and requests Grantor to do so, Grantor will exercise his DMC stock options and/or convert his convertible debentures and the stock he acquires will be included in New Stock.

          (c) Expiration Date. For purposes of this Agreement, "Expiration Date" shall mean the earliest of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the date on which the Merger Agreement is terminated pursuant to Sections 7.1(a), (b) or (c) of the Merger Agreement or Measurex's failure to transmit to the Exchange Agent the Merger Consideration in accordance with the terms of the Merger Agreement or the failure of the Merger to be consummated for reasons other than DMC's breach or default under the Merger Agreement on or before January 31, 1996, (iii) sixty (60) days after termination of the Merger Agreement for any other reason except for a termination following DMC's breach or default under the Merger Agreement or (iv) six months after the date of this Agreement.

          2. Agreement to Vote Stock. At every meeting of the stockholders of DMC called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of DMC with respect to any of the following, Grantor shall vote the Stock and any New Stock: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and
(ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of substantial assets, sale of shares of capital stock, reorganization, recapitalization or similar transactions involving DMC or its subsidiaries, with any party other than Measurex or one of its affiliates and against any liquidation or winding up of DMC (each of the foregoing is referred to as an "Opposing Proposal").

          3. Irrevocable Proxy. In order to effect the intent of paragraph 2, concurrently with the execution of this Agreement Grantor shall deliver to the members of the Board of Directors of Measurex a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided by the General Corporation Law of the State of Delaware, covering the Stock and New Stock.

          4. No Proxy Solicitations. Except for actions taken by Grantor solely in Grantor's capacity as a member of the Board of Directors of DMC, if applicable, in order to comply with applicable law as advised in writing by independent legal counsel, Grantor will not, and will not permit any entity under Grantor's control, to:

(i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by written consent of DMC stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of DMC with respect to an Opposing Proposal.

          5. Grant of Option. Subject to the terms and conditions set forth herein, Grantor hereby grants to Measurex an irrevocable option (the "Option") to purchase all of the Stock, constituting ______________ shares, owned by Grantor as of the date hereof and any New Stock hereafter acquired by Grantor (collectively, the "Option Stock"), at a purchase price of $18.625 per share of Option Stock (the "Purchase Price").

          6.  Exercise of Option.

          (a) Measurex may exercise the Option for all Option Stock at any time prior to the Expiration Date.

          (b) In the event Measurex wishes to exercise the Option, it shall send to Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying a place and date not earlier than three business days nor later than 15 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Measurex and, if applicable, Grantor shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantor shall cooperate with Measurex in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (c) Notwithstanding Section 7(b), in no event shall the Closing Date be more than 12 months after the related Notice Date, and if the Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any required approval, the Option and the exercise thereof effected on the Notice Date shall be deemed to have expired.

          7.  Payment for and Delivery of Certificates.

          (a) On the Closing Date, Measurex shall pay to Grantor by wire transfer to a bank account designated by Grantor an amount equal to the Purchase Price multiplied by the number of shares of Option Stock to be purchased on such Closing Date.

          (b) At the Closing, simultaneously with the delivery of funds as provided in Section 7(a), Grantor shall deliver to Measurex a certificate or certificates representing the Option Stock to be purchased at such Closing, which Option Stock shall be fully paid and non-assessable and free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever, and Measurex shall deliver to Grantor a certificate agreeing that Measurex shall not offer to sell or otherwise dispose of such Option Stock in violation of applicable law or this Agreement.

          8. Adjustment upon Changes in Capitalization, Etc. In the event of any change in DMC Common Stock by reason of a stock dividend, stock split, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Measurex shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Measurex would have received in respect of DMC Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

          9. Representations of Grantor. Grantor represents and warrants to Measurex that:

          (a) Grantor has full legal capacity to execute this Agreement, and this Agreement will be binding upon the heirs, personal representatives, successors and assigns of Grantor.

          (b) Grantor is the lawful owner of the Option Stock, of record and beneficially, free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances, and has full right, power and authority to sell, assign, transfer and deliver the Option Stock to be sold by Grantor to Measurex upon exercise of the Option; and upon the delivery of such Option Stock to Measurex hereunder, Measurex shall obtain good and valid title thereto free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances.

          (c) The execution, delivery and performance by Grantor of this Agreement, and compliance by Grantor with the provisions hereof will not (i) violate any provision of any current law, statute, rule or regulation applicable to Grantor, or any ruling, writ, injunction, order or decree of any court, administrative agency or other governmental body applicable to Grantor or (ii) conflict with or result in a breach of any provisions or constitute (with due notice or lapse of time or both) a default under any agreement, contract or instrument to which Grantor is a party or by which Grantor or any of the Option Stock is bound.

          10.  Miscellaneous.

          (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement: No Third-Party Beneficiary: Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and deemed given if delivered personally or by commercial delivery service, sent by overnight courier, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Grantor to:
          ______________________
          ______________________
          ______________________



With a copy to:
          ______________________
          ______________________
          ______________________



If to Measurex to:
          One Results Way
          Cupertino, CA  95014
          Attention:  Executive Vice President and
          President, Industrial Systems Division
          Facsimile No.: (408) 864-7506
          Telephone No.: (408) 255-1500

With a copy to:
          Vice President and General Counsel
          Facsimile No.: (408) 864-7580
          Telephone No.: (408) 255-1500

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Measurex may assign this

Agreement to a wholly owned subsidiary of Measurex. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by Measurex, Grantor and Measurex shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have' for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Grantor and Measurex have caused this Agreement to be signed as of the day and year first written above.


                                    GRANTOR


                                    -------------------------------



                                    MEASUREX CORPORATION

                                    By:____________________________

                                    Name:__________________________

                                    Title:_________________________

                                    Annex A
                                    -------


                               IRREVOCABLE PROXY

                                    to Vote

                   DATA MEASUREMENT CORPORATION COMMON STOCK


     The undersigned stockholder of Data Measurement Corporation, a Delaware corporation ("DMC"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware (the "Law")), appoints the members of the Board of Directors of Measurex Corporation, a Delaware corporation ("Measurex"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of DMC that now are or hereafter may be beneficially owned or owned of record by the undersigned, and any and all other shares or securities of DMC issued or issuable in respect thereof on or after the date hereof (collectively, the "Stock") in accordance with the terms of this Proxy. The Stock beneficially owned or owned of record by the undersigned stockholder of DMC as of the date of this Proxy is listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to such Stock are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Stock until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent permitted by the Law), is granted pursuant to that certain Voting and Stock Option Agreement dated as of September 16, 1995, between Measurex and the undersigned stockholder of DMC (the "Voting and Option Agreement"), and is granted in consideration of Measurex entering into that certain Agreement and Plan of Reorganization dated as of September 16, 1995 (the "Merger Agreement"), among Measurex, Mx Acquisition Company and DMC. The Merger Agreement provides for the merger (the Merger") of Merger Sub into DMC, in accordance with the terms of the Merger Agreement. As used herein, the term "Expiration Date" shall have the meaning set forth in Section 1(c) of the Voting and Option Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Stock, and to exercise all voting and other rights of the undersigned with respect to the Stock (including, without limitation, the power to execute and deliver written consents pursuant to the Law) at every annual, special or adjourned meeting of the stockholders of DMC and in every written consent in lieu of such meeting: (a) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (b) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of substantial assets, sale of shares of capital stock, reorganization, recapitalization or similar transactions involving DMC or its subsidiaries, with any party other than Measurex or one of its affiliates and against any liquidation or winding up of DMC. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a) and
(b) above. The undersigned stockholder may vote the Stock on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


Dated: September 16, 1995        Signature of Grantor:_________________________

                                 Name of Grantor:______________________________

                                 Stock beneficially owned:

                                 _________ shares of DMC Common Stock

                                   EXHIBIT B
                                   ---------

                               PHYSICAL INVENTORY


     A physical count of DMC's and the DMC Subsidiaries' inventory, (the "DMC Inventory") will be taken prior to the Closing Date in order to determine the Additional Inventory Reserve as defined in this Exhibit. At the time of such count inventory reserves will be established in the following manner. A reserve will be established equal to the value of all items in the DMC Inventory (prior to any reserves which may be reflected on the DMC Balance Sheet) which are damaged to the point that they are not economically repairable or which are obsolete (obsolete as it applies to an item in the DMC Inventory shall mean that it could not reasonably be expected that such items could be used in a newly manufactured product or as a part for service), (such items the "Damaged and Obsolete Inventory," and the value of such reserve, the "Damaged and Obsolete Inventory Reserve"). After the Damaged and Obsolete Inventory has been removed from the DMC Inventory a reserve will be established equal to 50% of the value of all items in remaining DMC Inventory (prior to any reserves which may be reflected on the DMC Balance Sheet) which have had no use for the last twelve months prior to the date of this Agreement, (such items the "Inactive Inventory," and the value of such reserve the "Inactive Inventory Reserve"). After removing the Damaged and Obsolete Inventory and the Inactive Inventory from the DMC Inventory a reserve will be established on the remaining DMC Inventory items (such items the "Current Inventory" and the value of such reserve the "Current Inventory Reserve") based upon the last twelve month's usage of each item prior to the date of this Agreement or, for items introduced into inventory for the first time within the last twelve months, the twelve month forecasted usage for such recently introduced items, (the "Annual Usage"). For all items in the Current Inventory with quantities in excess of the Annual Usage a reserve will be established equal to the sum of: 1) 25% of value of such items in excess of the Annual Usage but less than twice the Annual Usage;
2) 50% of the value of such items in excess of two times the Annual Usage but less than three times the Annual Usage; 3) 100% of the value of such items in excess of three times the Annual Usage (all the above values prior to any reserves which may be reflected on the DMC Balance Sheet). The sum of the Damaged and Obsolete Inventory Reserve, the Inactive Inventory Reserve and the Current Inventory Reserve less the inventory reserve as reported on the DMC Balance Sheet shall equal to the Additional Inventory Reserve.

                                   Schedules

2.2         List of Subsidiaries

2.3(b) List of holders of unexercised options, exercise price and number of shares

2.5(ii) Consents required under corporate instruments, material contracts or laws

2.7(vii) List of all employees holding written Employment Agreements with the Corporation

2.8         List and description of undisclosed liabilities

2.12        List of owned and leased real estate

2.13(b)     List of intellectual property rights owned by the Corporation

2.13(e)(i)  List of lawsuits involving claims of infringement of any intellectual property rights by the Corporation

2.13(f)     Description of procedures employed by the Corporation to safeguard
2.13(g)     its intellectual property rights

2.15(a) Listing of variances from licensing requirements for radioactive materials and x-ray sources

2.15(b) Investigations concerning possible violations respecting the use of radioactive materials or X-ray sources

2.15(c)     Disclosure re: ANSI standards respecting radioisotope source holders

2.16(ii)    Disclosure of pending tax audits

2.31 Listing of advisory fees or charges incurred by Corporation with respect to the Merger Agreement


The schedules described above have been omitted from this filing, but will be provided to the Commission upon request.

                                                                  Appendix B

        [LETTERHEAD OF FERRIS, BAKER WATTS, INCORPORATED APPEARS HERE]

                                                  November 15, 1995

The Board of Directors
Data Measurement Corporation
15884 Gaither Drive
Gaithersburg, MD 20847

Ladies and Gentlemen:

     You have requested an opinion as to the fairness, from a financial point of view, to the holders of the outstanding Common Stock of Data Measurement Corporation (the "Company") of the proposed consideration offered by Measurex Corporation ("Measurex") described in the Amended and Restated Agreement and Plan of Reorganization dated as of September 16, 1995 between Measurex, MX Acquisition Company and the Company (the "Agreement"). We were retained by the Board of Directors of the Company to render an opinion and commenced out investigation of the Company of September 8, 1995.

     Pursuant to the Agreement, each shareholder of the Company will receive $18.625 in cash for each share. The holders of the Company's options and warrants will receive the difference between $18.625 and their per share exercise price.

     In connection with this opinion, we have reviewed, among other things, (i) the Agreement, (ii) annual reports to shareholders and annual reports on Form 10-K of the Company for each of the five fiscal years ended December 31, 1994,
(iii) quarterly reports on Form 10-Q of the Company for the past five years, and
(iv) projected financial results for the years 1995 through 1999 which were provided to us by management of the Company. We held discussions with the members of the management of the Company regarding its past and current business operations, financial condition and future prospects. We have reviewed the reported price and trading activity for the shares of the Company; compared certain financial and stock market information concerning the Company with similar information for certain other measurement instrument companies, the securities of which are publicly traded; reviewed and compared terms of this transaction to the terms of recent industry combinations; and have performed other such studies and analysis as we considered appropriate.

     Currently, we make a market in the Company's common stock and we periodically prepare research report on the Company. Ferris, Baker Watts, Incorporated, its clients, its officers or its employees, in the normal course of business, may have a position in the common stock of the Company.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the consideration to be received by holders of shares who may perfect dissenters' statutory fair appraisal remedies. Based upon the foregoing and based upon other such matters that we consider relevant, it is our opinion that as of the date of this letter, the consideration to be received by the stockholders of the Company pursuant to the Agreement is fair from a financial point of view. Our opinion is based upon economic, market and other conditions as in effect on, and the information made available to us as of the date of this letter. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the Agreement.

                                                     Very truly yours,

                                                 /s/ Ferris, Baker Watts
                                                     FERRIS, BAKER WATTS, INC.

                                  APPENDIX C

                            DELAWARE CODE ANNOTATED
                             TITLE 8. CORPORATIONS
                      CHAPTER I. GENERAL CORPORATION LAW
                    SUBCHAPTER IX. MERGER OR CONSOLIDATION


                       Section 262 -- Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251, (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title:

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph: or

                    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

          (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to
(S) 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

          (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

               (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

               (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

               (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that his is not entitled to appraisal rights under this section.

          (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         DATA MEASUREMENT CORPORATION

                                     PROXY

         Proxy for Special Meeting of Stockholders, December 15, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders of Data Measurement Corporation ("Company") and the accompanying Proxy Statement dated _____________, 1995 and, revoking any proxy heretofore given, hereby constitutes and appoints Dominique Gignoux and Sam Clatworthy and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of Common Stock of the Company standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Stockholders of the Company on December 15, 1995 at 10:00 a.m. EST, at the Company's Headquarters in Gaithersburg, Maryland, and at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Special Meeting and any adjournments or postponements thereof. All properly executed proxies will be voted as indicated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF REORGANIZATION AND THE MERGER. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL OF THE PLAN OF REORGANIZATION AND THE MERGER.

     Whether or not you plan to attend this meeting, please sign and return this proxy as promptly as possible in the enclosed post-paid envelope to American Stock Transfer & Trust Company, 40 Wall Street--46th Floor, New York, New York 10005.

                        (To be Signed on Reverse Side)


==================================================   Please mark your
                                                     votes as in this
  X                                                  example.

==================================================
                                                     UNLESS OTHERWISE SPECIFIED,
                                                     THIS PROXY WILL BE VOTED
                                                     FOR THE FOLLOWING ITEMS:

                         FOR    AGAINST    ABSTAIN
1. Approval of the Plan  =====  =========  =========
of Reorganization and
Merger.                  =====  =========  =========

                          FOR    AGAINST    ABSTAIN
2. In their discretion,  =====  =========  =========
the Proxies are
authorized to vote upon  =====  =========  =========
such other business as
may properly come
before the Special
Meeting, and any
adjournments or
postponements thereof.

We do __________ or do not _____________ expect to attend this Meeting.


                        NOTE: Please date and sign exactly as your name(s) appear(s). When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. Only authorized officers